Term Loan Agreement
Dated as of November 22, 2022
among
Centerspace, LP,
as Borrower
the Guarantors from time to time party hereto,
the Lenders from time to time party hereto,
and
PNC Bank, National Association,
as Administrative Agent

PNC Capital Markets LLC,
as Sole Lead Arranger and Sole Book Runner

Table of Contents
Section    Heading    Page

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-iv-

Section 13.11. Keepwell	115
Signature Page	116
Exhibit A-1    —    Loan Disbursement Authorization
Exhibit A-2    —    Transaction Administration Letter
Exhibit B    —    Notice of Borrowing
Exhibit C    —    Notice of Continuation/Conversion
Exhibit D    —    Note
Exhibit E    —    Compliance Certificate
Exhibit F    —    Assignment and Acceptance
Exhibit G    —    Additional Guarantor Supplement
Exhibit H    —    [Reserved]
Exhibit I-1    —    Form of U.S. Tax Compliance Certificate
Exhibit I-2    —    Form of U.S. Tax Compliance Certificate
Exhibit I-3    —    Form of U.S. Tax Compliance Certificate
Exhibit I-4    —    Form of U.S. Tax Compliance Certificate

Schedule 1    —    Loans
Schedule 1.1    —    Initial Unencumbered Asset Pool Properties
Schedule 1.2    —    Existing Liens
Schedule 6.2    —    Subsidiaries
Schedule 8.8    —    Investments

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Term Loan Agreement
This Term Loan Agreement (this “Agreement”) is entered into as of November 22, 2022, by and among Centerspace, LP, a North Dakota limited partnership (the “Borrower”), the Guarantors from time to time party to this Agreement, the several financial institutions from time to time party to this Agreement, as Lenders, and PNC Bank, National Association, as Administrative Agent as provided herein. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in Section 5.1 hereof.
Preliminary Statement
Whereas, the Borrower has requested, and the Lenders have agreed to extend, a term loan facility in the aggregate amount of $100,000,000 on the terms and subject to the conditions set forth in this Agreement.
Now, Therefore, in consideration of their mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.    The Credit Facility.
Section 1.1.    Loans. Subject to the terms and conditions hereof, during the Availability Period, each Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a “Loan” and collectively for all the Lenders the “Loans”) in U.S. Dollars to the Borrower in the principal amount of up to, but not exceeding, such Lender’s Commitment, subject to any reductions thereof, pursuant to the terms hereof. There shall be no more than two (2) separate borrowings of Loans and each borrowing of Loans shall be in an aggregate minimum amount of $25,000,000 and integral multiples of $10,000,000 in excess thereof; provided, that a borrowing of Loans may be in the aggregate amount of the remaining Commitments. Each Borrowing of Loans shall be made ratably by the Lenders in proportion to their respective Percentages. As provided in Section 1.6(a) hereof, the Borrower may elect that the Loans be Base Rate Loans, Daily Simple SOFR Loans or Term SOFR Loans. Upon a Lender’s the funding of its Loan, the Commitment of such Lender shall be permanently reduced by the principal amount of such Loan. All undrawn Commitments shall terminate at 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Availability Termination Date if not previously terminated pursuant to the terms hereof.
    Section 1.2.    Reserved.
    Section 1.3.    Reserved.
    Section 1.4.    Applicable Interest Rates; Investment Grade Credit Rating Interest Rate Election . (a) Base Rate Loans. Each Base Rate Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, or created by conversion from a SOFR Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).
    (b)    Daily Simple SOFR Loans. Each Daily Simple SOFR Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, or created by conversion from a Base Rate Loan or a Term SOFR Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted Daily Simple SOFR Rate from time to time in effect, payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).
(c)    Term SOFR Loans. Each Term SOFR Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or continued, or created by conversion from a Base Rate Loan or a Daily Simple SOFR Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted Term SOFR Rate applicable for such Interest Period, payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).
    (d)    Investment Grade Credit Rating Interest Rate Election. If the Borrower desires to exercise its option to change the determination of the Applicable Margin to the Ratings-Based Applicable Margin, then the Borrower shall give the Administrative Agent a certificate signed by an Authorized Representative of the Borrower (the “Notice of Election of Investment Grade Pricing”) which shall (i) certify that the Investment Grade Credit Rating has been satisfied (which certification shall also set forth the Credit Rating(s) as in effect, if any, from each of S&P and Moody’s as of such date) and (ii) notify the Administrative Agent that the Borrower has irrevocably elected to have the Ratings-Based Applicable Margin apply to the pricing of the Loans. The Administrative Agent shall promptly provide a copy of the Notice of Election of Investment Grade Pricing to the Lenders. The Notice of Election of Investment Grade Pricing shall be irrevocable once given and binding on the Borrower. After the Investment Grade Pricing Effective Date, promptly upon any change in the Borrower’s or Parent’s Credit Rating, as applicable, the Borrower shall promptly provide written notice to the Administrative Agent that such Credit Rating has changed and the new Credit Rating that is in effect.
    (e)    Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Loans hereunder, and its good faith determination thereof shall be conclusive and binding except in the case of manifest error.
    Section 1.5.    Maximum Interest Periods . Without the Administrative Agent’s consent, there shall not be more than three (3) different Interest Periods for Term SOFR Loans outstanding hereunder.

    Section 1.6.    Manner of Borrowing Loans and Designating Applicable Interest Rates. (a) Notice to the Administrative Agent. The Borrower shall give notice to the Administrative Agent by no later than 2:00 p.m. (Pittsburgh, Pennsylvania time): (i) at least three (3) U.S. Government Securities Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of SOFR and (ii) at least one (1) Business Day before the date on which the Borrower requests the Lenders to advance a Borrowing of Base Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, subject to the terms and conditions hereof, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing, or a portion thereof in an amount equal to $500,000 or such greater amount which is an integral multiple of $100,000, as follows: (i) if such Borrowing is of Term SOFR Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as Term SOFR Loans or convert part or all of such Borrowing into another type of Loans or (ii) if such Borrowing is of Base Rate Loans or Daily Simple SOFR Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Loans of another type (in the case of a conversion into Term SOFR Loans, for an Interest Period or Interest Periods specified by the Borrower). The Borrower shall give all such notices requesting the advance, continuation or conversion of a Borrowing to the Administrative Agent (i) by electronic mail, telephone, telecopy, or other telecommunication device acceptable to the Administrative Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing), substantially in the form attached hereto as Exhibit B (Notice of Borrowing) or Exhibit C (Notice of Continuation/Conversion), as applicable or (ii) if the Borrower and the Administrative Agent agree, a request for such selection submitted through the Credit Management Module of PNC Bank’s PINACLE® system in accordance with the applicable security procedures therefore (each such request through such system, Notice of Borrowing or Notice of Continuation/Conversion is referred to herein as a “Loan Notice”). A Loan Notice in respect of the continuation of a Borrowing of Term SOFR Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of one type of Loans into Term SOFR Loans or Daily Simple SOFR Loans must be given by no later than 2:00 p.m. (Pittsburgh, Pennsylvania time) at least three (3) U.S. Government Securities Business Days before the date of the requested continuation or conversion. A Loan Notice in respect of the conversion of part or all of a Borrowing of one type of Loans into Base Rate Loans must be given by no later than 2:00 p.m. (Pittsburgh, Pennsylvania time) at least three (3) Business Days before the date of the requested conversion. All such Loan Notices concerning the advance, continuation or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Term SOFR Loans, the Interest Period applicable thereto. No Borrowing of Term SOFR Loans or Daily Simple SOFR Loans shall be advanced, continued, or created by conversion if any Default or Event of Default is then continuing. The Borrower agrees that the Administrative Agent may rely on any such Loan Notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.

    (b)    Notice to the Lenders. The Administrative Agent shall give prompt electronic mail, telephonic, telecopy or other telecommunication notice to each Lender of any notice from the Borrower received pursuant to Section 1.6(a) above and, if such notice requests the Lenders to make SOFR Loans, the Administrative Agent shall give notice to the Borrower and each Lender by like means of the interest rate applicable thereto promptly after the Administrative Agent has made such determination.
    (c)    Borrower’s Failure to Notify. If the Borrower fails to give notice pursuant to Section 1.6(a) hereof of the continuation or conversion of any outstanding principal amount of a Borrowing of Term SOFR Loans before the last day of its then current Interest Period within the period required by Section 1.6(a) hereof and such Borrowing is not prepaid in accordance with Section 1.8(a) hereof, such Borrowing shall automatically be continued as a Borrowing of Term SOFR Loans with an Interest Period of one (1) month.
    (d)    Disbursement of Loans. Subject to Section 7 hereof, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in Pittsburgh, Pennsylvania (or at such other location as the Administrative Agent shall designate). The Administrative Agent shall (subject to Section 7 hereof) make the proceeds of each new Borrowing available to the Borrower on the date of such Borrowing as instructed by the Borrower and in the account specified in the Loan Disbursement Authorization.
    (e)    Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by a Lender prior to (or, in the case of a Borrowing of Base Rate Loans, by 12:00 p.m. (Pittsburgh, Pennsylvania time) on) the date on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to: (i) from the date the related advance was made by the Administrative Agent to the date two (2) Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 1.11 hereof so that the Borrower will have no liability under such Section with respect to such payment.

    Section 1.7.    Maturity of Loans. Each Loan, including both the outstanding principal balance thereof and any accrued but unpaid interest thereon, shall mature and be due and payable by the Borrower on the Termination Date.
    Section 1.8.    Prepayments. (a) Optional. The Borrower may prepay in whole or in part (but, if in part, in an amount not less than $1,000,000 or, if less, the entire remaining amount of any such Borrowing) any Borrowing (i) in the case of a Borrowing of SOFR Loans, at any time upon three (3) U.S. Government Securities Business Days prior written notice by the Borrower to the Administrative Agent or (ii) in the case of a Borrowing of Base Rate Loans, upon written notice delivered by the Borrower to the Administrative Agent no later than 12:00 p.m. Noon (Pittsburgh, Pennsylvania time) on the date of prepayment (or, in any case, such shorter period of time then agreed to by the Administrative Agent in writing), such prepayment to be made by the payment of the principal amount to be prepaid, without premium or penalty, and, in the case of any SOFR Loans, accrued interest thereon to the date fixed for prepayment plus any amounts due the Lenders under Section 1.11 hereof; provided, such prepayment may be conditioned on the occurrence of any subsequent event (including a Change of Control or refinancing transaction), in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such event does not occur.
    (b)    Application of Prepayments. Unless the Borrower otherwise directs, prepayments of Loans under this Section 1.8 shall be applied (i) first to Borrowings of Base Rate Loans until payment in full thereof, (ii) second to Borrowings of Daily Simple SOFR Loans until payment in full thereof and (iii) third to Borrowings of Term SOFR Loans in the order in which their Interest Periods expire. Each prepayment of Loans under this Section 1.8 shall be made by the payment of the principal amount to be prepaid and, in the case of any Term SOFR Loans, accrued interest thereon to the date of prepayment together with any amounts due the Lenders under Section 1.11 hereof.
    (c)    Borrowings. The Borrower may not reborrow any portion of the Loans once paid or prepaid.
    Section 1.9.    Default Rate. Notwithstanding anything to the contrary contained herein, while any Event of Default is continuing or after acceleration of the Obligations as a result of an Event of Default, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans and other amounts of outstanding Obligations at a rate per annum equal to:
    (a)    for any Base Rate Loan or Daily Simple SOFR Loan, the sum of 2.0% plus the Applicable Margin plus the Base Rate from time to time in effect;
    (b)    for any Term SOFR Loan, the sum of 2.0% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of 2.0% plus the Applicable Margin for Base Rate Loans plus the Base Rate from time to time in effect; and

    (c)    for any other amount owing hereunder not covered by clauses (a) and (b) above, the sum of 2.0% plus the Applicable Margin plus the Base Rate from time to time in effect;
provided, however, that in the absence of an acceleration of the Obligations as a result of an Event of Default, any adjustments pursuant to this Section 1.9 shall be made at the election of the Administrative Agent, acting at the request or with the consent of the Required Lenders, with written notice to the Borrower. Interest accruing pursuant to this Section 1.9 shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.
    Section 1.10.    Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder and under the other Loan Documents.
    (b)    The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the type thereof and, if applicable, the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
    (c)    The entries maintained in the accounts maintained pursuant to Section 1.10(a) and 1.10(b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded, absent manifest error; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.
    (d)    Any Lender may request that its Loans and Commitments be evidenced by a promissory note or notes substantially in the form (which form may be altered to include amendment and restatement language to evidence the amendment and restatement of a Note issued to a Lender under this Agreement as amended, restated, supplemented, or otherwise modified from time to time, if applicable) of Exhibit D (being hereinafter referred to collectively as the “Notes” and individually as a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender or its registered assigns in the amount of the relevant Loans and Commitments. Thereafter, the Loans and Commitments evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 12.12 hereof) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.12 hereof, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in Section 1.10(a) and 1.10(b) above.
    Section 1.11.    Funding Indemnity. If any Lender shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Term

SOFR Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of:
    (a)    any payment, prepayment or conversion of a Term SOFR Loan on a date other than the last day of its Interest Period,
    (b)    any failure (other than the failure of the Lenders to make a Loan, but including because of a failure to satisfy the conditions set forth in Section 7) by the Borrower to borrow or continue a Term SOFR Loan, or to convert a Base Rate Loan or a Daily Simple SOFR Loan into a Term SOFR Loan, on the date specified in a notice given pursuant to Section 1.6(a) hereof,
    (c)    any failure by the Borrower to make any payment of principal on any Term SOFR Loan when due (whether by acceleration or otherwise), or
    (d)    any acceleration of the maturity of a Term SOFR Loan as a result of the occurrence of any Event of Default hereunder, then, upon the demand of such Lender, the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate shall be deemed prima facie correct absent manifest error.
    Section 1.12.    Commitment Terminations. (a) Optional Commitment Terminations. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days prior written notice to the Administrative Agent (or such shorter period of time agreed to by the Administrative Agent), to terminate the Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than $5,000,000 and (ii) allocated ratably among the Lenders in proportion to their respective Percentages, provided that such requested termination may be conditioned on the occurrence of any subsequent event (including a Change of Control or refinancing transaction), in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such event does not occur. The Administrative Agent shall give prompt notice to each Lender of any such termination of the Commitments.
    (b)    Reinstatement. Any termination of the Commitments pursuant to this Section 1.12 may not be reinstated.
    Section 1.13.    Substitution of Lenders. In the event (a) the Borrower receives a claim from any Lender for compensation under Section 10.3 or 12.1 hereof, (b) the Borrower receives notice from any Lender of any illegality pursuant to Section 10.1 hereof, (c) any Lender is then a Defaulting Lender, or (d) a Lender fails to consent to an amendment or waiver requested under Section 12.13 hereof requiring the consent of all Lenders or all affected Lenders at a time when the Required Lenders have approved such amendment or waiver (any such Lender referred to in clause (a), (b), (c), or (d) above being hereinafter referred to as an “Affected Lender”), the Borrower may, in addition to any other rights the Borrower may have hereunder or under applicable Legal Requirements, require, at its expense, any such Affected Lender to assign, at par, without recourse, all of its interest, rights, and obligations hereunder (including its Commitment (if any) and the Loans and other amounts at any time owing to it hereunder and the other Loan Documents) to an Eligible Assignee specified by the Borrower, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Borrower shall have paid to the Affected Lender all monies (together with amounts due such Affected Lender under Section 1.11 hereof as if the Loans owing to it were prepaid rather than assigned) other than such principal owing to it hereunder, and (iii) the assignment is entered into in accordance with, and subject to the consents required by, Section 12.12 hereof (provided any assignment fees and reimbursable expenses due thereunder shall be paid by the Borrower).
    Section 1.14.    Defaulting Lenders . (a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Legal Requirements:
    (i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.13 hereof.
    (ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9 hereof or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.7 hereof shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Event of Default is then continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default is then continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 7.1 hereof were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their Percentages without giving effect to Section 1.14(a)(iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 1.14(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
    (b)    Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein , that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their respective Percentages (without giving effect to Section 1.14(a)(iv) hereof), whereupon such Lender will cease to be a Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
    (c)    [Reserved].
    (d)    Purchase of Defaulting Lender’s Commitment. During any period that a Lender is a Defaulting Lender, the Borrower may, by giving written notice thereof to the Administrative Agent and such Defaulting Lender, demand that such Defaulting Lender assign its Commitment (if any) and Loans to an Eligible Assignee subject and in accordance with the provisions of Section 12.12 hereof. No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. In addition, any Lender who is not a Defaulting Lender may, but shall not be obligated to, in its sole discretion, acquire the face amount of all or a portion of such Defaulting Lender’s Commitment (if any) and Loans via an assignment subject to and in accordance with the provisions of Section 12.12 hereof. In connection with any such assignment, such Defaulting Lender shall promptly execute all documents reasonably requested to effect such assignment, including an appropriate Assignment and Acceptance and shall pay to the Administrative Agent an assignment fee in the amount of $3,500. The exercise by the Borrower of its rights under this Section 1.14 shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent or any of the Lenders.
    Section 1.15.    Reserved.
    Section 1.16.    Extension of Termination Date. The Borrower may, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) given at least thirty (30) days and not more than one hundred twenty (120) days prior to the then-existing Termination Date, request that Lenders extend the Termination Date for one (1) additional three hundred sixty-four (364)-day period (such extended date, the “Extended Termination Date”). On the initial Termination Date, such extension will become effective and the Termination Date shall be extended to the Extended Termination Date subject to the following: (a) the Borrower’s timely delivery of such notice to the Administrative Agent, (b) payment of the Extension Fee, (c) on the date of the extension, no Default or Event of Default has occurred and is continuing and (d) as of the date of the extension, each of the representations and warranties set forth herein and in the other Loan Documents shall be true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case the same shall be true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as of such earlier date. Should the Termination Date be extended, the terms and conditions of this Agreement will apply during the extension period.
Section 2.    Fees.
The Borrower shall pay to the Administrative Agent, for its own account and for the account of the Lenders, as applicable, the fees and deposits agreed to between the Administrative Agent, PNC Capital Markets LLC and the Borrower in (a) that certain engagement letter dated October 19, 2022 and (b) that certain fee letter dated as of the Closing Date, or as otherwise agreed to in writing between the Borrower, the Administrative Agent and/or PNC Capital Markets LLC.
Section 3.    Place and Application of Payments.
    Section 3.1.    Place and Application of Payments. All payments of principal of and interest on the Loans, and of all other Obligations payable by the Borrower under this Agreement and the other Loan Documents, shall be made by the Borrower to the Administrative Agent by no later than 2:00 p.m. (Pittsburgh, Pennsylvania time) on the due date thereof at the office of the Administrative Agent in Pittsburgh, Pennsylvania (or such other location as the Administrative Agent may designate to the Borrower), for the benefit of the Lender(s) entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement; provided, that if the Administrative Agent does not distribute such funds to the Lenders on the date the Administrative Agent receives (or is deemed to receive) payment from the Borrower, the Administrative Agent shall promptly thereafter distribute such funds together with interest thereon in respect of each day during the period commencing on the date such payment from the Borrower was received by the Administrative Agent (or the date the Administrative Agent was deemed to receive such payment) and ending on (but excluding) the date the Administrative Agent distributes such funds to the Lenders, at a rate per annum equal to the Federal Funds Rate for each such day; provided, further, that the Borrower’s payment obligations shall be satisfied upon and to the extent of the payment being made in the first and third sentences of this Section 3.1, without regard to any action or inaction by the Administrative Agent with respect to the proceeds of any such payment. If the Administrative Agent causes amounts to be distributed to the Lenders in reliance upon the assumption that the Borrower will make a scheduled payment and such scheduled payment is not so made, each Lender shall, on demand, repay to the Administrative Agent the amount distributed to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was distributed to such Lender and ending on (but excluding) the date such Lender repays such amount to the Administrative Agent, at a rate per annum equal to: (i) from the date the distribution was made to the date two (2) Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day.
Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Obligations and all payments under or in respect of the Guaranties received, in each instance, by the Administrative Agent or any of the Lenders after acceleration or the final maturity of the Obligations or termination of the Commitments as a result of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:
    (a)    first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent in protecting, preserving or enforcing rights under the Loan Documents, and in any event including all costs and expenses of a character which the Borrower has agreed to pay the Administrative Agent under Section 12.15 hereof (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);
    (b)    second, to the payment of any outstanding interest and fees due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;
    (c)    third, to the payment of principal on the Loans and Hedging Liability, the aggregate amount paid to, or held as collateral security for, the Lenders and, in the case of Hedging Liability, their Affiliates to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;
    (d)    fourth, to the payment of all other unpaid Obligations and all other indebtedness, obligations, and liabilities of the Borrower and the Guarantors evidenced by the Loan Documents and Bank Product Obligations to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and
    (e)    finally, to the Borrower or whoever else may be lawfully entitled thereto.

Section 4.    Guaranties.
    Section 4.1.    Guaranties. The payment and performance of the Obligations, Hedging Liability, and Bank Product Obligations shall at all times be guaranteed by (i) the Parent, the General Partner and each wholly-owned Subsidiary (that is a U.S. Person) of the Borrower that owns an Unencumbered Asset Pool Property and (ii) any other Person that is or becomes a guarantor under any Unsecured Ratable Debt, in each case pursuant to Section 13 hereof or pursuant to one or more guaranty agreements in form and substance reasonably acceptable to the Administrative Agent, as the same may be amended, modified or supplemented from time to time (individually a “Guaranty” and collectively the “Guaranties”; and the Parent, the General Partner, each such wholly-owned Subsidiary, and each such Person executing and delivering this Agreement as a Guarantor or any such separate Guaranty (including any Other Guarantor) being referred to herein as a “Guarantor” and collectively the “Guarantors”) and such that, after giving effect to clause (ii) above, the Obligations shall rank at least pari passu in payment priority with such Unsecured Ratable Debt.
    Section 4.2.    Further Assurances. In the event the Borrower desires to include any additional Eligible Property in the Unencumbered Asset Pool Value after the Closing Date, to the extent that such Eligible Property is not owned by the Borrower or by an existing Guarantor, as a condition to the inclusion of such Eligible Property in the Unencumbered Asset Pool Value, the Borrower shall cause the Subsidiary which owns such Eligible Property to execute a Guaranty or an Additional Guarantor Supplement in substantially the form of Exhibit G attached hereto (the “Additional Guarantor Supplement”) as the Administrative Agent may then require, and the Borrower shall also deliver to the Administrative Agent, or cause such Subsidiary to deliver to the Administrative Agent, at the Borrower’s cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith (including, for the sake of clarity, those items set forth in Section 7.3 hereof). In addition, in the event the Borrower incurs any Unsecured Ratable Debt with respect to which a guarantor (an “Other Guarantor”) of such Unsecured Ratable Debt is not already a Guarantor hereunder, then the Borrower shall concurrently with the incurrence of such Unsecured Ratable Debt cause such Other Guarantor to execute an Additional Guarantor Supplement, and the Borrower shall also deliver to the Administrative Agent, or cause such Other Guarantor to deliver to the Administrative Agent, at the Borrower’s cost and expense, such other instruments, documents, certificates, and opinions required by the Administrative Agent in connection therewith (including, for the sake of clarity, those items set forth in Section 7.3 hereof).
Section 5.    Definitions; Interpretation
    Section 5.1.    Definitions. The following terms when used herein shall have the following meanings:
“1031 Cash Proceeds” means cash proceeds from the sale of Property in a transaction under Section 1031 of the Code held by a qualifying intermediary; provided, that, such proceeds shall cease to be 1031 Cash Proceeds as of the date thirty (30) days prior to the last day on which

Borrower or the applicable Subsidiary can consummate a tax-deferred transaction under Section 1031 of the Code.
“Act” is defined in Section 12.24 hereof.
“Additional Guarantor Supplement” is defined in Section 4.2 hereof.
“Adjusted Daily Simple SOFR Rate” means, for purposes of any calculation, the rate per annum equal to the greater of (a) the sum of (i) Daily Simple SOFR for such calculation plus (ii) the SOFR Adjustment and (b) the SOFR Floor.
“Adjusted EBITDA” means, at any date of its determination, an amount equal to (i) EBITDA for the most recently ended Rolling Period, minus (ii) the aggregate Annual Capital Expenditure Reserves.
“Adjusted Term SOFR Rate” means, for purposes of any calculation, the rate per annum equal to the greater of (a) the sum of (i) the Term SOFR Rate for such calculation plus (ii) the SOFR Adjustment and (b) the SOFR Floor.
“Administrative Agent” means PNC Bank, National Association, in its capacity as Administrative Agent hereunder, and any successor in such capacity pursuant to Section 11.7 hereof.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Lender” is defined in Section 1.13 hereof.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 10% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 10% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.
“Agreement” means this Term Loan Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms hereof.
“Annual Capital Expenditure Reserve” means, as at any date of determination with respect to any Real Property on which the lease of such Real Property does not require the Tenant to pay for all capital expenditures, an amount equal to the sum of (i) for any Real Property that is not a multifamily residential property and is not leased on a triple net basis, an amount equal to the product of (x) $0.25 multiplied by (y) the aggregate net rentable area, determined on a square footage basis of such Real Property, plus (ii) for any Real Property that is a multifamily residential property, an amount equal to the product of (x) $250 multiplied by (y) the number of units in such Real Property.
“Anti-Corruption Law” means the FCPA and any law, rule or regulation of any jurisdiction concerning or relating to bribery or corruption that are applicable to any Loan Party or any Subsidiary or Affiliate.
“Applicable Margin” means, on any date, with respect to the Loans: (i) prior to the Investment Grade Pricing Effective Date, the Leverage-Based Applicable Margin applicable thereto in effect at such time and (ii) at any time on and after the Investment Grade Pricing Effective Date, the Ratings-Based Applicable Margin applicable thereto in effect at such time.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means PNC Capital Markets LLC, as Sole Lead Arranger and Sole Book Runner.
“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.12 hereof), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form approved by the Administrative Agent.
“Authorized Representative” means those persons shown on the list of officers provided by the Borrower pursuant to Section 7.2 hereof or on any update of any such list provided by the Borrower to the Administrative Agent, or any further or different officers of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Administrative Agent.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 10.4(d).
“Availability Period” means the period from and including the Closing Date to but excluding the Availability Termination Date.
“Availability Termination Date” means the first to occur of: (a) December 22, 2023 and (b) the date on which the Commitments are terminated or reduced to zero in accordance herewith.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Products” means each and any of the following bank products and services provided to any Loan Party by any Lender or any of its Affiliates: (a) credit or charge cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, and (c) depository, cash management, and treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
“Bank Product Obligations” of the Borrower and the Guarantors means any and all of their obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Bank Products.
“Bankruptcy Event” means, with respect to any Person, any event of the type described in clause (j) or (k) of Section 9.1 hereof with respect to such Person.
“Base Rate” means, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Overnight Bank Funding Rate, plus 0.5%, (ii) the Prime Rate, and (iii) the Adjusted Daily Simple SOFR Rate, plus 1.00%, so long as Daily Simple SOFR is offered, ascertainable and not unlawful; provided, however, if the Base Rate as determined above would be less than one percent (1.00%), then such rate shall be deemed to be one percent (1.00%). Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.
“Base Rate Loan” means a Loan bearing interest at a rate specified in Section 1.4(a) hereof.
“Benchmark” means, initially, the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR Rate, as applicable; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR Rate, as applicable, or the applicable then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 10.4. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Floor” means a rate of interest equal to zero percent (0.00%).
“Benchmark Replacement” means, for any Available Tenor, the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for any then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; provided that if the Benchmark Replacement pursuant to the above would be less than the Benchmark Floor, the Benchmark Replacement will be deemed to be the Benchmark Floor for the purposes of this Agreement and the other Loan Documents; and provided further, that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.
“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time; provided that, if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be the Available Tenor that has approximately the same length (disregarding business day adjustments) as the payment period for interest calculated with reference to such Unadjusted Benchmark Replacement.
“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to any then-current Benchmark:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof);
(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date specified by the administrator of such Benchmark or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator on which the Benchmark is or will no longer be compliant with, or the administration of such Benchmark fails to be aligned with, the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; or
(c)in the case of clause (d) of the definition of “Benchmark Transition Event,” the first Business Day following the fifth (5th) consecutive Business Day that all Available Tenors (if applicable) of such Benchmark are not published.
For the avoidance of doubt, (A) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (B) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clauses (a), (b) and (c) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to any then-current Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof), announcing that such administrator has ceased or will cease to provide all Available Tenors (if applicable) of such Benchmark, (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor (if applicable) of such Benchmark (or component thereof);
(b)a public statement or publication of information by Governmental Authority having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors (if applicable)of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor (if applicable)of such Benchmark (or such component thereof);
(c)the administrator of the Benchmark or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator has made a public statement identifying a specific date after which all Available Tenors (if applicable)of the Benchmark are or will no longer be compliant with, or the administration of all Available Tenors (if applicable) of the Benchmark fails to be aligned with, the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; or
(d)all Available Tenors (if applicable) of the Benchmark are not published by the administrator of such Benchmark for five (5) consecutive Business Days and such failure is not the result of a temporary moratorium, embargo or disruption declared by the administrator of such Benchmark or by the regulatory supervisor for the administrator of such Benchmark.
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 10.4 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 10.4.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, in form and substance satisfactory to Administrative Agent.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” is defined in the introductory paragraph of this Agreement.
“Borrower Materials” is defined in Section 8.5 hereof.
“Borrowing” means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Lenders on a single date and, in the case of Term SOFR Loans, for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Lenders under a Credit according to their Percentages of such Credit. A Borrowing is “advanced” on the day the Lenders (or the Administrative Agent, on behalf of the Lenders) advance funds comprising such Borrowing to the Borrower, is “continued” on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is “converted” when such Borrowing is changed from one type of Loans to the other, all as determined pursuant to Section 1.6 hereof.
“Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed, or are in fact closed, for business in Pittsburgh, Pennsylvania (or, if otherwise, the Lending Office of the Administrative Agent); provided that, when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination of SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.
“Capital Lease” means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.
“Capitalization Rate” means (a) 6.00% for apartment properties, and (b) 7.50% for all other Real Properties.
“Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.
“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) commercial paper maturing within one (1) year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within one (1) year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) deposit accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is fully insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven (7) days, with respect to securities satisfying the criteria in clauses (a) or (d) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System, and (g) investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (f) above.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means any of (a) the acquisition by any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Exchange Act), at any time of beneficial ownership of 35% or more of the outstanding Stock of the Parent on a fully-diluted basis, (b) the failure of individuals who are members of the board of directors (or similar governing body) of the Parent on the Closing Date (together with any new or replacement directors whose election or nomination for election was approved by a majority of the directors who were either directors on the Closing Date or whose election or nomination for election was previously so approved) to constitute a majority of the board of directors (or similar governing body) of the Parent, (c) a complete liquidation or dissolution of the Parent, (d) the failure of the Parent to own 100% of the Stock of the General Partner, (e) the failure of the General Partner to own at least 60% of the Stock of the Borrower, or (f) the failure of the General Partner to be the sole general partner of the Borrower.
“Closing Date” means the date of this Agreement or such later Business Day upon which each condition described in Section 7.2 hereof shall be satisfied or waived in a manner acceptable to the Administrative Agent in its discretion.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.
“Commitment” means, as to any Lender, the obligation of such Lender to make Loans to the Borrower during the Availability Period pursuant to Section 1.1 hereof in an aggregate principal amount up to, but not exceeding, the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof. The Borrower, the Administrative Agent and the Lenders acknowledge and agree that the Commitments of the Lenders, in the aggregate, are equal to $100,000,000 on the Closing Date prior to any borrowing of Loans pursuant to Section 1.1 hereof.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” is defined in Section 8.5 hereof.
“Conforming Changes” means, with respect to the Adjusted Term SOFR Rate, the Adjusted Daily Simple SOFR Rate or any Benchmark Replacement, any technical, administrative or operational changes (including changes to (or addition of) the definition of “Base Rate,” the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of the Adjusted Term SOFR Rate, the Adjusted Daily Simple SOFR Rate or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Adjusted Term SOFR Rate, the Adjusted Daily Simple SOFR Rate or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes.
“Consolidated Leverage Ratio” means, as at any date of determination, the ratio of (i) Total Indebtedness as of such date to (ii) Total Asset Value as of such date.
“Consolidated Secured Leverage Ratio” means, as at any date of determination, the ratio of (i) Total Secured Indebtedness as of such date to (ii) Total Asset Value as of such date.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Credit” means the credit facility for making Loans described in Section 1.1 hereof.
“Credit Event” means the advancing of any Loan.
“Credit Rating” means, with respect to any Person, the rating assigned by a rating agency to the senior, unsecured, non-credit enhanced long term Indebtedness of such Person.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum equal to SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR

Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.
“Daily Simple SOFR Loan” means a Loan bearing interest at the rate specified in Section 1.4(b) hereof (other than pursuant to clause (iii) of the definition of “Base Rate”).
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Debt Service” means, with reference to any period, the sum of (a) Interest Expense for such period and (b)  scheduled principal amortization paid on Total Indebtedness for such period (exclusive of (x) any balloon payments or prepayments of principal paid on such Total Indebtedness, (y) principal amortization paid on any Indebtedness paid in full with proceeds of the initial Loans on or about the Closing Date and (z) principal amortization paid on any Indebtedness paid in full on or about the date on which the Borrower complies with Section 8.25 hereof).
“Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.
“Defaulting Lender” means, subject to Section 1.14(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, at any time after the Closing Date (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 1.14(b) hereof) upon delivery of written notice of such determination to the Borrower and each Lender.
“Development Assets” means (a) any Real Property as to which construction of the associated or contemplated improvement has commenced (either new construction or substantial renovation) but has not yet been completed such that a certificate of occupancy (or the local equivalent) for a substantial portion of the intended improvements has not yet been issued, or (b) any Real Property as to which a project has been completed, until the earlier to occur of (i) such Real Property achieving an Occupancy Rate of at least 80% and (ii) one (1) year after completion of such project.
“EBITDA” means, for any period, determined on a consolidated basis of the Parent and its Subsidiaries in accordance with GAAP (subject to the proviso below), net income (or loss) for such period plus, without duplication and to the extent included as an expense in the calculation of net income (or loss) for such period, the sum of (i) depreciation and amortization expense; (ii) Interest Expense; (iii) income tax expense (including any interest or penalties related to the foregoing); and (iv) extraordinary, unrealized, or non-recurring losses, including impairment charges and reserves; minus, without duplication and to the extent included in the calculation of net income (or loss) for such period, (a) funds received by the Borrower or a Subsidiary as rent but which are reserved for capital expenses; (b) extraordinary or unrealized gains on the sale of assets; (c) income tax benefits; and (d) interest income; provided, however, that, with respect to any Joint Venture, EBITDA shall be calculated based on that portion of foregoing income, add-backs and deductions allocated to such Person based on such Person’s percentage ownership interest held in such Joint Venture.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) approved by (i) the Administrative Agent and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld, conditioned or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Parent, the General Partner, the Borrower, any Subsidiary or any other Affiliate of a Loan Party, any Subsidiary or any Defaulting Lender.
“Eligible Property” means, as of any Unencumbered Asset Pool Determination Date, any Real Property which satisfies the following conditions:
    (a)    at least eighty percent (80%) of such Real Property is owned in fee simple, individually or collectively, by the Borrower or a wholly-owned Subsidiary of the Borrower that is a Guarantor;
    (b)    [reserved];
    (c)    (i) neither the Parent’s nor the Borrower’s, as applicable, beneficial ownership interest in the Borrower or such Guarantor, as applicable, nor the Real Property is subject to any Lien (other than Permitted UAP Liens or Liens in favor of the Administrative Agent and any Noteholders (any Liens granted to any Noteholders must be simultaneously granted to the Administrative Agent (on behalf of the Lenders) as security for the Obligations and rank pari passu in priority with such Noteholders’ Liens (and, if required by the Required Lenders, be subject to an acceptable intercreditor agreement,))) or to any negative pledge (other than the negative pledge set forth herein, in the Treasury Management Line, or in agreements evidencing Unsecured Ratable Debt or a Material Credit Facility as provided for herein), (ii) the Borrower or the applicable Guarantor has the unilateral right to sell, transfer or otherwise dispose of such Real Property and to create a Lien on such Real Property as security for Indebtedness (other than restrictions imposed by the negative pledge set forth herein, in the Treasury Management Line, or in agreements evidencing Unsecured Ratable Debt or a Material Credit Facility as provided for herein), and (iii) if the Real Property is owned by a Subsidiary, such Subsidiary shall have either executed this Agreement as a Guarantor or shall have delivered to the Administrative Agent (A) an Additional Guarantor Supplement or a separate Guaranty pursuant to Section 4.2 hereof, and (B) each of the documents required by Section 7.3 hereof;
    (d)    such Real Property has an Occupancy Rate of at least 70%;
    (e)    such Real Property, to the applicable Loan Party’s actual knowledge, is free of all material structural defects or major architectural deficiencies, material title defects, material environmental conditions or other adverse matters which, individually or collectively, materially impair the value of such Real Property;
    (f)    Tenants of such Real Property under Significant Leases, if any, are no more than 60 days in arrears on base rental or other similar payments due under their applicable Significant Leases;
    (g)    such Real Property is an operating multifamily residential property located in the contiguous United States; and
    (h)    if such Real Property is owned in a tenancy-in-common structure, such Real Property (i) is subject to a TIC Agreement and Management Agreement, each in form and substance acceptable to the Administrative Agent, including, without limitation, that management of such Real Property shall be controlled solely by the Borrower or any other Loan Party, and with respect to which there do not exist any defaults, events of default or events which, with the passage of time or the giving of notice, would constitute a default or event of default and (ii) is not the subject of any proceeding at law or in equity to have such Real Property partitioned, including without limitation, the filing of a complaint in connection therewith.
“Environmental Claim” means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, investigative, corrective or response action in connection with a Hazardous Material, Environmental Law or order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
“Environmental Law” means any current or future Legal Requirement pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management, protection or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, investigation, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, costs of compliance, penalties or indemnities), of any Loan Party or any Subsidiary of a Loan Party directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other legally enforceable consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.
“Erroneous Payment” has the meaning given that term in Section 11.14(a).
“Erroneous Payment Deficiency Assignment” has the meaning given that term in Section 11.14(d).
“Erroneous Payment Impacted Class” has the meaning given that term in Section 11.14(d).
“Erroneous Payment Return Deficiency” has the meaning given that term in Section 11.14(d).
“Erroneous Payment Subrogation Rights” has the meaning given that term in Section 11.14(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” means any event or condition identified as such in Section 9.1 hereof.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are

Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 1.13 hereof) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 12.1 amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 12.1(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Extension Fee” means an extension fee payable by the Borrower to the Administrative Agent for the ratable benefit of the Lenders as a condition to the extension of the Termination Date pursuant to Section 1.16 hereof in an amount equal to 0.15% of the aggregate principal amount of the Loans outstanding as of the date of such extension.
“Extended Termination Date” is defined in Section 1.16 hereof.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b) of the Code.
“FCPA” means the Foreign Corrupt Practices Act, 15 U.S.C. §§78dd-1, et seq.
“Federal Funds Rate” means, for any day, the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1% announced by the NYFRB (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Effective Federal Funds Rate” as of the date of this Agreement; provided that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the Federal Funds Rate for such day shall be the Federal Funds Rate for the last day on which such rate was announced. Notwithstanding the foregoing, if the Federal Funds Rate as determined under any method above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.
“Fiscal Quarter” means (each of the three-month periods ending on March 31, June 30, September 30 and December 31).
“Fiscal Year” means each twelve-month period ending on December 31st.
“Fiscal Year Change Date” means May 1st in any calendar year in which the Borrower elects pursuant to Section 8.15 to adjust its Fiscal Year from a twelve-month period ending on April 30th to a twelve-month period ending on December 31st.

“Fixed Charge Coverage Ratio” means, as at any date of determination, the ratio of (i) Adjusted EBITDA for the Rolling Period then ended to (ii) Fixed Charges for such Rolling Period.
“Fixed Charges” means, with reference to any Rolling Period, (a) Debt Service for such period, plus (b) cash income taxes paid during such period, plus (c) dividends on preferred equity made during such period (exclusive of dividends paid on preferred equity that is redeemed on or about the Closing Date), plus (d) payments of base rent under Ground Leases made during such period, unless such payments are deducted from Property NOI and EBITDA; provided, that, Fixed Charges shall not include non-cash charges from the amortization of upfront fees paid in connection with the closing of this Agreement.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.
“GAAP Change” is defined in Section 5.3 hereof.
“General Partner” means Centerspace, Inc., a North Dakota corporation.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Ground Lease” means a ground lease of real Property.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantor” and “Guarantors” are defined in Section 4.1 hereof.
“Guaranty” and “Guaranties” are defined in Section 4.1 hereof.
“Hazardous Material” means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous, toxic, or a pollutant and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous,” “toxic,” or a “pollutant” or words of like import pursuant to an Environmental Law.
“Hazardous Material Activity” means any activity, event or occurrence involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Material.
“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

    “Hedging Liability” means the amounts, obligations and liabilities of the Borrower or any Guarantor under any Hedging Agreement to any Person that is a Lender under this Agreement, or any Affiliate of such Lender, at the time the Borrower or such Guarantor, as the case may be, enters into such Hedging Agreement with such Lender or its Affiliates (whether or not such Lender remains a Lender hereunder), whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all amendments, restatements, supplements, renewals, extensions and modifications thereof and substitutions therefor).
“Included Development Asset” means a Development Asset as to which all currently intended phases of the project have been completed and which first reaches 70% occupancy during the one (1) year period after completion of all such phases of such project.  For the avoidance of doubt, no Development Asset purchased by any Loan Party at or around or substantially contemporaneously with the issuance of a certificate of occupancy (or the local equivalent) for such project shall be an Included Development Asset.
“Indebtedness” means for any Person (without duplication) (a) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including as evidenced by bonds, debentures, notes, loan agreements and other similar instruments), (b) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (c) all Capitalized Lease Obligations of such

Person, (d) all direct or contingent obligations of such Person on or with respect to letters of credit, bankers’ acceptances, bank guarantees, surety bonds and other similar extensions of credit whether or not representing obligations for borrowed money, (e) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of disqualified stock, (f) guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (e) above, (g) the negative mark-to-market value of interest rate swaps, and (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien upon Property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, but limited to the lesser of (1) the fair market value of the Property subject to such Lien and (2) the aggregate amount of the obligations so secured.
“Indemnified Taxes” means (a) all Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Initial Unencumbered Asset Pool Properties” means, collectively, the Real Property listed on Schedule 1.1 and “Initial Unencumbered Asset Pool Property” means any of such Real Property.
“Interest Expense” means, with respect to a Person for any period of time, the interest expense whether paid, accrued or capitalized (without deduction of consolidated interest income) of such Person for such period. Interest Expense shall exclude any amortization of (i) deferred financing fees, including the write-off of such fees relating to the early retirement of the related Indebtedness, and (ii) debt discounts (but only to the extent such discounts do not exceed 3.0% of the initial face principal amount of such Indebtedness).
“Interest Payment Date” means (a) with respect to any Term SOFR Loan, the last day of each Interest Period with respect to such Term SOFR Loan and, if the applicable Interest Period is longer than (3) three months, each day occurring every three (3) months after the commencement of such Interest Period, (b) with respect to any Base Rate Loan or Daily Simple SOFR Loan, the first day of each month (or, if such day is not a Business Day, the next succeeding Business Day) and (c) with respect to any Term SOFR Loan, Daily Simple SOFR Loan and/or any Base Rate Loan, (i) any date on which Loans are prepaid pursuant to Section 1.8, (ii) the Termination Date and (iii) any other date on which the principal balance of the Loans are due and payable in full pursuant to the terms hereof.
“Interest Period” means the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Loans bear interest under the Adjusted Term SOFR Rate option. Subject to the last sentence of this definition, such period shall be, in each case, subject to the availability thereof, one month, three months or six months. Such Interest Period shall commence on the effective date of such Adjusted Term SOFR Rate option, which shall be (i) the date of advance if the Borrower is requesting new Loans, or (ii) the date of continuation of or conversion to the Adjusted Term SOFR Rate option if the Borrower is continuing or converting to the Adjusted Term SOFR Rate option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (B) the Borrower shall not select, convert to or continue an Interest Period for any portion of the Loans that would end after the Termination Date, and (C) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.
“Investment Grade Credit Rating” means, with respect to the Parent or the Borrower, a Credit Rating of at least BBB- by S&P or Baa3 by Moody’s, and such rating shall not be accompanied by (a) in the case of S&P, a negative outlook, creditwatch negative or the equivalent thereof, or (b) in the case of Moody’s, a negative outlook, a review for possible downgrade or the equivalent thereof.
“Investment Grade Pricing Effective Date” means the first Business Day following the later of the date on which (a) the Investment Grade Credit Rating has been satisfied and (b) the Borrower has delivered to the Administrative Agent a Notice of Election of Investment Grade Pricing.
“Investments” is defined in Section 8.8 hereof.
“Joint Venture” means any Person that is not a Subsidiary and in which any Loan Party or a Subsidiary of a Loan Party owns, directly or indirectly, any Stock.
“Land Assets” means any Real Property that is raw or undeveloped land (other than improvements that are not material and are temporary in nature) and which is not a Development Asset and which does not generate rental revenues under a Ground Lease.
“Lease” means each existing or future lease, sublease (to the extent of any property owner’s rights thereunder), license, or other similar agreement under the terms of which any Person has or acquires any right to occupy or use any Real Property or any part thereof, or interest therein, as the same may be amended, supplemented or modified.
“Legal Requirement” means any treaty, convention, statute, law, common law, rule, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any Governmental Authority, whether federal, state, or local.
“Lender” means a lender hereunder with a Commitment or Loan including each assignee Lender pursuant to Section 12.12 hereof.
“Lending Office” is defined in Section 10.6 hereof.
“Leverage Ratio Increase Period” is defined in Section 8.20(a).

“Leverage-Based Applicable Margin” means the applicable percentage rate as set forth below based on the ratio of the Total Indebtedness to the Total Asset Value:

Pricing Level	Total Leverage Ratio	Leverage-Based Applicable Margin for SOFR Loans	Leverage-Based Applicable Margin for Base Rate Loans
I	Less than or equal to 40%	1.20%	0.20%
II	Greater than 40% but less than or equal to 45%	1.30%	0.30%
III	Greater than 45% but less than or equal to 50%	1.40%	0.40%
IV	Greater than 50% but less than or equal to 55%	1.50%	0.50%
V	Greater than 55%	1.75%	0.75%
The initial Leverage-Based Applicable Margin shall be at Pricing Level II. The Leverage-Based Applicable Margin shall not be adjusted based upon such ratio, if at all, until the first day of the first month following the delivery by the Borrower to the Administrative Agent of the Compliance Certificate after the end of a calendar quarter. In the event that the Borrower shall fail to deliver to the Administrative Agent a quarterly Compliance Certificate on or before the date required by Section 8.5(c), then, without limiting any other rights of the Administrative Agent and the Lenders under this Agreement, the Leverage-Based Applicable Margin shall be at Pricing Level V until such failure is cured within any applicable cure period, or waived in writing by the Required Lenders, in which event the Leverage-Based Applicable Margin shall adjust, if necessary, on the first day of the first month following receipt of such Compliance Certificate.
In the event that the Administrative Agent or the Borrower determines that any financial statements previously delivered were incorrect or inaccurate (for whatever reason, including, without limitation, because of a subsequent restatement of earnings by the Borrower, and regardless of whether this Agreement or the Commitments are in effect or any Loans are outstanding when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Leverage-Based Applicable Margin for any period (an “Applicable Period”) than the Leverage-Based Applicable Margin applied for such Applicable Period, then (a) the Borrower shall as soon as practicable deliver to the Administrative Agent the corrected financial statements for such Applicable Period, (b) the Leverage-Based Applicable Margin shall be determined as if the Pricing Level for such higher Leverage-Based Applicable Margin were applicable for such Applicable Period, and (c) the Borrower shall within three (3) Business Days of demand thereof by the Administrative Agent pay to the Administrative Agent the accrued additional amount owing as a result of such increased Leverage-Based Applicable

Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with this Agreement. Any recalculation of the Applicable Margin required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s or any Lender’s other rights under this Agreement.
Each determination of the Applicable Margin made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Borrower and the Lenders if reasonably determined and absent manifest error.
“Lien” means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.
“Loan” means any Loan (as defined in Section 1.1 hereof), whether outstanding as a Base Rate Loan, Daily Simple SOFR Loan or Term SOFR Loan or otherwise, each of which is a “type” of Loan hereunder.
“Loan Disbursement Authorization” means an agreement substantially in the form of Exhibit A-1 to be executed and delivered by the Borrower to the Administrative Agent pursuant to Section 7.2(g), as the same may be amended, restated or modified from time to time with the prior written approval of the Administrative Agent.
“Loan Party” means each of the Borrower and each Guarantor.
“Loan Documents” means this Agreement, the Notes (if any), the Guaranties, if any, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith, excluding Hedging Agreements.
“Management Agreement” means an agreement with respect to the management of a Property that is owned in a tenancy-in-common structure.
“Material Acquisition” means any acquisition or series of acquisitions by the Parent or its Subsidiaries in which the aggregate purchase price of all assets (including any equity interests) acquired pursuant thereto exceeds ten percent (10%) of Total Asset Value as of the last day of the then most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 8.5 hereof.
“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the business condition (financial or otherwise) or Property of the Parent and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Borrower or any Guarantor to perform its obligations under any Loan Document or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Guarantor of any Loan Document or the rights and remedies of the Administrative Agent and the Lenders thereunder.

“Material Credit Facility” means, as to the Loan Parties and their Subsidiaries, any agreement(s) creating or evidencing:
(a)     Unsecured Ratable Debt existing as of the Closing Date,
(b)     Other Recourse Debt in a principal amount outstanding or available for borrowing equal to or greater than $50,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency) which is entered into on or after the Closing Date by the Borrower or any Guarantor or in respect of which the Borrower or any Guarantor is an obligor or otherwise provides a guarantee or other credit support or
(c)     Unsecured Ratable Debt in a principal amount outstanding or available for borrowing equal to or greater than $50,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency) which is entered into on or after the Closing Date by any Loan Party or any Subsidiary, or in respect of which any Loan Party or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support;
provided that, at no time shall the Treasury Management Line be a “Material Credit Facility”.
“MFFO” means the Parent’s “Modified Funds From Operations” as such term is defined in and determined in accordance with the Investment Program Association’s Practice Guideline 2013-01, dated as of April 29, 2013, as modified from time to time.
“Moody’s” means Moody’s Investors Service, Inc., or any successor thereof.
“Mortgage Receivable” means the principal amount of an obligation owing to the Borrower or any Subsidiary of the Borrower that is secured by a mortgage, deed of trust, deed to secure debt or other similar security interest made by a Person owning an interest in real estate granting a Lien on such interest in real estate as security for the payment of Indebtedness of which (x) Borrower or other Subsidiary is the holder and retains the rights of collection of all payments thereunder, and (y) the mortgagor or grantor with respect to such Mortgage Receivable is not delinquent sixty (60) days or more in interest or principal payments due thereunder.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Wholly Owned Unencumbered Asset Pool Property” means an Unencumbered Asset Pool Property that is not one hundred percent (100%) owned in fee simple, individually or collectively, by the Borrower or a Guarantor.
“Note” and “Notes” are defined in Section 1.10 hereof.
“Noteholders” means the holders of any series of notes or other Indebtedness issued under or in connection with Unsecured Ratable Debt.

“Notice of Election of Investment Grade Pricing” is defined in Section 1.4(d) hereof.

“NYFRB” means the Federal Reserve Bank of New York.
“Obligations” means all obligations of the Borrower to pay principal and interest on the Loans, all fees and charges payable hereunder, and all other payment obligations of the Borrower or any Guarantor arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.
“Occupancy Rate” means (a) for any Real Property that is not a multifamily residential property and is not leased on a triple net basis, the percentage of the aggregate net rentable area, determined on a square footage basis, of such Real Property leased by Tenants pursuant to bona fide Leases and (b) for any Real Property that is a multifamily residential property, the percentage of units leased by Tenants pursuant to bona fide Leases, in each case of clause (a) and (b) above, which Tenants are not subject to a then continuing Bankruptcy Event, or if subject to a then continuing Bankruptcy Event (i) the trustee in bankruptcy of such Tenant shall have accepted and assumed such Lease or the Tenant shall be not more than 30 days in arrears on base rental or other similar payments due under the Leases; (ii) to the extent that the Tenant shall have filed, and the bankruptcy court shall have approved, the Tenant’s plan for reorganization, the Tenant shall be performing its obligations pursuant to the approved plan of reorganization; or (iii) the status of such Tenant’s Lease shall be otherwise reasonably acceptable to the Administrative Agent.
“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.
“OFAC Event” means the event specified in Section 8.13(c) hereof.
“OFAC Sanctions Programs” means all laws, regulations, and Executive Orders administered by OFAC, including without limitation, the Bank Secrecy Act, anti-money laundering laws (including, without limitation, the Patriot Act), and all economic and trade sanction programs administered by OFAC, any and all similar United States federal laws, regulations or Executive Orders (whether administered by OFAC or otherwise), and any similar laws, regulations or orders adopted by any State within the United States.
“Ordinary Dividend” is defined in Section 8.24(a) hereof.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Guarantor” is defined in Section 4.2 hereof.
“Other Recourse Debt” means, as at any date of determination, all Indebtedness (including the face amount of all outstanding letters of credit) which is recourse to, or has a deficiency guaranty provided by the Parent, the General Partner, the Borrower or any Subsidiary (directly or by a guaranty thereof, but without duplication), other than with respect to (i) the Loans and other Obligations, (ii) Unsecured Ratable Debt existing as of the Closing Date, and (iii) the Treasury Management Line. For the avoidance of doubt, (x) if any Indebtedness is partially guaranteed by the Parent, the General Partner, the Borrower or any Subsidiary, then solely the portion of such Indebtedness that is so guaranteed shall constitute Other Recourse Debt and (y) no Subsidiary that owns an Eligible Property included in the Unencumbered Asset Pool Value shall be a guarantor under Other Recourse Debt.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 1.13 hereof).
“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.
“Ownership Share” means with respect to any Property, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Property or (b) such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Property determined in accordance with the applicable provisions of the tenancy-in-common agreement, joint venture agreement or other applicable governing or management document of such Property.
“Parent” means CENTERSPACE (formerly known as Investors Real Estate Trust), a real estate investment trust, organized under the laws of North Dakota.
“Patriot Act” is defined in Section 12.24 hereof.

“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.
“Percentage” means, for any Lender, the percentage of (a)(i) the amount of such Lender’s Commitment plus (ii) the principal amount of such Lender’s outstanding Loans then outstanding to (b)(i) the aggregate amount of the Commitments of all Lenders plus (ii) the aggregate principal amount of all Loans then outstanding.
“Permitted UAP Liens” means Liens set forth in clauses (a), (b), (d), (e), (g), (h), (i), (s) and (t) of the definition of Permitted Liens.
“Permitted Investments” means (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one (1) year of the date of issuance thereof, (b) investments in commercial paper with a Rating of at least P-1 by Moody’s and at least A-2 by S&P maturing within one (1) year of the date of issuance thereof; (c) investments in demand or time deposits, certificates of deposit or bankers acceptances of any Lender or by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one (1) year or less; (d) investments in repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in subsection (a) above entered into with any bank meeting the qualifications specified in subsection (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System; (e) investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections (a), (b), (c), and (d) above.
“Permitted Liens” means each of the following: (a) Liens (i) for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 8.3 or (ii) arising under ERISA or the Code with respect to any Plan not constituting an Event of Default under Section 9.1(h); (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than forty-five (45) days or that are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, zoning restrictions, rights of way and other encumbrances on title to real property that do not materially and adversely affect the value of such real property or the use of such real property for its present purposes; (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business; (f) Liens in favor of the United States of America for amounts paid to the Borrower or any Guarantor as progress payments under government contracts entered into by it; (g) Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.1(g); (h) the rights of tenants or lessees under leases or subleases not interfering with the ordinary conduct of business of such Person; (i) Liens in favor of the Administrative Agent for its benefit and/or the benefit of the Lenders; (j) Liens on Real Properties that are not Unencumbered Asset Pool Properties; (k) Liens existing on the date hereof and listed on Schedule 1.2 attached hereto; (l) Liens securing obligations in the nature of personal property financing leases for furniture, furnishings or similar assets, Capital Lease Obligations and other purchase money obligations for fixed or capital assets; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the obligations secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition, and (iii) with respect to Capital Leases, such Liens do not at any time extend to or cover any assets other than the assets subject to such Capital Leases; (m) Liens on insurance policies and the proceeds thereof securing the financing of the insurance premiums with respect thereto; (n) Liens that are contractual rights of setoff relating to the establishment of depositary relations with banks not given in connection with the issuance or incurrence of Indebtedness; (o) Liens in favor of collecting banks arising under Section 4-210 of the UCC or, with respect to collecting banks located in the State of New York, under Section 4-208 of the UCC; (p) Liens on assets of any Subsidiary of the Parent that is not a Loan Party securing Indebtedness or other obligations of such Subsidiary permitted to exist; (q) Liens consisting of an agreement to dispose of any property in a disposition permitted hereunder, in each case, solely to the extent such Lien relates solely to the property to be disposed and such disposition would have been permitted on the date of the creation of such Lien; (r) other Liens securing Indebtedness and other obligations not to exceed $5,000,000 in the aggregate at any time outstanding; (s) [reserved]; and (t) such other title and survey exceptions as the Administrative Agent has approved in writing in the Administrative Agent’s reasonable discretion.
“Person” means any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (b) is maintained pursuant to a collective bargaining agreement or otherwise under which a member of the Controlled Group and at least one other employer that is not a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.
“Platform” is defined in Section 12.8(b) hereof.
“Prime Rate” means the rate publicly announced by the Administrative Agent from time to time as its prime rate. The Prime Rate is determined from time to time by the Administrative Agent as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index and does not necessarily reflect the lowest rate of interest actually charged by the Administrative Agent to any particular class or category of customers.
“Projections” is defined in Section 6.7 hereof.

“Property” or “Properties” means, as to any Person, all types of real (including the Real Property), personal, tangible, intangible or mixed property, including leasehold estates created by Ground Leases, owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP, including, as to any Subsidiary, any Real Property owned by it.
“Property Expenses” means, as at any date of determination, as to any Real Property, all expenses paid or accrued related to the ownership, operation or maintenance of such property, including but not limited to taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, Ground Lease payments, property management fees (as defined below) and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Real Property, but specifically excluding general overhead expenses of the Parent, the General Partner, Borrower or any Subsidiary, debt service charges, income taxes, depreciation, amortization, other non-cash expenses, and any extraordinary, non-recurring expense associated with any financing, merger, acquisition, divestiture or other capital transaction) for such period. As used herein, “property management fees” shall mean the greater of (x) actual property management fees with respect to such Real Property paid to a third party for such period, and (y) an amount equal to three percent (3%) of the gross rental revenues from such Real Property for such period.
“Property Income” means, as to any Real Property, cash rents (excluding non-cash straight-line rent) and other cash revenues received by the Borrower or any Subsidiary in the ordinary course for such Real Property, but excluding security deposits and prepaid rent except to the extent applied in satisfaction of applicable Tenants’ obligations for rent.
“Property NOI” means, with respect to any Real Property for any Rolling Period (without duplication) the aggregate amount of (i) Property Income for such period, minus (ii) Property Expenses for such period, minus (iii) the Annual Capital Expenditure Reserve for such Real Property on such date; provided however that if such Property is an Included Development Asset, for the Rolling Period commencing with the first full fiscal quarter in which occupancy of such Property reached 70%, Property NOI shall be computed on an annualized basis.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” is defined in Section 8.5 hereof.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Rating” means the debt rating provided by S&P or Moody’s with respect to the unsecured senior long-term non-credit enhanced debt of a Person.
“Ratings-Based Applicable Margin” means the applicable percentage rate as set forth below based on the Credit Rating of the Borrower or Parent:

Pricing Level	Credit Rating	SOFR Loans	Base Rate Loans
I	At least A- or A3	0.80%	0.00%
II	At least BBB+ or Baa1	0.85%	0.00%
III	At least BBB or Baa2	0.95%	0.00%
IV	At least BBB- or Baa3	1.20%	0.20%
V	Below BBB-, Baa3 or unrated	1.60%	0.60%
Any change in the Credit Rating which would cause the Ratings-Based Applicable Margin to be determined with respect to a different level shall be effective as of the first day of the first calendar month immediately following receipt by the Administrative Agent of written notice delivered by the Borrower in accordance with Section 1.4(d) that the Credit Rating has changed; provided, however, if the Borrower has not delivered the notice required by such Section but the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed, then the Administrative Agent may, in its sole discretion, adjust the level effective as of the first day of the first calendar month following the date the Administrative Agent becomes aware that the Credit Rating has changed. In the event of a split Credit Rating (i.e., the credit rating by one of the foregoing rating agencies is at a different level than the rating of any other rating agency), then the highest Credit Rating shall be the rating utilized; provided, that if there is more than one level difference between any ratings then the level that is one level above the lowest Credit Rating shall be the rating utilized. After the Investment Grade Pricing Effective Date, if the rating agencies do not rate the Borrower or assign Credit Ratings below BBB-/Baa3, then in each case the Applicable Margin will be determined based on Pricing Level V. Any recalculation of the Applicable Margin required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s or any Lender’s other rights under this Agreement.
Each determination of the Applicable Margin made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Borrower and the Lenders if reasonably determined and absent manifest error.
“Real Property” or “Real Properties” means the real property owned by the Borrower or any of its Subsidiaries.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.
“Reference Time” means with respect to any setting of any then-current Benchmark, (a) if such Benchmark is the Adjusted Daily Simple SOFR Rate, then one (1) Business Day prior to (i) if the date of such setting is a Business Day, such date or (ii) if the date of such setting is not a Business Day, the Business Day immediately preceding such date and (b) if such Benchmark is not the Adjusted Daily Simple SOFR Rate, then the time determined by the Administrative Agent in accordance with the Conforming Changes.
“REIT” means a “real estate investment trust” in accordance with Section 856 of the Code.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks or other receptacles containing or previously containing any Hazardous Material.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the NYFRB, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the NYFRB, or any successor thereto.
“Required Lenders” means, as at any date of determination, Lenders whose outstanding Loans and Commitments constitute more than 50% of the sum of the total outstanding Loans and Commitments of all Lenders. For purposes of this definition, a Lender, together with its Approved Funds and Affiliates, shall constitute one and the same Lender; provided, in no event shall the Required Lenders include fewer than two (2) unaffiliated Lenders at any time when there are two (2) or more unaffiliated Lenders.
“Responsible Officer” means, with respect to any Loan Party, the chief executive officer, president, chief financial officer, principal/chief accounting officer, chief legal officer/general counsel or the chief operating officer of such Person and any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent.
“Restricted Payments” means with respect to any Person, the payment by such Person of a dividend or a return on any equity capital to its stockholders, members or partners or the making of any other distribution, payment or delivery of Property (other than common stock or partnership or membership interests of such Person) or cash to its stockholders, members or partners as such, or the redemption, retirement, purchase or other acquisition, directly or indirectly, for a consideration any shares of any class of its Stock (or any options or warrants issued by such Person with respect to its Stock). Without limiting the foregoing, “Restricted Payments” with respect to any Person shall also include all payments made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans.
“Revolving Credit Agreement” means that certain Third Amended and Restated Credit Agreement dated as of September 30, 2021, by and among the Borrower, the guarantors from time to time party thereto, Bank of Montreal, as administrative agent, and the other parties party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time, and all refinancings, renewals, replacements or extensions thereof.
“Rolling Period” means, as at any date, the four Fiscal Quarters ending on or immediately preceding such date.
“S&P” means Standard & Poor’s Ratings Services Group, a division of The McGraw-Hill Companies, Inc.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Significant Lease” means, as to any particular Real Property, each Lease which constitutes 30% or more of all base rent revenue of such Real Property.
“SOFR” means, for any day, a rate equal to the secured overnight financing rate as administered by the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Adjustment” means ten basis points (0.10%).
“SOFR Floor” means a rate of interest per annum equal to zero percent 0.00%.
“SOFR Loan” means a Daily Simple SOFR Loan or a Term SOFR Loan.
“Special Dividend” is defined in Section 8.24(c) hereof.
“Stock” means shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock, but excluding any preferred stock or other preferred equity securities.
“Stock Equivalents” means all securities (other than Stock) convertible into or exchangeable for Stock at the option of the holder, and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

“Subsidiary” means, as to any particular parent corporation or organization, any other corporation or organization of which more than 50% of the outstanding Voting Stock is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise expressly noted herein, the term “Subsidiary” means a Subsidiary of the Parent or the Borrower or of any of their direct or indirect Subsidiaries.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Tangible Net Worth” means, as at any date of determination, (a) total stockholders’ equity reflected on the Parent’s consolidated balance sheet for such period, plus (b) accumulated depreciation and amortization expense for such period, minus (c) all amounts appearing on the assets side of its consolidated balance sheet for assets representing an intangible asset under GAAP.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including back up withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tenant” means any Person leasing, subleasing or otherwise occupying any portion of a Real Property under a Lease.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Loan” means a Loan bearing interest at the rate specified in Section 1.4(c) hereof.
“Term SOFR Rate” means, with respect to any amount to which the Term SOFR Rate option applies, for any Interest Period, the interest rate per annum equal to the Term SOFR Reference Rate for a tenor comparable to such Interest Period, as such rate is published by the Term SOFR Administrator on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Interest Period. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. The Term SOFR Rate shall be adjusted automatically without notice to the Borrower on and as of the first day of each Interest Period.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Termination Date” means November 21, 2023, as such date may be extended pursuant to Section 1.16 hereof.
“TIC Agreement” means any tenancy-in-common agreement or agreement similar thereto.
“Total Asset Value” means, as at any date of determination, an amount equal to the sum of (a) with respect to all Real Properties that are owned for less than four (4) full Fiscal Quarters (not including any Included Development Asset) (other than those described in clauses (c) and (d) below), the aggregate purchase price of such Real Properties, plus (b) with respect to all other Real Properties that are owned for four (4) or more full Fiscal Quarters and all Included Development Assets (other than those described in clauses (c) and (d) below), the quotient of (x) the consolidated Property NOI from such Real Properties for the most recent Rolling Period divided by (y) the applicable Capitalization Rate, plus (c) with respect to Real Properties that are Development Assets (other than Included Development Assets), the undepreciated book value of such Development Assets, plus (d) with respect to Real Properties that are Land Assets, the undepreciated book value of such Land Assets, plus (e) the aggregate amount of all 1031 Cash Proceeds as of such date and all unrestricted cash and Cash Equivalents owned by the Borrower and its Subsidiaries as of such date, as determined in accordance with GAAP; provided, that in no event shall the amount added to Total Asset Value under this clause (e) exceed 10% of Total Asset Value to the extent such amounts over 5% are attributable to 1031 Cash Proceeds, plus (f) the book value of Mortgage Receivables, as determined in accordance with GAAP, plus (g) the aggregate amount of all notes receivable (other than Mortgage Receivables), valued at the lower of cost or book value (as determined in accordance with GAAP), which the issuer or borrower with respect to such notes receivable is not delinquent thirty (30) days or more in interest or principal payments due thereunder or otherwise in default thereunder, provided, further, that with respect to any Real Property sold or otherwise transferred during the applicable Rolling Period, the applicable amount referenced in clauses (a) through (d) above for such Real Property shall be excluded from Total Asset Value.
For purposes of this definition: (U) to the extent the amount of Total Asset Value attributable to Joint Ventures exceeds 10% of Total Asset Value, such excess shall be excluded; (V) to the extent the amount of Total Asset Value attributable to Development Assets exceeds 10% of Total Asset Value, such excess shall be excluded; (W) to the extent the amount of Total Asset Value attributable to Land Assets exceeds 5% of Total Asset Value, such excess shall be excluded; (X) to the extent the amount of Total Asset Value attributable to Mortgage Receivables exceeds 10% of Total Asset Value, such excess shall be excluded; (Y) to the extent the amount of Total Asset Value attributable to notes receivable pursuant to clause (g) above exceeds 5% of Total Asset Value, such excess shall be excluded, and (Z) to the extent the amount of Total Asset Value attributable to Joint Ventures, Development Assets, Land Assets, Mortgage Receivables and other notes receivable in the aggregate exceed 25% of Total Asset Value, such excess shall be excluded.

“Total Indebtedness” means, as at any date of determination, the consolidated Indebtedness (other than the negative mark-to-market value of interest rate swaps) of the Parent and its Subsidiaries which would, in conformity with GAAP, be properly classified as a liability on a consolidated balance sheet of the Parent and its Subsidiaries as of such date, excluding any amounts categorized as accrued expenses, accrued dividends, deposits held, deferred revenues, minority interests and other liabilities not directly associated with the borrowing of money.
“Total Secured Indebtedness” means, as at any date of determination, Total Indebtedness that is secured by a Lien on the assets of such Person.
“Total Unsecured Indebtedness” means, as at any date of determination, Total Indebtedness minus Total Secured Indebtedness.
“Transaction Administration Letter” means letter substantially in the form of Exhibit A-2 to be executed and delivered by the Borrower to the Administrative Agent pursuant to Section 7.2(g) and setting forth a list of Borrower’s Authorized Representatives, as the same may be amended, restated or modified from time to time with the prior written approval of the Administrative Agent.
“Treasury Management Line” means (i) that certain Loan Agreement between the Borrower and Wells Fargo Bank, National Association dated March 15, 2018, as amended through the Effective Date, or as further amended (including amendments to the maturity thereof) subject to the reasonable consent of the Administrative Agent or (ii) any financing documentation which replaces in whole or in part the then-existing Treasury Management Line and pursuant to which the indebtedness under the then-existing Treasury Management Line is refinanced, as such financing documentation may be amended, supplemented or otherwise modified or restated from time to time subject to the reasonable consent of the Administrative Agent; provided that such Treasury Management Line shall be in an aggregate amount not to exceed $10,000,000.
“UCC” means the Uniform Commercial Code as in effect in the State of New York.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unencumbered Asset Pool Determination Date” means each date on which the Unencumbered Asset Pool Value is certified in writing to the Administrative Agent, which shall occur as follows:
    (a)    Quarterly. For quarterly certifications, as of the last day of such Fiscal Quarter.
    (b)    Property Adjustments. Following each addition or removal of an Eligible Property, promptly following such addition or removal.
    (c)    Borrower Election. From time to time, at the election of the Borrower in its sole discretion.
“Unencumbered Asset Pool Property” means, as at any date of determination, any Eligible Property which is taken into account in calculating the Unencumbered Asset Pool Value as of such date.
“Unencumbered Asset Pool Requirements” means with respect to the calculation of the Unencumbered Asset Pool Value, collectively, that:
    (a)    the Unencumbered Asset Pool Properties shall at all times include no less than twenty-five (25) Eligible Properties;
    (b)    the weighted average (based on Unencumbered Asset Pool Value) aggregate Occupancy Rate of all Unencumbered Asset Pool Properties shall be greater than or equal to 90%;
    (c)    no individual Unencumbered Asset Pool Property may represent more than 20% of the Unencumbered Asset Pool Value;
    (d)    [reserved]; and
    (e)    Non-Wholly Owned Unencumbered Asset Pool Properties may not represent more than 20% of the Unencumbered Asset Pool Value.
“Unencumbered Asset Pool Value” means, as at any date of determination, with respect to each Unencumbered Asset Pool Property, an amount equal to:
    (a)    with respect to any Unencumbered Asset Pool Property owned by any Loan Party for less than or equal to twelve (12) months (other than an Unencumbered Asset Pool Property that is an Included Development Asset owned for 12-months or less), the purchase price of such Unencumbered Asset Pool Property; or
    (b)    with respect to each other Unencumbered Asset Pool Property (including any Unencumbered Asset Pool Property that is an Included Development Asset), the quotient of (x) the consolidated Property NOI of such Unencumbered Asset Pool Property for the most recent Rolling Period divided by (y) the Capitalization Rate applicable for such Unencumbered Asset Pool Property.
Unencumbered Asset Pool Value attributable to any Non-Wholly Owned Unencumbered Asset Pool Property shall be calculated to be equal to the product of (i) the amount attributable to such Unencumbered Asset Pool Property as determined in accordance with clause (a) or (b) above, as applicable, multiplied by (ii) the applicable Loan Party’s Ownership Share of such Non-Wholly Owned Unencumbered Asset Pool Property as of such date.
“Unfunded Vested Liabilities” means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.
“Unsecured Leverage Ratio Increase Period” is defined in Section 8.20(c).
“Unsecured Interest Expense” means, with respect to a Person for any period of time, the interest expense whether paid, accrued or capitalized (without deduction of consolidated interest income) of such Person for such period with respect to Total Unsecured Indebtedness. Unsecured Interest Expense shall exclude any amortization of (i) deferred financing fees, including the write-off of such fees relating to the early retirement of the related Indebtedness, and (ii) debt discounts (but only to the extent such discounts do not exceed 3.0% of the initial face principal amount of such Total Unsecured Indebtedness).
“Unsecured Ratable Debt” means any unsecured bank credit facility (other than the Treasury Management Line) or privately placed notes of the Borrower that are guaranteed by any Guarantor or Other Guarantor and/or include an unencumbered asset test as a financial covenant, and which test includes any Eligible Property.
“U.S. Dollars” and “$” each means the lawful currency of the United States of America.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 12.1(g) hereof.
“Voting Stock” of any Person means Stock of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than Stock having such power only by reason of the happening of a contingency.

“Welfare Plan” means a “welfare plan” as defined in Section 3(1) of ERISA that provides post-retirement benefits other than continuation coverage described in article 6 of Title I of ERISA.
“Withholding Agent” means any Loan Party and the Administrative Agent.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
    Section 5.2.    Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references to time of day herein are references to Pittsburgh, Pennsylvania time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.
    Section 5.3.    Change in Accounting Principles. If, after the Closing Date, there shall occur any change in GAAP (including for this purpose the rules promulgated with respect thereto and any change in application of GAAP concurred by the Parent’s independent public accountants and disclosed in writing to the Administrative Agent (collectively, a “GAAP Change”), from those used in the preparation of the financial statements referred to in Section 6.5 hereof and such GAAP Change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower or the Required Lenders may, by written notice to the Administrative Agent and the Borrower, respectively, require that the Lenders and the Borrower negotiate in good faith to amend such covenants, standards, and terms so as equitably to reflect such GAAP Change, with the desired result being that the criteria for evaluating the financial condition of the Parent and its Subsidiaries shall be the same as if such GAAP Change had not been made. No delay by the Borrower or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 5.3, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, (i) the Borrower shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a GAAP Change, (ii) the Borrower covenants and agrees with the Lenders that whether or not the Borrower may at any time adopt Accounting Standards Codification 825 or account for assets and liabilities acquired in an acquisition on a fair value basis pursuant to Accounting Standards Codification 805, all determinations of compliance with the terms and conditions of this Agreement shall be made on the basis that the Borrower has not adopted Accounting Standards Codification 825 or Accounting Standards Codification 805 and (iii) leases shall continue to be classified and accounted for on a basis consistent with that reflected in the financial statements referred to in Section 6.5 hereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any GAAP Change relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for in this Section 5.3.
    Section 5.4.    Non-Wholly Owned Properties. When determining the Applicable Margin or compliance with Section 8.20 or with any financial covenant contained in any of the Loan Documents (and in the calculation of any component definition thereof, including, for the sake of clarity, Total Asset Value) only the Borrower’s Ownership Share of a Property shall be included.
    Section 5.5.    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division (whether under Delaware law or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
    Section 5.6.    Rates.
    (a)    Section 10.4 provides a mechanism for determining an alternative rate of interest in the event that the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR Rate is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR Rate, or with respect to any alternative or successor rate thereto, or replacement rate therefor (including, without limitation, any Benchmark Replacement), or the effect of any of the foregoing, or of any Conforming Changes.
    (b)    With respect to the Adjusted Term SOFR Rate and the Adjusted Daily Simple SOFR Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall provide notice to the Borrower and the Lenders each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.
Section 6.    Representations and Warranties.
The Borrower and each Guarantor represents and warrants to the Administrative Agent and the Lenders as follows:
    Section 6.1.    Organization and Qualification. Each Loan Party is duly organized, validly existing, and in good standing as a corporation, limited liability company, or partnership, as applicable, under the laws of the jurisdiction in which it is organized, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect.
    Section 6.2.    Subsidiaries. Each Subsidiary that is not a Loan Party is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect. As of the Closing Date and as of the most recent date an updated Schedule 6.2 has been delivered pursuant to Section 8.5(e), Schedule 6.2 hereto identifies each Subsidiary of the Parent (including Subsidiaries that are Loan Parties), the jurisdiction of its organization, the percentage of issued and outstanding shares of each class of its Stock owned by any Loan Party and its Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class of its authorized Stock and the number of shares of each class issued and outstanding. All of the outstanding shares of Stock of each Subsidiary of the Parent are validly issued and outstanding and fully paid and nonassessable and all such Stock indicated on Schedule 6.2 as being owned by the relevant Loan Party or another Subsidiary are owned, beneficially and of record, by such Loan Party or such Subsidiary free and clear of all Liens other than Permitted Liens; provided that the Stock issued by any Loan Party is free and clear of all Liens other than Permitted UAP Liens.

    Section 6.3.    Authority and Validity of Obligations. Each Loan Party has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for (in the case of the Borrower), to guarantee the Obligations (in the case of each Guarantor), and to perform all of its obligations hereunder and under the other Loan Documents executed by it. The Loan Documents delivered by the Loan Parties have been duly authorized, executed, and delivered by such Persons and constitute valid and binding obligations of such Loan Parties enforceable against each of them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by any Loan Party or any Subsidiary of any of the matters and things herein or therein provided for, (a) violate any provision of law or any judgment, injunction, order or decree binding upon any Loan Party or any Subsidiary or any provision of the organizational documents (e.g., charter, certificate or articles of incorporation and by-laws, certificate or articles of association and operating agreement, partnership agreement, or other similar organizational documents) of any Loan Party or any Subsidiary, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting any Loan Party or any Subsidiary or any of their respective Property, in each case where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of any Loan Party or any Subsidiary.
    Section 6.4.    Use of Proceeds; Margin Stock. The Borrower shall use the proceeds of the Credit to refinance existing indebtedness, to finance property acquisitions, to finance capital expenditures, for general corporate purposes and to fund certain fees and expenses associated with the closing of this Agreement. No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Margin stock (as hereinabove defined) constitutes less than 25% of the assets (either of the Borrower only or of the Loan Parties and their Subsidiaries on a consolidated basis) subject to the provisions of Section 8.7 hereof and Section 8.9 hereof or subject to the restrictions contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness within the scope of Section 9.1(f). For the purposes of this section, “assets” of the Loan Parties or any of their Subsidiaries includes, without limitation, treasury stock of Parent that has not been retired.
    Section 6.5.    Financial Reports. (i) The consolidated balance sheet of the Parent and its Subsidiaries as of December 31, 2021 and the related consolidated statements of income, retained earnings and cash flows of the Parent and its Subsidiaries for the Fiscal Year then ended, and accompanying notes thereto, which financial statements are accompanied by the unqualified audit report of independent public accountants, and (ii) the unaudited interim consolidated balance sheet of the Parent and its Subsidiaries as at September 30, 2022 and the related consolidated statements of income, retained earnings and cash flows of the Parent and its Subsidiaries for the three months then ended, heretofore furnished to the Administrative Agent, fairly present, in all material respects, the consolidated financial condition of the Parent and its Subsidiaries as at such date and the consolidated results of their operations and cash flows for the period then ended in conformity with GAAP applied on a consistent basis (subject, for the financial statements in clause (ii) above, to the absence of footnote disclosures and year-end audit adjustments), except as otherwise expressly noted therein. No Loan Party has contingent liabilities which are material to it and are required to be set forth in its financial statements or notes thereto in accordance with GAAP other than as indicated on such financial statements and notes thereto (including with respect to future periods as to which this representation is required to be remade, on the financial statements furnished pursuant to Section 8.5 hereof).
    Section 6.6.    No Material Adverse Change. Since December 31, 2021, there has been no change in the business, financial condition, operations, performance or properties of the Parent and its Subsidiaries, taken as a whole, which would reasonably be expected to have a Material Adverse Effect.
    Section 6.7.    Full Disclosure. The written statements and information (other than (i) financial estimates and other forward-looking and/or projected information (collectively, “Projections”) and (ii) information of a general economic or industry-specific nature) that have been furnished to the Administrative Agent and the Lenders by the Loan Parties in connection with the negotiation of this Agreement and the other Loan Documents, when taken as a whole, do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading in any material respect in light of the circumstances under which such statements were made. The Projections that have been furnished to the Administrative Agent and the Lenders by the Loan Parties in connection with the negotiation of this Agreement and the other Loan Documents have been prepared in good faith based upon assumptions believed by the Loan Parties to be reasonable at the time furnished (it being recognized by the Administrative Agent and the Lenders that such Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond your control, that no assurance can be given that any particular financial projections will be realized, that actual results may differ from projected results and that such differences may be material). As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
    Section 6.8.    Trademarks, Franchises, and Licenses. The Loan Parties and their Subsidiaries own, possess, or have the right to use all necessary patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information to conduct their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person except, in each case, where the failure to do so would not have a Material Adverse Effect.
    Section 6.9.    Governmental Authority and Licensing. The Loan Parties and their Subsidiaries have received all licenses, permits, and approvals of all federal, state, and local Governmental Authorities, if any, necessary to conduct their businesses, in each case where the failure to obtain or maintain the same could reasonably be expected to have a Material Adverse

Effect. No investigation or proceeding which could reasonably be expected to result in revocation or denial of any license, permit or approval is pending or, to the knowledge of the any Loan Party, threatened, in each case, except as would not reasonably be expected to have a Material Adverse Effect.
    Section 6.10.    Good Title. The Loan Parties have good and defensible title (or valid leasehold interests) to their assets. The assets owned by the Loan Parties are subject to no Liens, other than Permitted Liens; provided that Unencumbered Asset Pool Properties and the Stock issued by any Loan Party are subject to no Liens other than Permitted UAP Liens.
    Section 6.11.    Litigation and Other Controversies. There is no litigation or governmental or arbitration proceeding or labor controversy pending, nor to the knowledge of any Loan Party threatened in writing, against any Loan Party or any Subsidiary or any of their respective Property which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
    Section 6.12.    Taxes. All federal and material state, local and foreign tax returns required to be filed by any Loan Party or any Subsidiary in any jurisdiction have, in fact, been filed, and all Taxes upon any Loan Party or any Subsidiary or upon any of their respective Property, income or franchises, which are shown to be due and payable in such returns, have been paid, except such Taxes, if any, (a) as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided or (b) where the failure to file or pay could not reasonably be expected to result in liability in excess of $10,000,000 in the aggregate. No Loan Party knows of any proposed additional Tax assessment against it or its Subsidiaries for which adequate provisions in accordance with GAAP have not been made on their accounts. Adequate provisions in accordance with GAAP for Taxes on the books of each Loan Party and each of its Subsidiaries have been made for all open years, and for its current fiscal period.
    Section 6.13.    Approvals. No authorization, consent, license or exemption from, or filing or registration with, any court or Governmental Authority (other than any filings or reports required under the federal securities laws or except as would not have an adverse effect on any Lender in any material respect), nor any approval or consent of any other Person, is or will be necessary to the valid execution and delivery by the Borrower or any Guarantor of any Loan Document, except for such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect.
    Section 6.14.    Affiliate Transactions. Other than property management contracts and other agreements entered into among the Loan Parties and their Subsidiaries from time to time that would not otherwise cause a Default hereunder, no Loan Party nor any of its Subsidiaries is a party to any contracts or agreements with any of its Affiliates on terms and conditions which are less favorable to such Loan Party or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

    Section 6.15.    Investment Company. No Loan Party nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
    Section 6.16.    ERISA. With respect to each Plan, each Loan Party and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code (to the extent applicable to it) and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. No Loan Party nor any of its Subsidiaries has any contingent liabilities with respect to any Welfare Plan.
    Section 6.17.    Compliance with Laws. (a) The Loan Parties and their Subsidiaries are in compliance with all Legal Requirements applicable to or pertaining to their Property or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, zoning regulations and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
    (b)    Except for such matters, individually or in the aggregate, which could not reasonably be expected to result in a Material Adverse Effect, (i) the Loan Parties and their Subsidiaries, and each Real Property, comply in all material respects with all applicable Environmental Laws; (ii) the Loan Parties and their Subsidiaries have obtained, maintain and are in compliance with all approvals, permits, or authorizations of Governmental Authorities required for their operations and each Real Property; (iii) the Loan Parties and their Subsidiaries have not, and no Loan Party has knowledge of any other Person who has, caused any Release, threatened Release or disposal of any Hazardous Material at, on, or from any Real Property in any material quantity and, to the knowledge of each Loan Party, no Real Property is adversely affected by any such Release, threatened Release or disposal of a Hazardous Material; (iv) the Loan Parties and their Subsidiaries are not subject to and have no notice or knowledge of any Environmental Claim involving any Loan Party or any Subsidiary of a Loan Party or any Real Property, and there are no conditions or occurrences at any Real Property which could reasonably be anticipated to form the basis for such an Environmental Claim; (v) no Real Property contains and has contained any: (1) underground storage tanks, (2) material amounts of asbestos containing building material, (3) landfills or dumps, (4) hazardous waste management facilities as defined pursuant to any Environmental Law, or (5) sites on or nominated for the National Priority List or similar state list; (vi) the Loan Parties and their Subsidiaries have not used a material quantity of any Hazardous Material and have conducted no Hazardous Material Activity at any Real Property; (vii) no Real Property is subject to any, and no Loan Party has knowledge of any imminent restriction on the ownership, occupancy, use or transferability of the Real Property in connection with any (1) Environmental Law or (2) Release, threatened Release or disposal of a Hazardous Material; and (viii) there are no conditions or circumstances at any Real Property which poses an unreasonable risk to the environment or the health or safety of Persons.

    (c)    Each Loan Party and each of its Subsidiaries is in material compliance with all Anti-Corruption Laws. Each Loan Party and each of its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by each Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws. No Loan Party nor any Subsidiary has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Loan Party or such Subsidiary or to any other Person, in violation of any Anti-Corruption Laws.
    Section 6.18.    OFAC. (a) Each Loan Party is in compliance in all material respects with the requirements of all OFAC Sanctions Programs applicable to it, (b) each Subsidiary of the Parent is in compliance in all material respects with the requirements of all OFAC Sanctions Programs applicable to such Subsidiary, (c) each Loan Party has provided to the Administrative Agent and the Lenders all information requested by them regarding such Loan Party and its Affiliates and Subsidiaries necessary for the Administrative Agent and the Lenders to comply with all applicable OFAC Sanctions Programs, and (d) no Loan Party nor any of its Subsidiaries nor, to the knowledge of any Loan Party, any officer, director or Affiliate of any Loan Party or any of its Subsidiaries, is a Person, that is, or is owned or controlled by Persons that are, (i) the target of any OFAC Sanctions Programs or (ii) located, organized or resident in a country, region or territory that is, or whose government is, the subject of any OFAC Sanctions Programs; provided, that in this clause (d) no representation is made with respect to Persons owning Stock of the Parent.
    Section 6.19.    Other Agreements. No Loan Party nor any of its Subsidiaries is in default under the terms of any covenant, indenture or agreement of or affecting such Person or any of its Property, which default, if uncured would reasonably be expected to have a Material Adverse Effect.
    Section 6.20.    Solvency. The Loan Parties and their Subsidiaries, taken as a whole, are solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business and all businesses in which they are about to engage.
    Section 6.21.    No Default. No Default or Event of Default has occurred and is continuing.
    Section 6.22.    No Broker Fees. No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.
    Section 6.23.    Condition of Property; Casualties; Condemnation. Except to the extent that the same could not reasonably be expected to result in a Material Adverse Effect, each Real Property (a) is in good repair, working order and condition, normal wear and tear and casualty excepted, (b) is free of structural defects, (c) is not subject to material deferred maintenance, (d) has and will have all building systems contained therein in good repair, working order and condition, normal wear and tear and casualty excepted and (e) is not located in a flood plain or flood hazard area, or if located in a flood plain or flood hazard area is covered by full replacement cost flood insurance. For the avoidance of doubt, in no event shall the representations contained in the foregoing clause (a) through (d) be deemed to be applicable to any Property owned by a Tenant. No condemnation or other like proceedings that has had, or would reasonably be expected to result in, a Material Adverse Effect, is pending, served or, to the knowledge of the Borrower, threatened against any Real Property. Promptly after the request of the Administrative Agent, the Borrower shall deliver a current property condition report, in form and substance reasonably acceptable to Administrative Agent from an independent engineering or architectural firm reasonably acceptable to Administrative Agent, with respect to any Unencumbered Asset Pool Property specified by Administrative Agent that, in the reasonable determination of the Administrative Agent, has a maintenance or structural issue that could materially and adversely affect the value or use of such Eligible Property.
    Section 6.24.    Legal Requirements and Zoning. Except as disclosed in the zoning reports furnished to Administrative Agent, the use and operation of each Real Property constitutes a legal use (including legally nonconforming use) under applicable zoning regulations (as the same may be modified by special use permits or the granting of variances) and complies in all material respects with all Legal Requirements, and does not violate in any material respect any approvals, restrictions of record or any agreement affecting any such Real Property (or any portion thereof), which violation would reasonably be expected to have a Material Adverse Effect.
    Section 6.25.    REIT Status. The Parent (a) is a REIT, (b) has not revoked its election to be a REIT, and (c) for its current “tax year” as defined in the Code is and for all prior tax years subsequent to its election to be a REIT has been entitled to a dividends paid deduction which meets the requirements of Section 857 of the Code.
Section 7.    Conditions Precedent.
    Section 7.1.    All Credit Events. At the time of each Credit Event:
    (a)    each of the representations and warranties set forth herein and in the other Loan Documents shall be true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as of said time, except to the extent the same expressly relate to an earlier date, in which case the same shall be true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as of such earlier date;
    (b)    no Default or Event of Default shall have occurred and be continuing immediately before such Credit Event or would immediately occur as a result of such Credit Event; and
    (c)    in the case of a Borrowing, the Administrative Agent shall have received the notice required by Section 1.6 hereof.
Each request for a Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date on such Credit Event as to the facts specified in subsections (a) through (c), inclusive, of this Section 7.1; provided, however, that the Lenders may continue to make advances under the Credit, in the sole discretion of the Lenders, notwithstanding the failure of the Borrower to satisfy one or more of the conditions set forth above and any such advances so made shall not be deemed a waiver of any Default or Event of Default or other condition set forth above that may then exist.
    Section 7.2.    Initial Credit Event Before or concurrently with the initial Credit Event:
    (a)    the Administrative Agent shall have received this Agreement duly executed by the Borrower, each Guarantor, and the Lenders;
    (b)    if requested by any Lender, the Administrative Agent shall have received, a Note (or an amended and restated note, if applicable) payable to such Lender and duly executed by the Borrower dated the Closing Date and otherwise in compliance with the provisions of Section 1.10 hereof;
    (c)    [reserved];
    (d)    the Administrative Agent shall have received copies of each Loan Party’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary (or comparable Responsible Officer);
    (e)    the Administrative Agent shall have received copies of resolutions of each Loan Party’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on each Loan Party’s behalf, all certified in each instance by its Secretary or Assistant Secretary (or comparable Responsible Officer);
    (f)    the Administrative Agent shall have received copies of the certificates of good standing for the Borrower and each Guarantor (dated no earlier than thirty (30) days prior to the Closing Date) from the office of the secretary of the state (or similar office) of its incorporation or organization and of each state in which an Initial Unencumbered Asset Pool Property is located where its ownership, lease or operation of properties or the conduct of its business requires such qualification;
    (g)    the Administrative Agent shall have received a Loan Disbursement Authorization and a Transaction Administration Letter (which shall contain a list of the Borrower’s Authorized Representatives), each duly executed by the Borrower;
    (h)    the Administrative Agent shall have received the initial fees called for by Section 2 hereof;

    (i)    the Administrative Agent shall have received a Compliance Certificate for the Borrower’s Fiscal Quarter ending September 30, 2022 showing pro forma compliance with the financial covenants contained in Section 8.20 after giving effect to the initial Loans with the inclusion of the Initial Unencumbered Asset Pool Properties, in form and substance reasonably acceptable to the Administrative Agent;
    (j)    since December 31, 2021, no material adverse change in the business, financial condition, operations, performance or properties of the Borrower or the Guarantors, taken as a whole, shall have occurred;
    (k)    (i) no litigation or governmental or arbitration proceeding or labor controversy shall be pending or threatened in writing against any Loan Party or any Subsidiary or any of their respective Property which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) the Borrower and the Guarantors shall have received all authorizations, consents, licenses or exemptions from, or filings or registrations with, any court or Governmental Authority (other than any filings or reports required under the federal securities laws or except as would not have an adverse effect on any Lender in any material respect), and any approvals or consents of any other Person, as shall be necessary to the valid execution and delivery by the Borrower or any Guarantor of any Loan Document and (iii) there shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents;
    (l)    the Administrative Agent shall have received written opinions of counsel to the Borrower and each Guarantor, in form and substance reasonably acceptable to the Administrative Agent;
    (m)    the Administrative Agent shall have received a fully executed Internal Revenue Service Form W-9 for the Borrower and each Guarantor; and the Administrative Agent and the Borrower shall have received the Internal Revenue Service Forms and any applicable attachments required by Section 12.1(b);
    (n)    the Administrative Agent shall have received such other agreements, instruments, documents and certificates as the Administrative Agent may reasonably request;
    (o)    each of the Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information requested by any such Lender required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act including, without limitation, the information described in Section 13.24; and
    (p)    if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall deliver a Beneficial Ownership Certification in relation to it.

    Section 7.3.    Eligible Property Additions and Removals to the Unencumbered Asset Pool Properties. (a) As of the Closing Date, the Borrower represents and warrants to the Lenders and the Administrative Agent that the Initial Unencumbered Asset Pool Properties qualify as Eligible Properties and that the information provided on Schedule 1.1 is true and correct in all material respects.
    (b)    Upon not less than ten (10) Business Days prior written notice from the Borrower to the Administrative Agent, the Borrower may, from time to time, request that a Real Property be added (subject to the other requirements for a Real Property qualifying as an Eligible Property) as an Unencumbered Asset Pool Property, and such Real Property shall be added as an Unencumbered Asset Pool Property upon satisfaction of the following conditions:
    (1)    the Administrative Agent shall have received a current rent roll and operating statement with respect to such Real Property;
    (2)    the Administrative Agent shall have received a certificate evidencing compliance with the Unencumbered Asset Pool Requirements on a pro forma basis;
    (3)    if requested by the Administrative Agent, the Administrative Agent shall have received a certificate from the Borrower reasonably acceptable to the Administrative Agent that such Real Property is free of all material structural defects or major architectural deficiencies, material title defects, material environmental conditions or other adverse matters which, individually or collectively, materially impair the value of such Real Property;
    (4)    if the Subsidiary owning such Real Property is not a Guarantor (each, a “New Guarantor”) the Administrative Agent shall have received a duly executed Additional Guarantor Supplement from such New Guarantor, together with any other agreements reasonably required by the Administrative Agent including the following:
    (A)    copies of such New Guarantor’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary;
    (B)    copies of resolutions of such New Guarantor’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby, together with specimen signatures of the persons authorized to execute such documents on such New Guarantor’s behalf, all certified in each instance by its Secretary or Assistant Secretary or other Authorized Representative;
    (C)    copies of the certificates of good standing for such New Guarantor from the office of the secretary of the state (or similar office) of its incorporation or organization and of each state in which an Unencumbered Asset Pool Property is located; and

    (D)    a fully executed Internal Revenue Service Form W-9 for such New Guarantor;
    (5)    if such Real Property is owned in a tenancy-in-common structure, the Borrower, Guarantor or New Guarantor, as applicable, shall deliver a TIC Agreement and Management Agreement, in each case, in form and substance acceptable to the Administrative Agent;
    (6)    the Administrative Agent shall have received financing statement, tax, and judgment lien search results against any such New Guarantor and such Real Property evidencing the absence of Liens, except for Permitted Liens or Permitted UAP Liens, as applicable, under this Agreement; and
    (7)    the Administrative Agent shall have received such other agreements, instruments, documents, certificates, and opinions as the Administrative Agent may reasonably request (including, but not limited to, copies of ARGUS runs (or similar reports), leases, title, UCC or tax lien searches, surveys and environmental assessments).
Upon satisfaction of the foregoing conditions Schedule 1.1 shall be deemed updated with such Real Property.
    (c)    In the event that any Unencumbered Asset Pool Property shall at any time cease to constitute an Eligible Property, (i) the Borrower shall, as soon as reasonably possible after obtaining knowledge thereof, notify the Administrative Agent in writing of the same and (ii) such Real Property shall automatically cease to constitute an Unencumbered Asset Pool Property from the date that the same ceased to constitute an Eligible Property until such time as the same again qualifies as an Eligible Property and is added by the Borrower as an Unencumbered Asset Pool Property in accordance with the preceding paragraph. Similarly, in the event that, at any time, the Unencumbered Asset Pool Requirements shall be violated, (A) the Borrower shall, as soon as reasonably possible after obtaining knowledge thereof, notify the Administrative Agent in writing of the same, which written notice shall include a designation by the Borrower of any Real Property or Real Properties to be removed as Unencumbered Asset Pool Properties in order to restore compliance with the Unencumbered Asset Pool Requirements, and (B) each such Real Property shall automatically cease to constitute an Unencumbered Asset Pool Property from the date of such written notice until such time as the same is added by the Borrower as an Unencumbered Asset Pool Property in accordance with the preceding paragraph (provided that the addition of the same at such time does not result in a violation of the Unencumbered Asset Pool Requirements).
    (d)    Upon not less than ten (10) Business Days prior written notice from the Borrower to the Administrative Agent, the Borrower may, from time to time, designate that a Real Property be removed as an Unencumbered Asset Pool Property; provided, however, that the Borrower shall not be permitted to designate that a Real Property be removed as an Unencumbered Asset Pool Property without the consent of the Required Lenders in their sole discretion if such removal would result in fewer than twenty-five (25) Unencumbered Asset Pool Properties. Such notice shall be accompanied by an Compliance Certificate setting forth the components of the

Unencumbered Asset Pool Value as of the removal of the designated Real Property as an Unencumbered Asset Pool Property, and Borrower’s certification in such detail as reasonably required by the Administrative Agent that no Default or Event of Default is then continuing (including after taking into account the removal of such Unencumbered Asset Pool Property) and that such removal shall not cause the other Unencumbered Asset Pool Properties to violate the Unencumbered Asset Pool Requirements. Upon the removal of a Real Property as an Unencumbered Asset Pool Property (whether automatically or as a result of an election by the Borrower, as described above), the Guarantor which owned such Real Property, but that does not otherwise own any other Unencumbered Asset Pool Property, shall, upon the Borrower’s written request, be released from its obligations under this Agreement or, if applicable, its separate Guaranty and any other Loan Documents pursuant to lien releases and other documentation reasonably acceptable to the Borrower and the Administrative Agent.
Section 8.    Covenants.
The Borrower and each Guarantor agrees that, so long as any credit is available to or in use by the Borrower hereunder, except to the extent compliance in any case or cases is cured or waived in writing pursuant to the terms of Section 12.13 hereof:
    Section 8.1.    Maintenance of Existence. The Borrower shall, and shall cause each Guarantor to, preserve and maintain its existence, except as otherwise provided in Section 8.10 hereof. Each Loan Party shall, and shall cause each of its Subsidiaries to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business where the failure to do so would reasonably be expected to have a Material Adverse Effect.
    Section 8.2.    Maintenance of Properties. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain, preserve, and keep its Property in good working order and condition (ordinary wear and tear and casualty excepted), and shall from time to time make all necessary and proper repairs, renewals, replacements, additions, and betterments thereto so that such Property shall at all times be fully preserved and maintained, except to the extent that, in the reasonable business judgment of such Person, any such Property is no longer necessary for the proper conduct of the business of such Person or except where the failure would not reasonably be expected to have a Material Adverse Effect. The Borrower shall not, and shall not permit any Guarantor to, amend, modify or terminate any material contract or agreement to which it is a party if such amendment, modification or termination or waiver would reasonably be expected to cause a Material Adverse Effect.
    Section 8.3.    Taxes and Assessments. Each Loan Party shall duly pay and discharge, and shall cause each of its Subsidiaries to duly pay and discharge, all federal and material state, local, and foreign Taxes, rates, assessments, fees, and governmental charges upon or against it or its Property, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent (a) that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves established in accordance with GAAP are provided therefor or (b) where the failure to file or pay could not reasonably be expected to result in liability in excess of $10,000,000 in the aggregate.
    Section 8.4.    Insurance. Each Loan Party shall insure and keep insured, and shall cause each of its Subsidiaries to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks (including flood insurance with respect to any improvements on real Property consisting of building or parking facilities in an area designated by a Governmental Authority as having special flood hazards), and in such amounts, as are insured by Persons similarly situated and operating like Properties. Each Loan Party shall also maintain, and shall cause each of its Subsidiaries to maintain, insurance with respect to the business of such Loan Party and its Subsidiaries, covering commercial general liability, statutory worker’s compensation and occupational disease, statutory structural work act liability, and business interruption and such other risks with good and responsible insurance companies, in such amounts and on such terms as the Administrative Agent or the Required Lenders shall reasonably request, but in any event as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Borrower shall deliver to the Administrative Agent (a) on the Closing Date and at such other times as the Administrative Agent shall reasonably request, certificates evidencing the maintenance of insurance required hereunder, (b) prior to the termination of any such policies, certificates evidencing the renewal thereof and (c) promptly following the request by the Administrative Agent during the existence of an Event of Default, copies of any other insurance policy of any Loan Party or its Subsidiaries.
    Section 8.5.    Financial Reports. The Borrower shall, and shall cause the Parent and each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and, subject to Section 8.22 hereof, shall furnish to the Administrative Agent such information respecting the business and financial condition of the Parent, the Borrower and each Subsidiary as the Administrative Agent (on its behalf or on behalf of any Lender) may reasonably request; and without any request, shall furnish to the Administrative Agent, for distribution to the Lenders:
    (a)    as soon as available, and in any event no later than ninety (90) days after the last day of each Fiscal Year of the Borrower, a copy of the audited consolidated balance sheet and statement of income of the Parent and its Subsidiaries as of the last day of the Fiscal Year then ended tying to the audited consolidated financial statements included in the Parent’s form 10-K as filed with the SEC for the corresponding period and the consolidated statements of retained earnings and cash flows of the Parent and its Subsidiaries for the Fiscal Year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous Fiscal Year, accompanied by an opinion of Grant Thornton or another independent public accountants of recognized national standing, selected by the Borrower and reasonably acceptable to the Administrative Agent, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in all material respects in accordance with GAAP the consolidated financial condition of the Parent and its Subsidiaries as of the close of such Fiscal Year and the results of their operations and cash flows for the Fiscal Year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards, which opinion shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; provided that, notwithstanding anything herein to the contrary, for the calendar year in which a Fiscal Year Change Date occurs, the Borrower shall furnish to the Administrative Agent (i) as soon as available, and in any event no later than ninety (90) days after April 30th of such calendar year, an audited consolidated balance sheet and consolidated statements of income, retained earnings, and cash flows of the Parent and its Subsidiaries for the twelve-month period then ended, together with such required notes and opinions as set forth above, (ii) as soon as available, and in any event no later than ninety (90) days after the last day of such calendar year, an audited consolidated balance sheet and consolidated statements of income, retained earnings, and cash flows of the Parent and its Subsidiaries for the eight-month period from the Fiscal Year Change Date to the last day of such calendar year then ended, together with such required notes and opinions as set forth above, and (iii) as soon as available, and in any event no later than ninety (90) days after the last day of such calendar year, a copy of the consolidated balance sheet of the Parent and its Subsidiaries as of the last day of such calendar year and the consolidated statements of income, retained earnings, and cash flows of the Parent and its Subsidiaries for the twelve-month period then ended, each in reasonable detail showing, in comparative form, the figures for the corresponding date and period in the previous calendar year, prepared by the Borrower in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments) and certified to by its chief financial officer or another officer of the Borrower reasonably acceptable to the Administrative Agent;
    (b)    [reserved];
    (c)    as soon as available, and in any event no later than forty-five (45) days after the last day of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower (commencing with the Fiscal Quarter ended March 31, 2023), a copy of the consolidated balance sheet of the Parent and its Subsidiaries as of the last day of such Fiscal Quarter and the consolidated statements of income, retained earnings, and cash flows of the Parent and its Subsidiaries for the Fiscal Quarter and for the Fiscal Year-to-date period then ended, each in reasonable detail showing, in comparative form, the figures for the corresponding date and period in the previous Fiscal Year, prepared by the Parent in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments) and certified to by its chief financial officer or another officer of the Borrower reasonably acceptable to the Administrative Agent;
    (d)    as soon as available, and in any event within (i) forty-five (45) days after the last day of each of the first three Fiscal Quarters of each Fiscal Year (commencing with the Fiscal Quarter ended March 31, 2023) and (ii) ninety (90) days after the last day of the last Fiscal Quarter of each Fiscal Year, an updated rent roll and operating statement for each Unencumbered Asset Pool Property, in form and substance reasonably acceptable to the Administrative Agent; provided that, notwithstanding anything herein to the contrary, for the calendar year in which a Fiscal Year Change Date occurs, the

Borrower shall furnish to the Administrative Agent such rent roll and operating statements (i) as soon as available, and in any event no later than ninety (90) days after April 30th of such calendar year for the three-month period then ended and (ii) as soon as available, and in any event no later than ninety (90) days after December 31st of such calendar year for the three-month period then ended;
    (e)    with each of the financial statements delivered pursuant to subsections (a) and (c) above, a compliance certificate (“Compliance Certificate”) in the form attached hereto as Exhibit E signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower or another officer of the Borrower reasonably acceptable to the Administrative Agent to the effect that to such officer’s knowledge and belief no Default or Event of Default has occurred and is continuing during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken or being taken by the Parent or any Subsidiary to remedy the same. Such Compliance Certificate shall also set forth the calculations supporting such statements in respect of Section 8.20 hereof and include an update to Schedule 6.2;
    (f)    promptly after request by the Administrative Agent, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of the Parent’s or any Subsidiary’s operations and financial affairs given to it by its independent public accountants and submitted to the board of directors (or similar governing body) of the Borrower;
    (g)    promptly after the sending or filing thereof, copies of each financial statement, report, or proxy statement sent by the Parent or any Subsidiary to its stockholders or other equity holders and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
    (h)    promptly after receipt thereof, if any, a copy of each audit made by any regulatory agency of the books and records of the Parent or any Subsidiary or of notice of any material noncompliance with any applicable Legal Requirements relating to the Parent or any Subsidiary, or its business, which, in each case, could reasonably be expected to result in a material liability to the Parent or any Subsidiary;
    (i)    as soon as available, and in any event within sixty (60) days after the end of each Fiscal Year of the Borrower, a copy of the Borrower’s projections for the following year including consolidated projections of revenues, expenses and balance sheet on a quarter-by-quarter basis, with such projections in reasonable detail prepared by the Borrower and in form satisfactory to the Administrative Agent (which shall include a summary of all significant assumptions made in preparing such projections);
    (j)    notice of any Change of Control;

    (k)    promptly after any Responsible Officer of the Borrower obtaining knowledge thereof, written notice of (i) any threatened (in writing) or pending litigation or governmental or arbitration proceeding or labor controversy against the Parent or any Subsidiary or any of their Property which would reasonably be expected to have a Material Adverse Effect, (ii) the occurrence of any other matter which would reasonably be expected to have a Material Adverse Effect or (iii) the occurrence of any Default or Event of Default;
    (l)    promptly after any Responsible Officer of the Borrower obtaining knowledge thereof, written notice of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification;
    (m)    (i) promptly and in any event within five (5) Business Days after receipt or execution thereof by any Loan Party, (x) a copy of any agreements evidencing any Material Credit Facility or any Treasury Management Line, in each case certified as being a true, correct, and complete copy thereof by the Borrower’s Secretary or Assistant Secretary (or other Responsible Officer) and (y) copies of all default notices, amendments, waivers and other modifications so received under, pursuant to, or in connection with any Material Credit Facility or Treasury Management Line and (ii) concurrently with any Person becoming a guarantor, obligor or co-obligor of any Indebtedness under any Material Credit Facility, a written notice to the Administrative Agent thereof;
    (n)    promptly and in any event within five (5) Business Days after receipt thereof by any Loan Party, copies of all default notices, amendments, waivers and other modifications so received under, pursuant to, or in connection with any TIC Agreements or Management Agreements; and
    (o)    promptly after the request by the Administrative Agent or the Required Lenders, any other information or report reasonably requested by such Person(s).
    The Parent and the Borrower hereby acknowledge that (a) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Parent or the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders may be “public‑side” Lenders (i.e., Lenders that do not wish to receive material non‑public information with respect to the Borrower or its securities) (each, a “Public Lender”). Each of the Parent and the Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower and the Parent shall be deemed to have authorized the Administrative Agent, the Arranger and the Lenders to treat such Borrower Materials as not containing any material non‑public information (although it may be sensitive and proprietary) with respect to the Borrower, the Parent or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 12.25 hereof); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent, the Lenders and the Arranger shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
    Section 8.6.    Inspection. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit the Administrative Agent and each Lender, and each of their duly authorized representatives and agents to visit and inspect any of its Property, corporate books, and financial records, to examine and make copies of its books of accounts and other financial records, at such reasonable times and intervals as the Administrative Agent or any such Lender may designate and with reasonable prior notice to the Borrower, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision the Loan Parties hereby authorize such accountants to discuss with the Administrative Agent and such Lenders the finances and affairs of the Loan Parties and their Subsidiaries); provided that the Loan Parties shall be permitted to have their respective representatives present during any such discussions with its independent public accountants. So long as no Event of Default exists, the Borrower shall pay to the Administrative Agent reasonable and documented charges for one inspection and/or visit to any Property by the Administrative Agent in each year, including inspections of corporate books and financial records, examinations and copies of books of accounts and financial record and other activities permitted in this Section 8.6 performed by the Administrative Agent.
    Section 8.7.    Liens. No Loan Party shall, nor shall it permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on (i) any Property owned by any such Person, other than Permitted Liens and (ii) any Unencumbered Asset Pool Property or any Stock issued by any Loan Party, other than Permitted UAP Liens. Notwithstanding the foregoing, no Loan Party shall nor shall any Loan Party permit any of its Subsidiaries to, secure pursuant to this Section 8.7 any Indebtedness outstanding under or pursuant to any Material Credit Facility or the Treasury Management Line unless and until the Obligations (and any guaranty delivered in connection therewith) shall, if so elected by the Administrative Agent or the Required Lenders, in their respective sole discretion, concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Administrative Agent or the Required Lenders, as the case may be, in substance and in form, including an intercreditor agreement and opinions of counsel to the Borrower and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Administrative Agent or the Required Lenders, as the case may be, in their respective sole discretion.
    Section 8.8.    Investments, Acquisitions, Loans and Advances. No Loan Party shall, nor shall it permit any Subsidiary to (i) directly or indirectly, make, retain or have outstanding any investments (whether through the purchase of Stock or obligations or otherwise) in any Person, real property or improvements on real property, or any loans, advances, lines of credit, mortgage loans, other financings (including pursuant to sale/leaseback transactions) to any other Person, or Guarantee or assumption of any such loans, advances, lines of credit, mortgage loans or other financings (including pursuant to sale/leaseback transactions) to any other Person, or (ii) acquire any real property, improvements on real property or all or any substantial part of the assets or business of any other Person or division thereof (collectively, “Investments”); provided, however, that the foregoing shall not apply to nor operate to prevent, with respect to any Loan Party or any Subsidiary, any of the following:
    (a)    Permitted Investments and Investments in cash and Cash Equivalents and 1031 Cash Proceeds;
    (b)    Parent’s Investments from time to time in the Borrower, the Borrower’s Investments from time to time in its Subsidiaries, and Investments made from time to time by a Subsidiary in one or more of its Subsidiaries (including, without limitation, any Investment in the form of the purchase or other acquisition of the ownership interests of any non-wholly owned Subsidiary resulting in such Subsidiary becoming a wholly-owned Subsidiary);
    (c)    intercompany loans and advances made from time to time among the Borrower and its Subsidiaries;
    (d)    Investments from time to time in individual Real Properties (including Eligible Properties), portfolios of Real Properties (including Eligible Properties) or in entities which own such individual Real Properties (including Eligible Properties), provided that such Investment does not cause a violation of the financial covenants set forth in Section 8.20 hereof or clauses (e), (f) or (g) below;
    (e)    Investments in Joint Ventures (including, without limitation, Investments consisting of loans, advances or other extensions of credit in the ordinary course of business to third party developers with respect to such Joint Venture);
    (f)    Investments in Development Assets;
    (g)    Investments in Land Assets;
    (h)    Investments in deposit account and securities accounts opened in the ordinary course of business and in compliance with the terms of this Agreement;
    (i)    Investments pursuant to Hedging Agreements that are not otherwise prohibited by the terms of this Agreement;
    (j)    Investments existing on the date hereof and set forth on Schedule 8.8;
    (k)    advances to officers, directors and employees of the Parent, the Borrower and Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

    (l)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;
    (m)    Investments in mortgages and note receivables;
    (n)    Investments by the Parent for the redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any equity interests of the Parent or the Borrower now or hereafter outstanding to the extent permitted in Section 8.24;
    (o)    Investments not otherwise permitted under this Section 8.8, provided that such Investment does not cause a violation of the financial covenants set forth in Section 8.20;
    (p)    Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; and
    (q)    Investments in captive insurance entities and any and all Investments permitted by applicable law to be made by such captive insurance entities.
    Section 8.9.    Mergers, Consolidations, Divisions and Sales. Except with respect to an acquisition of an Eligible Property or otherwise with the prior written consent of the Required Lenders, no Loan Party shall, nor shall it permit any Subsidiary to, consummate any merger or consolidation, amalgamation or division, or sell, transfer, lease or otherwise dispose of all or any part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, this Section 8.9 shall not apply to nor operate to prevent:
    (a)    the sale, transfer, lease or other disposition of Property of the Borrower or any of its Subsidiaries to one another;
    (b)    the merger or consolidation of any Subsidiary with and into the Borrower or any other Subsidiary, provided that, in the case of any merger involving the Borrower, the Borrower is the entity surviving the merger;
    (c)    the sale, transfer or other disposition of any tangible personal property in the ordinary course of business and the sale, transfer or other disposition of personal property no longer used or useful in the business or obsolete;
    (d)    Leases of portions of any Real Property to Tenants;
    (e)    so long as no Event of Default is then continuing or would result therefrom, any sale, transfer, lease or other disposition of Property of the Borrower or any

Subsidiary consisting of any commercial properties (other than, for the avoidance of doubt, any multi-family properties);
    (f)    so long as no Default or Event of Default is then continuing or would result therefrom, any sale, transfer, lease or other disposition of Property of the Borrower or any Subsidiary (including any disposition of Property as part of a sale and leaseback transaction) that is not otherwise expressly permitted under this Section 8.9 and for net consideration that is not more than 20% of the Total Asset Value as of the Closing Date in the aggregate for all such transactions during the term of this Agreement;
    (g)    so long as no Default or Event of Default is then continuing or would result therefrom, any merger or other combination if it results in the simultaneous payoff in immediately available funds of the Obligations;
    (h)    any merger or consolidation or other combination with any other Person subject to (i) subject to Section 8.9(b) above, if such merger or consolidation or other combination involves any Loan Party, such Loan Party shall be the survivor thereof; (ii) (x) if a Loan Party is the survivor thereof, the Borrower shall have given the Administrative Agent and the Lenders at least 30 days’ prior written notice of such consolidation or merger and (y) if a Loan Party is not the survivor thereof, the Borrower shall have given the Administrative Agent and the Lenders at least five (5) Business Days’ prior written notice of such consolidation or merger; (iii) immediately prior thereto, and immediately thereafter and after giving effect thereto, no Default or Event of Default has occurred or would result therefrom; and (iv) the Borrower shall have delivered to the Administrative Agent for distribution to each of the Lenders a Compliance Certificate, calculated on a pro forma basis based on information then available to the Borrower, evidencing the continued compliance by the Parent and the Subsidiaries with the terms and conditions of the financial covenants contained in Section 8.20, after giving effect to such consolidation or merger;
    (i)    the issuance and sale of equity interests as long as a Change of Control does not result therefrom;
    (j)    to the extent constituting an Investment, transactions expressly permitted under Section 8.8; and
    (k)    other sales, transfers, leases or other dispositions of property or assets other than Real Property in an aggregate amount not to exceed $5,000,000 in any Fiscal Year.
    Section 8.10.    Maintenance of Subsidiaries. No Loan Party shall assign, sell or transfer, nor shall it permit any of its Subsidiaries to issue, assign, sell or transfer, any shares of Stock of any of the Borrower’s Subsidiaries that are Guarantors to any Person that is not a wholly-owned direct or indirect subsidiary of the Borrower; provided, however, that the foregoing shall not operate to prevent (a) the issuance, sale and transfer to any Person of any shares of Stock of a

Guarantor solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Guarantor, and (b) any transaction permitted by Section 8.9.
    Section 8.11.    ERISA. With respect to each Plan, each Loan Party shall, and shall cause each of its Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a Lien against any of its Property. Each Loan Party shall, and shall cause each of its Subsidiaries to, promptly notify the Administrative Agent and each Lender of: (a) the occurrence of any reportable event (as defined in Section 4043 of ERISA but excluding any “reportable event” for which the requirement to give notice to the PBGC has been waived) with respect to a Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (c) its intention to terminate or withdraw from any Plan, (d) the occurrence of any event with respect to any Plan which would result in the incurrence by any Loan Party or any Subsidiary of a Loan Party of any material liability, fine or penalty, and (e) any material increase in the contingent liability of any Loan Party or any Subsidiary of a Loan Party with respect to any post-retirement Welfare Plan benefit. The Borrower shall not, and shall not permit any Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Code or any of the respective regulations promulgated thereunder.
    Section 8.12.    Compliance with Laws. (a) Each Loan Party shall, and shall cause each Subsidiary to, comply in all respects with all Legal Requirements applicable to or pertaining to its Property or business operations, where any such non-compliance, individually or in the aggregate, would reasonably be expected to (i) have a Material Adverse Effect or (ii) result in a Lien upon any of its Property.
    (b)    Without limiting the generality of Section 8.12(a) hereof, each Loan Party shall, and shall cause each of its Subsidiaries to, at all times, do the following to the extent the failure to do so, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect: (i) comply in all material respects with, and maintain each of the Real Properties in compliance in all material respects with, all applicable Environmental Laws; (ii) request that each Tenant and subtenant, if any, of any of the Real Properties or any part thereof comply in all material respects with all applicable Environmental Laws; (iii) obtain and maintain in full force and effect all material governmental approvals required by any applicable Environmental Law for the operation of their business and each of the Real Properties; (iv) cure any material violation of applicable Environmental Laws by it or at any of the Real Properties; (v) not allow the presence or operation at any of the Real Properties of any (1) landfill or dump or (2) hazardous waste management facility or solid waste disposal facility as defined pursuant to applicable Environmental Law; (vi) not manufacture, use, generate, transport, treat, store, Release, dispose or handle any Hazardous Material (or allow any Tenant or subtenant to do any of the foregoing) at any of the Real Properties except in the ordinary course of its business, in de minimis amounts, and in compliance with all applicable Environmental Laws; (vii) within ten (10) Business Days notify the Administrative Agent in writing of and provide any reasonably requested documents upon learning of any of the following in connection with any Loan Party or any Subsidiary of a Loan Party or any of the Real Properties: (1) any material Environmental Liability; (2) any material Environmental Claim; (3) any material violation of an Environmental

Law or material Release, threatened Release or disposal of a Hazardous Material; (4) any restriction on the ownership, occupancy, use or transferability Real Property arising from or in connection with any (x) Release, threatened Release or disposal of a Hazardous Material or (y) Environmental Law; or (5) any environmental, natural resource, health or safety condition, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; (viii) conduct at its expense any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other corrective or response action necessary to remove, remediate, clean up, correct or abate any material Release, threatened Release or violation of any applicable Environmental Law, (ix) abide by and observe any restrictions on the use of the Real Properties imposed by any Governmental Authority as set forth in a deed or other instrument affecting any Loan Party’s or any of its Subsidiary’s interest therein; (x) promptly provide or otherwise make available to the Administrative Agent any reasonably requested environmental record concerning the Real Properties which any Loan Party or any Subsidiary of a Loan Party possesses or can reasonably obtain; and (xi) perform, satisfy, and implement any operation, maintenance or corrective actions or other requirements of any Governmental Authority or Environmental Law, or included in any no further action letter or covenant not to sue issued by any Governmental Authority under any Environmental Law.
    Section 8.13.    Compliance with OFAC Sanctions Programs. (a) Each Loan Party shall at all times comply in all material respects with the requirements of all OFAC Sanctions Programs applicable to such Loan Party and shall cause each of its Subsidiaries to comply in all material respects with the requirements of all OFAC Sanctions Programs applicable to such Subsidiary.
    (b)    Each Loan Party shall provide the Administrative Agent and the Lenders any information regarding the Loan Parties, their Affiliates, and their Subsidiaries necessary for the Administrative Agent and the Lenders to comply with all applicable OFAC Sanctions Programs; subject however, in the case of Affiliates, to such Loan Party’s ability to provide information applicable to them.
    (c)    If any Loan Party obtains actual knowledge or receives any written notice that any Loan Party, any Subsidiary of any Loan Party, or any officer, director or Affiliate of any Loan Party or that any Person that owns or controls any such Person is the target of any OFAC Sanctions Programs or is located, organized or resident in a country, region or territory that is, or whose government is, the subject of any OFAC Sanctions Programs (such occurrence, an “OFAC Event”), such Loan Party shall promptly (i) give written notice to the Administrative Agent of such OFAC Event, and (ii) comply in all material respects with all applicable laws with respect to such OFAC Event (regardless of whether the target Person is located within the jurisdiction of the United States of America), including the OFAC Sanctions Programs, and each Loan Party hereby authorizes and consents to the Administrative Agent taking any and all steps the Administrative Agent deem necessary, in its sole but reasonable discretion, to avoid violation of all applicable laws with respect to any such OFAC Event, including the requirements of the OFAC Sanctions Programs (including the freezing and/or blocking of assets and reporting such action to OFAC).
    (d)    No Loan Party will, directly or, to any Loan Party’s knowledge, indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any other Person, (i) to fund any activities or business of or with any Person or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of any OFAC Sanctions Programs, or (ii) in any other manner that would result in a violation of OFAC Sanctions Programs or Anti-Corruption Laws by any Person (including any Person participating in the Loans, whether as underwriter, lender, advisor, investor, or otherwise).
    (e)    No Loan Party will, nor will it permit any Subsidiary to, violate any Anti-Corruption Law in any material respect.
    (f)    Each Loan Party will maintain in effect policies and procedures designed to ensure compliance by the Loan Parties, their Subsidiaries, and their respective directors, officers, employees, and agents with applicable OFAC Sanctions Programs and Anti-Corruption Laws.
    Section 8.14.    Burdensome Contracts With Affiliates. Other than property management contracts and other contracts entered into among the Loan Parties and their Subsidiaries from time to time that would not otherwise cause a Default or Event of Default hereunder, no Loan Party shall, nor shall it permit any of its Subsidiaries to, enter into any contract, agreement or business arrangement with any of its Affiliates on terms and conditions which are less favorable to such Loan Party or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.
    Section 8.15.    No Changes in Fiscal Year No Loan Party shall, nor shall it permit any Subsidiary to, change its Fiscal Year from its present basis; provided that, upon prior written notice to the Administrative Agent of a proposed Fiscal Year Change Date, each Loan Party shall be permitted to change its Fiscal Year as set forth in the definition thereof.
    Section 8.16.    Formation of Subsidiaries. Promptly upon the formation or acquisition of any Guarantor, the Borrower shall provide the Administrative Agent notice thereof and timely comply with the requirements of Section 4.2 hereof.
    Section 8.17.    Change in the Nature of Business. No Loan Party shall, nor shall it permit any of its Subsidiaries to, engage in any business or activity if as a result the general nature of the business of such Loan Party or any of its Subsidiaries would be changed in any material respect from the general nature of the business engaged in by it as of the Closing Date, except for such other businesses reasonably related or complementary thereto or in furtherance thereof.
    Section 8.18.    Use of Proceeds. The Borrower shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 6.4 hereof.
    Section 8.19.    No Restrictions. Except as provided herein, in the other Loan Documents, in documents relating to Indebtedness secured by liens of the type described in clause (l), clause (j) or clause (p) of the definition of “Permitted Liens” or as may be agreed under any Unsecured Ratable Debt or Material Credit Facility, no Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind (other than any restriction set forth in the Treasury Management Line) on the ability of any Loan Party or any Subsidiary of a

Loan Party to: (a) pay dividends or make any other distribution on any Subsidiary’s Stock owned by such Loan Party or any other Subsidiary, (b) pay any indebtedness owed to any Loan Party or any other Subsidiary, (c) make loans or advances to any Loan Party or any Subsidiary, (d) transfer any of its Property to any Loan Party or any other Subsidiary, or (e) guarantee the Obligations and/or grant Liens on its assets to the Administrative Agent.
    Section 8.20.    Financial Covenants.
    (a)    Maximum Consolidated Leverage Ratio. As of the last day of each Fiscal Quarter of the Parent , the Loan Parties shall not permit the Consolidated Leverage Ratio to be greater than 0.60 to 1.00 for each Fiscal Quarter. Notwithstanding the foregoing, the Borrower may elect upon delivering written notice to the Administrative Agent, concurrently with or prior to the delivery of a Compliance Certificate pursuant to Section 8.5 for any Fiscal Quarter during which the Borrower shall have completed a Material Acquisition and provided that no Default or Event of Default has occurred and is continuing, that the Consolidated Leverage Ratio for the period of such Fiscal Quarter and the immediately succeeding Fiscal Quarter (the “Leverage Ratio Increase Period”) may exceed 0.60 to 1.00 but shall not exceed 0.65 to 1.00; provided that (i) the Borrower may not elect more than two Leverage Ratio Increase Periods during the term of this Agreement, and (ii) any such Leverage Ratio Increase Periods shall be non-consecutive.
    (b)    Maximum Consolidated Secured Leverage Ratio. As of the last day of each Fiscal Quarter of the Parent, the Loan Parties shall not permit the Consolidated Secured Leverage Ratio to be greater than 0.40 to 1.00 for each Fiscal Quarter .
    (c)    Maximum Total Unsecured Indebtedness to Aggregate Unencumbered Asset Pool Value Ratio. As of the last day of each Fiscal Quarter of the Parent, the Loan Parties shall not permit the ratio of (i) Total Unsecured Indebtedness as of the last day of such Fiscal Quarter to (ii) the sum of the Unencumbered Asset Pool Value of all Unencumbered Asset Pool Properties as of the last day of such Fiscal Quarter to be greater than 0.60 to 1.00. Notwithstanding the foregoing, the Borrower may elect upon delivering written notice to the Administrative Agent, concurrently with or prior to the delivery of a Compliance Certificate pursuant to Section 8.5 for any Fiscal Quarter during which the Borrower shall have completed a Material Acquisition and provided that no Default or Event of Default has occurred and is continuing, that the ratio of (i) Total Unsecured Indebtedness to (ii) the sum of the Unencumbered Asset Pool Value of all Unencumbered Asset Pool Properties, in each case, as of the last day of such Fiscal Quarter, for the period of such Fiscal Quarter and the immediately succeeding Fiscal Quarter (the “Unsecured Leverage Ratio Increase Period”) may exceed 0.60 to 1.00 but shall not exceed 0.65 to 1.00; provided that (i) the Borrower may not elect more than two Unsecured Leverage Ratio Increase Periods during the term of this Agreement, and (ii) any such Unsecured Leverage Ratio Increase Periods shall be non-consecutive.
    (d)    Maximum Other Recourse Debt to Total Asset Value Ratio. As of the last day of each Fiscal Quarter of the Parent, the Loan Parties shall not permit the ratio of (i) Other Recourse Debt as of the last day of such Fiscal Quarter to (ii) Total Asset Value as of the last day of such Fiscal Quarter to be greater than 0.15 to 1.00.

    (e)    Minimum Fixed Charge Coverage Ratio. As of the last day of each Fiscal Quarter of the Parent, the Loan Parties shall not permit the Fixed Charge Coverage Ratio to be less than 1.50 to 1.00 for each Fiscal Quarter.
    (f)    Minimum Tangible Net Worth. As of the last day of each Fiscal Quarter, the Parent shall maintain a Tangible Net Worth of not less than the sum of (a) $952,621,000 plus (b) 75% of the aggregate net proceeds received by the Parent or any of its Subsidiaries after the Closing Date in connection with any offering of Stock or Stock Equivalents.
    (g)    Minimum Unencumbered Property NOI to Unsecured Interest Expense. As of the last day of each Fiscal Quarter of the Parent, the Loan Parties shall not permit the ratio of Property NOI of Unencumbered Asset Pool Properties for such Fiscal Quarter to Unsecured Interest Expense for such Fiscal Quarter to be less than 1.75 to 1.00.
    Section 8.21.    Unencumbered Asset Pool Requirements. The Borrower shall cause the Unencumbered Asset Pool Properties to at all times comply with the Unencumbered Asset Pool Requirements; provided that if the requirements of the definition of Unencumbered Asset Pool Requirements are not met at any time, then within five (5) Business Days of such failure either (i) the Borrower shall have cured such failure or (ii) the Borrower shall have delivered an updated Compliance Certificate in form and substance reasonably acceptable to the Administrative Agent evidencing the reduction or removal of any applicable Eligible Property’s Unencumbered Asset Pool Value from the Unencumbered Asset Pool Value to the extent necessary to cause such failure to no longer exist.
    Section 8.22.    Electronic Delivery of Certain Information. (a) Documents, including financial reports and other materials to be delivered pursuant to Section 8.5 hereof, required to be delivered pursuant to this Agreement may be delivered by electronic communication and delivery, including, the Internet, including the website maintained by the SEC, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website or a website sponsored or hosted by the Administrative Agent) provided that the foregoing shall not apply to notices to any Lender pursuant to Section 1. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered on the date and time on which the Administrative Agent or the Borrower posts such documents or the documents become available on a commercial website and the Borrower notifies the Administrative Agent of said posting by causing an e-mail notification to be sent to an e-mail address specified from time to time by the Administrative Agent and provides a link thereto; provided if such notice or other communication is not sent or posted during the normal business hours of the recipient on a Business Day, said posting date and time shall be deemed to have commenced as of 9:00 a.m. Pittsburgh, Pennsylvania time on the opening of business on the next Business Day for the recipient. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificates required by Sections 8.5(d) and 8.5(e) hereof to the Administrative Agent. Except for the certificates required by Sections 8.5(d) and 8.5(e) hereof, the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery.
    (b)    Documents required to be delivered pursuant to Section 1 may be delivered electronically to a website provided for such purpose by the Administrative Agent pursuant to the procedures provided to the Borrower by the Administrative Agent.
    Section 8.23.    REIT Status. The Parent shall maintain its status as a REIT and all of the representations and warranties set forth in Section 6.25 hereof shall remain true and correct at all times.
    Section 8.24.    Restricted Payments. No Loan Party shall, nor shall it permit any of its Subsidiaries to, declare or make any Restricted Payment; provided that:
    (a)    the Borrower may make Restricted Payments to its limited partners and the Parent (which shall distribute such amounts to its equity holders) (such Restricted Payments, which for the sake of clarity shall exclude those Restricted Payments otherwise permitted under Section 8.24(c) below, “Ordinary Dividends”), up to an amount in the aggregate not to exceed the greater of (i) 95% of MFFO for the most recently ended period of four Fiscal Quarters; and (ii) the minimum amount required for the Parent to maintain its status as a REIT (i.e., to satisfy the distribution requirements set forth in Section 857(a) of the Code); provided, that during the continuance of an Event of Default (other than an Event of Default pursuant to Section 9.1(b) hereof resulting from a violation of Section 8.5 hereof that continues for more than ten (10) Business Days after written notice of such violation is delivered to the Borrower by the Administrative Agent), Ordinary Dividends shall not exceed the amounts described in clause (a)(ii) above; provided, further, that following any Bankruptcy Event with respect to the Parent or the Borrower or the acceleration of the Obligations, neither the Borrower nor the Parent shall be permitted to make any Ordinary Dividends;
    (b)    (i) any wholly-owned Subsidiary may make Restricted Payments, directly or indirectly, to the Borrower or any other wholly-owned Subsidiary of the Borrower and (ii) any non-wholly-owned Subsidiary of the Borrower may make Restricted Payments directly to its equity owners based on such equity owners’ pro rata ownership of such Subsidiary;
    (c)    the Borrower may declare and make Restricted Payments to the Parent (which shall distribute such amounts to its equity holders) from capital gains from the sale, transfer, lease or other disposition of its Property (such Restricted Payments, “Special Dividends”), which Special Dividends may be in excess of the thresholds set forth for Ordinary Dividends in clause (a) above, so long as at the time of declaration, no Default or Event of Default exists;
    (d)    any of Parent, the Borrower or any Subsidiary may declare and make dividend payments or other distributions payable solely in the common Stock of such entity including (i) “cashless exercises” of options granted under any share option plan adopted by the Borrower, (ii) distributions of rights or equity securities under any rights plan adopted by the Borrower and (iii) distributions (or effect stock splits or reverse stock splits) with respect to its Stock payable solely in additional shares of its Stock;
    (e)    so long as no Change of Control results therefrom, the Parent, the Borrower and each Subsidiary may make Restricted Payments in connection with the implementation of or pursuant to any retirement, health, stock option and other benefit plans, bonus plans, performance based incentive plans, and other similar forms of compensation for the benefit of the directors, officers and employees of the Parent, the Borrower and the Subsidiaries; and
    (f)    the Parent may directly or indirectly purchase, redeem or otherwise acquire or retire any of its Stock so long as (i) the aggregate amount of such payments made from and after the Closing Date shall not exceed $50,000,000, (ii) immediately prior thereto, and immediately thereafter and after giving effect thereto, no Default or Event of Default has occurred or would result therefrom; and (iii) for payments aggregating in excess of $20,000,000 in any Fiscal Quarter, within 15 days after reaching such threshold, the Borrower shall deliver to the Administrative Agent for distribution to each of the Lenders a Compliance Certificate, calculated on a pro forma basis based on information then available to the Borrower at the end of the most recently ended Fiscal Quarter, evidencing the continued compliance by the Parent and the Subsidiaries with the terms and conditions of the financial covenants contained in Section 8.20, after giving effect to such payments during such Fiscal Quarter (each, a “Pro Forma Compliance Certificate”); provided, that, if based on the calculations in the Pro Forma Compliance Certificate, the Borrower is not in compliance with the covenants contained in Section 8.20, then the Borrower shall suspend all orders for automatic trades with respect the Parent’s Stock until such time as the Borrower provides a quarterly Compliance Certificate under Section 8.5(e) hereof evidencing Borrower’s compliance with the financial covenants contained in Section 8.20 (the period during which trades are suspended is the “Suspension Period”); provided, further, that during the Suspension Period, the Borrower shall deliver a pro forma Compliance Certificate showing pro forma compliance with the covenants contained in Section 8.20 prior to any direct or indirect purchase, redemption or other acquisition or retirement of any of the Parent’s Stock.
    Section 8.25.    Most Favored Nation. If any Loan Party or any of its Subsidiaries has entered into or shall enter into or amend an agreement or other instrument in connection with any Unsecured Ratable Debt or Material Credit Facility which by its terms provides more favorable terms to the holders of such Unsecured Ratable Debt or Material Credit Facility with respect to any of the covenants and defaults herein (“More Favorable Agreement”), the terms hereof shall be deemed automatically amended to include such more favorable terms contained in such More Favorable Agreement. The Borrower shall give the Administrative Agent (i) in the case of an existing More Favorable Agreement, prompt notice of such more favorable terms, or (ii) in the case of a More Favorable Agreement that has not yet been executed, not less than five (5) Business Days’ prior to the execution thereof, notice of such more favorable terms. No later than (i) in the case of an existing More Favorable Agreement, five (5) Business Days after notice is given of the more favorable terms or (ii) in the case of a More Favorable Agreement that has not yet been executed, the date on which such more favorable terms become effective, the Loan Parties shall enter into such amendments to this Agreement and the other Loan Documents as may be required by the Administrative Agent, and reasonably approved by the Borrower, giving effect to such more favorable terms; provided, that the execution of such amendment shall not be a precondition to the effectiveness of such amendment, but shall merely be for the convenience of the Loan Parties.
Section 9.    Events of Default and Remedies.
    Section 9.1.    Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:
    (a)    default in the payment (i) when due of all or any part of the principal of any Loan (whether at the stated maturity thereof or at any other time provided for in this Agreement), (ii) within three (3) Business Days after such payment is due of any part of the interest on any Loan, and (iii) within three (3) Business Days after such payment is due of any fee or other Obligation payable hereunder or under any other Loan Document;
    (b)    default in the observance or performance of any covenant set forth in Sections 8.1, 8.5, 8.7, 8.8, 8.9, 8.12, 8.13, 8.20, 8.21, 8.23, 8.24 or 8.25 hereof;
    (c)    default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within thirty (30) days after the earlier of (i) the date on which such failure shall first become known to any Responsible Officer of any Loan Party or (ii) written notice thereof is given to the Borrower by the Administrative Agent;
    (d)    any representation or warranty made herein or in any other Loan Document or in any certificate furnished to the Administrative Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect (where not already qualified by materiality or Material Adverse Effect) as of the date of the issuance or making or deemed making thereof;
    (e)    (i) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, or (ii) any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void;
    (f)    (i) a default shall occur with respect to any recourse Indebtedness issued, assumed or guaranteed by the Borrower or any Guarantor in excess of $25,000,000 in the aggregate, or (ii) a default shall occur with respect to any other Indebtedness limited in recourse to the financed asset (other than standard non-recourse or “bad boy” guaranties) issued or assumed by the Borrower or any Guarantor in excess of $50,000,000 in the aggregate, or (iii) a default shall occur with respect to any Indebtedness issued, assumed or guaranteed by the Borrower or any Guarantor in excess of $25,000,000 in the aggregate and with respect to any Indebtedness under this clause (iii), after notice has been given to the Borrower and such default shall continue for a period of time after the expiration of any applicable grace period after payment is due, which is sufficient to permit the acceleration of the maturity of any such Indebtedness (and such maturity is in fact accelerated), or (iv) an Event of Default under and as defined in a the Revolving Credit Agreement shall exist;
    (g)    (i) any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against any Loan Party or any Subsidiary, or against any of its respective Property, in an aggregate amount in excess of $10,000,000 (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed for a period of 30 days, or any action shall be legally taken by a judgment creditor to attach or levy upon any Property of any Loan Party or any Subsidiary of a Loan Party to enforce any such judgment, or (ii) any Loan Party or any Subsidiary of a Loan Party shall fail within thirty (30) days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;
    (h)    any Loan Party or any Subsidiary of a Loan Party, or any member of its Controlled Group, shall fail to pay when due an amount or amounts aggregating for all such Persons in excess of $10,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $10,000,000 (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by any Loan Party or any Subsidiary of a Loan Party, or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any Loan Party or any Subsidiary of a Loan Party, or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;
    (i)    any Change of Control shall occur;
    (j)    any Loan Party or any Subsidiary of a Loan Party shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States

Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate or similar action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 9.1(k); and
    (k)    a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for any Loan Party or any Subsidiary of a Loan Party, or any substantial part of any of its Property, or a proceeding described in Section 9.1(j)(v) shall be instituted against any Loan Party or any Subsidiary of a Loan Party, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days.
    Section 9.2.    Non-Bankruptcy Defaults When any Event of Default (other than a Bankruptcy Event with respect to the Borrower) has occurred and is continuing, the Administrative Agent shall, by written notice to the Borrower, if so directed by the Required Lenders: (a) terminate any remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); and (b) declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind. The Administrative Agent, after giving notice to the Borrower pursuant to Section 9.1(c) hereof or this Section 9.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.
    Section 9.3.    Bankruptcy Defaults. When any Bankruptcy Event with respect to the Borrower has occurred and is continuing, all outstanding Loans shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate.
Section 10.    Change in Circumstances.
    Section 10.1.    Change of Law. Notwithstanding any other provisions of this Agreement or any other Loan Document, if at any time any Change in Law makes it unlawful for any Lender to make or continue to maintain any SOFR Loans or to perform its obligations as contemplated hereby, such Lender shall promptly give notice thereof to the Borrower and such Lender’s obligations to make or maintain SOFR Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain SOFR Loans. The Borrower shall prepay on demand the outstanding principal amount of any such affected SOFR Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected SOFR

Loans from such Lender by means of Base Rate Loans from such Lender, which Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender.
    Section 10.2.    Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, SOFR. If on or prior to the determination of the Adjusted Daily Simple SOFR Rate or the Adjusted Term SOFR Rate for any Interest Period:
    (a)    the Administrative Agent determines that quotations of interest rates for the relevant deposits referred to in the definition of Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR Rate (or related definitions) are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for any SOFR Loans as provided herein, or
    (b)    the Required Lenders advise the Administrative Agent that (i) the Adjusted Daily Simple SOFR Rate or the Adjusted Term SOFR Rate, as applicable, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Daily Simple SOFR Loans or Term SOFR Loans for such Interest Period, as applicable, or (ii) the making or funding of Daily Simple SOFR Loans or Term SOFR Loans for such Interest Period, as applicable, becomes impracticable, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Daily Simple SOFR Loans or Term SOFR Loans, as applicable, shall be suspended and the Borrower shall, (1) on the last day of each current Interest Period for any outstanding Term SOFR Loans or (2) immediately for any Daily Simple SOFR Loans, either prepay such Loan or convert such Loan into a Base Rate Loan.
    Section 10.3.    Increased Cost and Reduced Return. (a) If any Change in Law shall:
    (i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by or any Lender (except any reserve requirement reflected in the Adjusted Daily Simple SOFR Rate or Adjusted Term SOFR Rate);
    (ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
    (iii)    impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
    (b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
    (c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 10.3(a) hereof or Section 10.3(b) hereof and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
    (d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 10.3 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 10.3 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
    Section 10.4.    Benchmark Transition Replacement Setting.
    (a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and no Hedging Agreement shall be deemed to be a “Loan Document” for purposes of this Section titled “Benchmark Replacement Setting”), if a Benchmark Transition Event has occurred prior to the Reference Time in respect of any setting of any then-current Benchmark, and a Benchmark Replacement is determined in accordance with the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (Pittsburgh time) on the fifth

(5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
    (b)    Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
    (c)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (E) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document except, in each case, as expressly required pursuant to this Section.
    (d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will no longer be compliant with, or the administration of such Benchmark fails to be aligned with, the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify any definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be compliant with, or the administration of such Benchmark fails to be aligned with, the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks (including a Benchmark Replacement), then the Administrative Agent may modify any definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (A) the Borrower may revoke any request for an affected Loan bearing interest based on the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR Rate, as applicable, or a Conversion to or Continuation of any affected Loans bearing interest based on the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR Rate, as applicable, to be made, Converted or Continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have Converted any such request into a request for a Loan of or Conversion to Loans bearing interest under the Base Rate and (B) any outstanding affected Term SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon such Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
    Section 10.5.    Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder with respect to SOFR Loans shall be made as if each Lender had actually funded and maintained each SOFR Loan through the purchase of deposits in the relevant interbank market and, in the case of Term SOFR Loans, having a maturity corresponding to such Loan’s Interest Period, and bearing an interest rate equal to, as applicable, the Adjusted Daily Simple SOFR Rate or the Adjusted Term SOFR Rate for such Interest Period; provided, however, that each Lender may fund each of its SOFR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Section 10.
    Section 10.6.    Lending Offices; Mitigation Obligations. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified in its Administrative Questionnaire (each a “Lending Office”) for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent. If any Lender requests compensation under Section 10.3 hereof, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 12.1 hereof, or if any Lender gives a notice pursuant to Section 10.1 hereof, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 10.3 hereof or Section 12.1 hereof or eliminate the need for the notice pursuant to Section 10.1 hereof, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.

The Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment.
Section 11.    The Administrative Agent.
    Section 11.1.    Appointment and Authorization of Administrative Agent. Each Lender hereby appoints PNC Bank, National Association as the Administrative Agent under the Loan Documents and hereby authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The Lenders expressly agree that the Administrative Agent is not acting as a fiduciary of the Lenders in respect of the Loan Documents, the Borrower or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Administrative Agent or any of the Lenders except as expressly set forth herein.
    Section 11.2.    Administrative Agent and its Affiliates. The Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not the Administrative Agent under the Loan Documents. The term “Lender” as used herein and in all other Loan Documents, unless the context otherwise clearly requires, includes the Administrative Agent in its capacity as a Lender (if applicable).
    Section 11.3.    Action by Administrative Agent. If the Administrative Agent receives from the Borrower a written notice of an Event of Default pursuant to Section 8.5(k) hereof, the Administrative Agent shall promptly give each of the Lenders written notice thereof. The obligations of the Administrative Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 9.2 hereof and Section 9.5 hereof. Unless and until the Required Lenders give such direction, the Administrative Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. In no event, however, shall the Administrative Agent be required to take any action in violation of applicable Legal Requirements or of any provision of any Loan Document, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expenses, and liabilities which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender or the Borrower. In all cases in which the Loan Documents do not require the Administrative Agent to take specific action, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Required Lenders, or of any other group of Lenders called for under the specific provisions of the Loan Documents, shall be binding upon all the Lenders and the holders of the Obligations.
    Section 11.4.    Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.
    Section 11.5.    Liability of Administrative Agent; Credit Decision. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Loan Documents: (i) with the consent or at the request of the Required Lenders (or of any other group of Lenders called for under the specific provisions of the Loan Documents) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final non-appealable judgment. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of the Parent or any Subsidiary contained herein or in any other Loan Document; (iii) the satisfaction of any condition specified in Section 7 hereof, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectability hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Administrative Agent may execute any of its duties under any of the Loan Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, the Borrower, or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by it under the Loan Documents. The Administrative Agent may treat the payee of any Obligation as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the Administrative Agent. Each Lender acknowledges that it has independently and without reliance on the Administrative Agent or any other Lender, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Loan Documents. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Borrower and its Subsidiaries, and the Administrative Agent shall have no liability to any Lender with respect thereto.
    Section 11.6.    Indemnity. The Lenders shall ratably, in accordance with their respective Percentages, indemnify and hold the Administrative Agent, and its directors, officers, employees, agents, and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Loan Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified as determined by a court of competent jurisdiction by final non-appealable judgment. The obligations of the Lenders under this Section 11.6 shall survive termination of this Agreement. The Administrative Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Administrative Agent hereunder (whether as fundings of participations, indemnities or otherwise, and with any amounts offset for the benefit of the Administrative Agent to be held by it for its own account), but shall not be entitled to offset against amounts owed to the Administrative Agent by any Lender arising outside of this Agreement and the other Loan Documents.
    Section 11.7.    Resignation and Removal of Administrative Agent and Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation of the Administrative Agent, the Required Lenders shall have the right to appoint a successor Administrative Agent, which shall so long as no Event of Default has occurred and is continuing, be reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall so long as no Event of Default has occurred and is continuing, be reasonably acceptable to the Borrower, and which may be any Lender hereunder or any commercial bank, or an Affiliate of a commercial bank, having an office in the United States of America and having a combined capital and surplus of at least $200,000,000.
    (b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders shall have the right to appoint a successor Administrative Agent, which shall so long as no Event of Default has occurred and is continuing, be reasonably acceptable to the Borrower. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)     Upon the acceptance of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the prior Administrative Agent under the Loan Documents, and the prior Administrative Agent shall be discharged from its duties and obligations thereunder. After any Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Section 11 and all protective provisions of the other Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, but no successor Administrative Agent shall in any event be liable or responsible for any actions of its predecessor. If the Administrative Agent resigns or is removed and no successor is appointed, the rights and obligations of such Administrative Agent shall be automatically assumed by the

Required Lenders and the Borrower shall be directed to make all payments due each Lender hereunder directly to such Lender.
    Section 11.8.    Reserved
    Section 11.9.    Hedging Liability, Funds Transfer and Deposit Account Liability, and Bank Product Obligations. By virtue of a Lender’s execution of this Agreement or an assignment agreement pursuant to Section 12.12 hereof, as the case may be, any Affiliate of such Lender with whom the Parent or any Subsidiary has entered into an agreement creating Hedging Liability, Funds Transfer and Deposit Account Liability, or Bank Product Obligations shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate’s right to share in payments and collections out of the Collateral and the Guaranties as more fully set forth in Section 3.1 hereof. In connection with any such distribution of payments and collections, or any request for the release of the Guaranties and the Administrative Agent’s Liens in connection with the termination of any Commitments and the payment in full of the Obligations, the Administrative Agent shall be entitled to assume no amounts are due to any Lender or its Affiliate with respect to Hedging Liability or Bank Product Obligations unless such Lender has notified the Administrative Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution or payment or release of Guaranties. Without limiting the generality of the foregoing, (i) each such Lender Affiliate shall, for the avoidance of doubt, be deemed to have agreed to the provisions of Section 11.14 and (ii) no such Lender Affiliate shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral). Notwithstanding any other provision of this Section 11 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to Hedging Liability, Bank Product Obligations or Funds Transfer and Deposit Account Liability unless the Administrative Agent has received written notice of such Hedging Liability, Bank Product Obligations or Funds Transfer and Deposit Account Liability, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender or Lender Affiliate.
    Section 11.10.    Designation of Additional Agents. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as “syndication agents,” “documentation agents,” “book runners,” “lead arrangers,” “arrangers” or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.
    Section 11.11.    Authorization to Release Guaranties. Pursuant to Section 7.3, the Administrative Agent is hereby irrevocably authorized by each of the Lenders and their Affiliates to release any Subsidiary from its obligations as a Guarantor, at any time or from time to time, if such Person ceases to own an Unencumbered Asset Pool Property as a result of a transaction permitted under the Loan Documents. Upon the Administrative Agent’s request, the Required

Lenders will confirm in writing the Administrative Agent’s authority to release any Person from its obligations as a Guarantor under the Loan Documents.
    Section 11.12.    Authorization of Administrative Agent to File Proofs of Claim In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
    (a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under the Loan Documents including, but not limited to, Sections 1.11, 2.1, 10.3 and 12.15) allowed in such judicial proceeding; and
    (b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2 and 12.15. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
    Section 11.13.    Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
    (i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

    (ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
    (iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
    (iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
    (b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of, the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
    Section 11.14.    Erroneous Payments. (a) If the Administrative Agent notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous

Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than one Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
    (b)    Without limiting immediately preceding clause (a), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
    (i)    (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
    (ii)    such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.14(b).
    (c)    Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
    (d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an

“Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
    (e)    The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.
    (f)    To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
    (g)    Each party’s obligations, agreements and waivers under this Section 11.14 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
Section 12.        Miscellaneous.
    Section 12.1.    Taxes.
    (a)    Certain Defined Terms. For purposes of this Section, the term “applicable law” includes FATCA.
    (b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
    (c)    Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
    (d)    Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
    (e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.11 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (e).
    (f)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
    (g)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 12.1(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
    (ii)    Without limiting the generality of the foregoing,
    (A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
    (B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
    (i)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
    (ii)    executed copies of IRS Form W-8ECI;
    (iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E; or
    (iv)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;
    (C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

    (D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
    (h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
    (i)    Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

    Section 12.2.    Reserved
    Section 12.3.    No Waiver, Cumulative Remedies. No delay or failure on the part of the Administrative Agent or any Lender, or on the part of the holder or holders of any of the Obligations, in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent the Lenders, and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.
    Section 12.4.    Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.
    Section 12.5.    Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.
    Section 12.6.    Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans, including, but not limited to, Sections 1.11, 10.3, and 12.15 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.
    Section 12.7.    Sharing of Set-Off. Each Lender agrees with each other Lender a party hereto that if such Lender shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise, on any of the Loans in excess of its ratable share of payments on all such Obligations then outstanding to the Lenders, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans, or participations therein, held by each such other Lenders (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.
    Section 12.8.    Notices. (a) Except as otherwise specified herein, all notices hereunder and under the other Loan Documents shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or facsimile number set forth
1

below, or such other address or facsimile number as such party may hereafter specify by notice to the Administrative Agent and the Borrower given by courier, by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents to any Lender shall be addressed to its address or facsimile number set forth on its Administrative Questionnaire; and notices under the Loan Documents to the Borrower, any Guarantor or the Administrative Agent shall be addressed to its respective address or facsimile number set forth below:

to the Borrower or any Guarantor:
Centerspace, LP
800 LaSalle Avenue, Suite 1600
Minneapolis, Minnesota 55402
Attention:     General Counsel
Telephone:    (952) 401-4811
Email:     aolson@iret.com
Fax:     (952) 401-7058
with a copy to:

Taft Stettinius & Hollister LLP
2200 IDS Center
80 South 8th Street
Minneapolis, Minnesota 55402
Attention: Steven J. Ryan
Telephone:     (612) 977-8481
Email:     sryan@taftlaw.com
Fax:     (612) 977-8650

to the Administrative Agent:

PNC Bank, National Association
201 East Fifth Street, 2nd Floor
Cincinnati, Ohio 45202
Attention: James A. Harmann
Telephone: (513) 651-8988
james.harmann@pnc.com

with a copy to:

PNC Bank, National Association
Firstside Center
500 First Avenue, Fourth Floor
Mail Stop: P7-PF56-04-V
Pittsburgh, PA 15219
Telephone: (412) 807-6421
aimee.ford@pnc.com

Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is delivered to the facsimile number specified in this Section 12.8 or in the relevant Administrative Questionnaire and a confirmation of such facsimile has been received by the sender, (ii) if given by mail, upon receipt or first refusal of delivery or (iii) if given by any other means, when delivered at the addresses specified in this Section 12.8 or in the relevant Administrative Questionnaire; provided that any notice given pursuant to Section 1 hereof shall be effective only upon receipt.
    (b)    Platform. (i) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).
    (ii)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.
    (c)    Private Side Designation. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Applicable Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower, the Parent or their respective securities for purposes of United States Federal or state securities Applicable Laws.
    Section 12.9.    Counterparts; Integration; Effectiveness. (a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 7.2, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. For purposes of determining compliance with the conditions specified in Section 7.2 hereof, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.
    (b)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Legal Requirements, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
    Section 12.10.    Successors and Assigns. This Agreement shall be binding upon the Borrower and the Guarantors and their successors and assigns, and shall inure to the benefit of the Administrative Agent and each of the Lenders, and the benefit of their respective successors and permitted assigns, including any subsequent holder of any of the Obligations. The Borrower and the Guarantors may not assign any of their rights or obligations under any Loan Document without the written consent of all of the Lenders.
    Section 12.11.    Participants. Each Lender shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and Commitments held by such Lender at any time and from time to time to one or more other Persons (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries); provided that no such participation shall relieve any Lender of any of its obligations under this Agreement, and, provided, further that no such participant shall have any rights under this Agreement except as provided in this Section 12.11, and the Administrative Agent shall have no obligation or responsibility to such participant. Any agreement pursuant to which such participation is granted shall provide that the granting Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower under this Agreement and the other Loan Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Loan Documents, except that such agreement may provide that such Lender will not agree to any modification, amendment or waiver of the Loan Documents that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such participant has an interest. Any party to which such a participation has been granted shall have the benefits of Section 1.11, Section 10.3, and Section 12.1 hereof (subject to the requirements and limitations therein, including the requirements under Section 12.1(g) (it being understood that the documentation required under Section 12.1(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such participant (A) agrees to be subject to the provisions of Section 12.1(g) as if it were an assignee under Section 12.12(a); and (B) shall not be entitled to receive any greater payment under Sections 10.3 or 12.1, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation. The Borrower and each Guarantor authorizes each Lender to disclose to any participant or prospective participant under this Section 12.11 any financial or other information pertaining to each Guarantor, the Borrower or any Subsidiary, provided that such participant or prospective participant shall be subject to the provisions of Section 12.25.

    Section 12.12.    Assignments. (a) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
    (i)    Minimum Amounts. (A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in subsection (a)(i)(A) of this Section 12.12, the aggregate amount of the Commitment and the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Effective Date” is specified in the Assignment and Acceptance, as of the Effective Date specified in such Assignment and Acceptance) shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);
    (ii)    Proportionate Amounts.     Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans and the Commitments assigned.
    (iii)    Required Consents. No consent shall be required for any assignment except to the extent required by Section 12.12(a)(i)(B) and, in addition:
    (a)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and
    (b) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment of a Credit is to a Person that is not a Lender with a Commitment or Loans, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
    (iv)    Assignment and Acceptance.    The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
    (v)    No Assignment to Borrower, Guarantors, Affiliates or Defaulting Lenders. No such assignment shall be made to (A) the Borrower, any Subsidiary or any other Affiliate of the Borrower or (B) to a Defaulting Lender or any of its Subsidiaries or any Person, who, upon becoming a Lender hereunder would constitute any of the foregoing Persons described in this clause (B).
    (vi)    No Assignment to Natural Persons.    No such assignment shall be made to a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person).
    (vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent) to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 12.12(b) hereof, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 12.6 and 12.15 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.11 hereof.
    (b)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in Pittsburgh, Pennsylvania, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the

“Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Each Lender that grants a participation as described in Section 12.11 shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans made and Commitments or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Loans made and Commitments or other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Obligation or Commitment is in registered form under Section 5f.103-1(c) of the Treasury Regulations or is otherwise required by this Agreement. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
    (c)    Any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or grant to a Federal Reserve Bank, and this Section 12.12 shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or secured party for such Lender as a party hereto; provided further, however, the right of any such pledgee or grantee (other than any Federal Reserve Bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.
    Section 12.13.    Amendments Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Lenders, and (c) if the rights or duties of the Administrative Agent are affected thereby, the Administrative Agent; provided that:
    (i)    no amendment or waiver pursuant to this Section 12.13 shall (A) increase, extend or reinstate any Commitment of any Lender without the consent of such Lender or (B) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan hereunder;
    (ii)    no amendment or waiver pursuant to this Section 12.13 shall, unless signed by each Lender, extend the Termination Date (other than pursuant to Section 1.16) or modify the definition of “Termination Date”, modify the definition of “Availability Period” or “Availability Termination Date”, release the Borrower or any Guarantor

(expect as provided for in this Agreement), modify the definition of “Percentage”, change the definition of “Required Lenders”, change the provisions of this Section 12.13, or affect the number of Lenders required to take any action hereunder or under any other Loan Document;
    (iii)    no amendment to Section 13 hereof shall be made without the consent of the Guarantors affected thereby; and
    (iv)    change Section 3.1 or Section 12.7 in a manner that would alter the pro rata sharing of payments or application of payments required thereby without the written consent of each Lender directly and adversely affected thereby.
Notwithstanding anything to the contrary herein, (1) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, (2) if the Administrative Agent and the Borrower have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision without the consent of any Lender, and (3) guarantees and related documents executed by the Borrower or any other Loan Party in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented or waived without the consent of any Lender if such amendment, supplement or waiver is delivered in order to (x) comply with local law or advice of local counsel, (y) cure ambiguities, omissions, mistakes or defects or (z) cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.
    Section 12.14.    Headings Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.
    Section 12.15.    Costs and Expenses; Indemnification.
    (a)    Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the Loans, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of a single counsel for the Administrative Agent or any Lender, taken as a whole, (unless there is an actual or perceived conflict of interest, in which case such affected Person, taken as a whole, may be reimbursed for one additional counsel)), and, during the continuance of an Event of Default, shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving the Borrower or any other Loan Party as a debtor thereunder).
    (b)    Indemnification by the Loan Parties. Each Loan Party shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any third party or the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub-agent thereof) and its Related Parties, the administration and enforcement of this Agreement and the other Loan Documents (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving the Borrower or any other Loan Party as a debtor thereunder), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any Environmental Claim or Environmental Liability, including with respect to the actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, related in any way to any Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto (including, without limitation, any settlement arrangement arising from or relating to the foregoing); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This subsection (b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

    (c)    Reimbursement by Lenders. To the extent that (i) the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by any of them to the Administrative Agent (or any sub-agent thereof) or any Related Party or (ii) any liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever are imposed on, incurred by, or asserted against, Administrative Agent or a Related Party in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Administrative Agent or a Related Party in connection therewith, then, in each case, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Percentage at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), or against any Related Party acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 12.3.
    (d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Loan Parties shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, or any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction by final and nonappealable judgment.
    (e)    Payments. All amounts due under this Section shall be payable not later than 10 days after demand therefor.
    (f)    Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.
    Section 12.16.    Set-off. In addition to any rights now or hereafter granted under the Loan Documents or applicable Legal Requirements and not by way of limitation of any such rights, upon the occurrence of any Event of Default, with the prior written consent of the Administrative Agent, each Lender each subsequent holder of any Obligation, and each of their respective affiliates, is hereby authorized by the Borrower and each Guarantor at any time or from time to time, without notice to the Borrower or such Guarantor or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, and in whatever currency denominated, but not including trust accounts) and any other indebtedness at any time held or owing by that Lender, subsequent holder, or affiliate, to or for the credit or the account of the Borrower or such Guarantor, whether or not matured, against and on account of the Obligations then due to that Lender or subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Lender or subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans and other amounts due hereunder shall have become due and payable pursuant to Section 9 and although said obligations and liabilities, or any of them, may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 1.14 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.
    Section 12.17.    Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.
    Section 12.18.    Waiver of Jury Trial. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to any Loan Document or the transactions contemplated thereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.
    Section 12.19.    Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or any of the other Loan Documents invalid or unenforceable.
    Section 12.20.    Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section 12.20 shall govern and control, (b) neither the Borrower nor any Guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to the Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither the Borrower nor any guarantor or endorser shall have any action against the Administrative Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of Borrower’s Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Borrower’s Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on the Borrower’s Obligations had the rate of interest not been limited to the Maximum Rate during such period.
    Section 12.21.    Construction. The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents. The provisions of this Agreement relating to Subsidiaries shall only apply during such times as the Borrower has one or more Subsidiaries.
    Section 12.22.    Lender’s Obligations Several. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity.
    Section 12.23.    Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement, the Notes and the other Loan Documents (except as otherwise specified therein), and the rights and duties of the parties hereto, shall be construed and determined in accordance with the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York) without regard to conflicts of law principles that would require application of the laws of another jurisdiction.
    (b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable Legal Requirements, in such federal court. Each party hereto hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. Nothing in this Agreement or any other Loan Document or otherwise shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any Guarantor or its respective properties in the courts of any jurisdiction.
    (c)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirements, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 12.23(b). Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
    (d)    Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopy or e-mail) in Section 12.8. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Legal Requirements.
    Section 12.24.    USA Patriot Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.
    Section 12.25.     Confidentiality. Each of the Administrative Agent and the Lenders severally agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors to the extent any such Person has a need to know such Information (it being understood that the Persons to whom such disclosure is made will first be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Legal Requirements or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.25, to (A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Parent or any Subsidiary and its obligations, (g) with the prior written consent of the Borrower, (h) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 12.25 or (B) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Parent or any Subsidiary or any of their directors, officers, employees or agents, including accountants, legal counsel and other advisors, (i) on a confidential basis to rating agencies if requested or required by such agencies in connection with a rating relating to the Loans or the Commitments hereunder, (j) so long as the Parent’s report on Form 8-K (or its equivalent) has been filed with the SEC, Gold Sheets and other similar bank trade publications (such information to consist solely of deal terms and other information regarding the credit facilities evidenced by this Agreement customarily found in such publications), or (k) so long as the Parent’s report on Form 8-K (or its equivalent) has been filed with the SEC, to entities which compile and publish information about the syndicated loan market, provided that only basic information about the pricing and structure of the transaction evidenced hereby may be disclosed pursuant to this subsection (k). For purposes of this Section 12.25, “Information” means all information received from the Parent or any of the Subsidiaries or from any other Person on behalf of the Parent or any Subsidiary relating to the Parent or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Parent or any of its Subsidiaries or from any other Person on behalf of the Parent or any of the Subsidiaries.
    Section 12.26.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between any Loan Party and its Subsidiaries and the Administrative Agent or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Administrative Agent or any Lender has advised or is advising any Loan Party or any of its Subsidiaries on other matters, (ii) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between such Loan Parties and their Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (iii) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Administrative Agent and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its Affiliates, or any other Person; (ii) none of the Administrative Agent and the Lenders has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of any Loan Party and its Affiliates, and none of the Administrative Agent and the Lenders has any obligation to disclose any of such interests to any Loan Party or its Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
    Section 12.27.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.     Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto (including any party becoming a party hereto by virtue of an Assignment and Acceptance) acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
    (a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
    (b)    the effects of any Bail-In Action on any such liability, including, if applicable:
    (i)    a reduction in full or in part or cancellation of any such liability;
    (ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
    (iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority
    Section 12.28.    Reserved.
    Section 12.29.    Reserved.
    Section 12.30.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”)

in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
    (a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.A. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States of a state of the United States. Without limitation of the forgoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered party with respect to a Supported QFC or any QFC Credit Support.
    (b)    As used in this Section, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
    (i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);
    (ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or
    (iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
“Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 13.    The Guarantees.
    Section 13.1.    The Guarantees. To induce the Lenders to provide the credits described herein and in consideration of benefits expected to accrue to the Borrower by reason of the Commitments and Loans and for other good and valuable consideration, receipt of which is hereby acknowledged, each Guarantor party hereto (including any Guarantor formed or acquired after the Closing Date executing a separate Guaranty or an Additional Guarantor Supplement in the form attached hereto as Exhibit G or such other form acceptable to the Administrative Agent) hereby unconditionally and irrevocably guarantees, jointly and severally, to the Administrative Agent, the Lenders and their Affiliates, the due and punctual payment of all present and future Obligations, Hedging Liability and Bank Product Obligations, including, but not limited to, the due and punctual payment of principal of and interest on the Loans, Hedging Liability, and Bank Product Obligations, and the due and punctual payment of all other obligations now or hereafter owed by the Borrower under the Loan Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including all interest, costs, fees, and charges after the entry of an order for relief against the Borrower or such other obligor in a case under the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against the Borrower or any such obligor in any such proceeding); provided, however, that with respect to any Guarantor, its Guarantee of Hedging Liability of the Borrower or any Guarantor shall exclude all Excluded Swap Obligations. In case of failure by the Borrower or other obligor punctually to pay any obligations guaranteed hereby, each Guarantor hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by the Borrower or such obligor.
    Section 13.2.    Guarantee Unconditional. The obligations of each Guarantor under this Section 13 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:
    (a)    any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of the Borrower or other obligor or of any other guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;
    (b)    any modification or amendment of or supplement to this Agreement or any other Loan Document or any agreement relating to Hedging Liability or Bank Product Obligations;
    (c)    any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting, the Borrower or other obligor, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of the Borrower or other obligor or of any other guarantor contained in any Loan Document;

    (d)    the existence of any claim, set-off, or other rights which the Borrower or other obligor or any other guarantor may have at any time against the Administrative Agent, any Lender, or any other Person, whether or not arising in connection herewith;
    (e)    any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Borrower or other obligor, any other guarantor, or any other Person or Property;
    (f)    any application of any sums by whomsoever paid or howsoever realized to any obligation of the Borrower or other obligor, regardless of what obligations of the Borrower or other obligor remain unpaid;
    (g)    any invalidity or unenforceability relating to or against the Borrower or other obligor or any other guarantor for any reason of this Agreement or of any other Loan Document or any agreement relating to Hedging Liability or Bank Product Obligations, or any provision of applicable Legal Requirements purporting to prohibit the payment by the Borrower or other obligor or any other guarantor of the principal of or interest on any Loan or any other amount payable under the Loan Documents or any agreement relating to Hedging Liability or Bank Product Obligations; or
    (h)    any other act or omission to act or delay of any kind by the Administrative Agent, any Lender, or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of any Guarantor under this Section 13.
    Section 13.3.    Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor’s obligations under this Section 13 shall remain in full force and effect until the Commitments are terminated, and the principal of and interest on the Loans and all other amounts payable by the Borrower and the Guarantors under this Agreement and all other Loan Documents and, if then outstanding and unpaid, all Hedging Liability and Bank Product Obligations have been paid in full. If at any time any payment of the principal of or interest on any Loan or any other amount payable by the Borrower or other obligor or any Guarantor under the Loan Documents or any agreement relating to Hedging Liability or Bank Product Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or other obligor or of any guarantor, or otherwise, each Guarantor’s obligations under this Section 13 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.
    Section 13.4.    Subrogation. Each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the obligations guaranteed hereby shall have been paid in full subsequent to the termination of all the Commitments. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations, Bank Product Obligations and Hedging Liability and all other amounts payable by the Borrower hereunder and under the other Loan Documents and (y) the termination of the Commitments, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders (and their Affiliates) and shall forthwith be paid to the Administrative Agent for the benefit of the Lenders (and their Affiliates) or be credited and applied upon the Obligations, Bank Product Obligations and Hedging Liability, whether matured or unmatured, in accordance with the terms of this Agreement.
    Section 13.5.    Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and any notice except as specifically provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent, any Lender, or any other Person against the Borrower or other obligor, another guarantor, or any other Person.
    Section 13.6.    Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Section 13 shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under this Section 13 void or voidable under applicable Legal Requirements, including, without limitation, fraudulent conveyance law.
    Section 13.7.    Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower or other obligor under this Agreement or any other Loan Document or any agreement relating to Hedging Liability or Bank Product Obligations, is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or such obligor, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents or any agreement relating to Hedging Liability or Bank Product Obligations, shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.
    Section 13.8.    Benefit to Guarantors. The Borrower and the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Borrower has a direct impact on the success of each Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit hereunder.
    Section 13.9.    Guarantor Covenants. Each Guarantor shall take such action as the Borrower is required by this Agreement to cause such Guarantor to take, and shall refrain from taking such action as the Borrower is required by this Agreement to prohibit such Guarantor from taking.
    Section 13.10.    Subordination. Each Guarantor (each referred to herein as a “Subordinated Creditor”) hereby subordinates the payment of all indebtedness, obligations, and liabilities of the Borrower or any other Guarantor owing to such Subordinated Creditor, whether now existing or hereafter arising, to the indefeasible payment in full in cash of all Obligations, Hedging Liability, and Bank Product Obligations. During the continuance of any Event of Default or Default under Sections 9.1(a), (j) or (k), subject to Section 13.4, any such indebtedness, obligation, or liability of the Borrower or any other Guarantor owing to such Subordinated Creditor shall be enforced and performance received by such Subordinated Creditor as trustee for the benefit of the holders of the Obligations, Hedging Liability, and Bank Product Obligations and, upon the acceleration of the Indebtedness under Section 9.2 or 9.3 hereof, the proceeds thereof shall be paid over to the Administrative Agent for application to the Obligations, Hedging Liability, and Bank Product

Obligations (whether or not then due), but without reducing or affecting in any manner the liability of such Guarantor under this Section 13.
    Section 13.11.    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by the Borrower and each other Guarantor to honor all of its obligations in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section as it relates to such Borrower or other Guarantor, voidable under applicable Legal Requirements relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until discharged in accordance with Section 13.3. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of the Borrower and each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
[Signature Pages to Follow]

This Term Loan Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.
“Borrower”
Centerspace, LP
By:    Centerspace, Inc.
Its:    General Partner
By
    Name
    Title

“Guarantors”
Centerspace, Inc.
By
    Name
    Title

CENTERSPACE
By
    Name
    Title

“Administrative Agent” and “Lenders”
PNC Bank, National Association, as Administrative Agent and as a Lender
By
    Name:
    Title:

[_________], as a Lender
By
    Name:
    Title:

Schedule 1
Loans

Name of Lender	Commitment
PNC Bank, National Association	$65,000,000.00
Associated Bank, National Association	$20,000,000.00
Bank of North Dakota	$15,000,000.00
Total	$100,000,000.00

Schedule 1.1

Initial Unencumbered Asset Pool Properties

See attached.

Schedule 1.2

Existing Liens

None.

Schedule 6.2

Subsidiaries

Subsidiary	Jurisdiction of Organization	Percentage of Issued and Outstanding Shares of Stock	Description of Class of Stock	Number of Shares Issued and Outstanding	Obligations under Material Credit Facility
1.CSR — Bayberry Place, LLC	Minnesota	100%	Membership Interest	N/A	None
1.CSR- Elements, LLC	Minnesota	100%	Membership Interest	N/A	None
1.CSR — Gatewood Waite Park, LLC	Minnesota	100%	Membership Interest	N/A	None
1.CSR — Grove Ridge, LLC	Minnesota	100%	Membership Interest	N/A	None
1.CSR — Legacy Waite Park, LLC	Minnesota	100%	Membership Interest	N/A	None
1.CSR – Lyra Holding, LLC	Minnesota	100%	Membership Interest	N/A	None
1.CSR - Martin Blu, LLC	Minnesota	100%	Membership Interest	N/A	None
1.CSR — New Hope Hillsboro, LLC	Minnesota	100%	Membership Interest	N/A	None
1.CSR — New Hope Village, LLC	Minnesota	100%	Membership Interest	N/A	None
1.CSR — Palisades, LLC	Minnesota	100%	Membership Interest	N/A	None
1.CSR — Plymouth Pointe, LLC	Minnesota	100%	Membership Interest	N/A	None
1.CSR — Pointe West, LLC	Minnesota	100%	Membership Interest	N/A	None
1.CSR — River Pointe, LLC	Minnesota	100%	Membership Interest	N/A	None
1.CSR – SME, LLC	Minnesota	100%	Membership Interest	N/A	None
1.CSR — Southdale Parc, LLC	Minnesota	100%	Membership Interest	N/A	None
1.CSR — The Calhoun, LLC	Minnesota	100%	Membership Interest	N/A	None
1.CSR — West Calhoun, LLC	Minnesota	100%	Membership Interest	N/A	None
1.CSR — Windsor Gates, LLC	Minnesota	100%	Membership Interest	N/A	None
1.CSR — Wingate Realty, LLC	Minnesota	100%	Membership Interest	N/A	None
1.CSR — Woodhaven Group, LLC	Minnesota	100%	Membership Interest	N/A	None
1.CSR — Woodland Pointe, LLC	Minnesota	100%	Membership Interest	N/A	None

1.CSR – Zest, LLC	Minnesota	100%	Membership Interest	N/A	None
1.IRET — Canyon Lake, LLC	North Dakota	100%	Membership Interest	N/A	None
1.IRET — Cardinal Point, LLC	North Dakota	100%	Membership Interest	N/A	None
1.IRET — Cimarron Hills, LLC	North Dakota	100%	Membership Interest	N/A	None
1.IRET-Cypress Court Apartments, LLC	North Dakota	86.06%	Membership Interest	N/A	None
1.IRET – Grandeville, LLC	North Dakota	100%	Membership Interest	N/A	None
1.IRET – Ironwood, LLC	Minnesota	100%	Membership Interest	N/A	None
1.IRET-QR, LLC	Delaware	100%	Membership Interest	N/A	None
1.IRET-Quarry Ridge, LLC	Delaware	100% owned by IRET- QR, LLC	Membership Interest	N/A	None
1.IRET-RED 20, LLC	North Dakota	100%	Membership Interest	N/A	None
1.IRET – SH1, LLC	North Dakota	100%	Membership Interest	N/A	None
1.IRET — South Fork Apartments, LLC	North Dakota	100%	Membership Interest	N/A	None
1.IRET — Thomasbrook Apartments, LLC	North Dakota	100%	Membership Interest	N/A	None
1.IRET — West Stonehill Apartments, LLC	North Dakota	100%	Membership Interest	N/A	None
1.IRET — Whispering Ridge Apartments, LLC	Delaware	100%	Membership Interest	N/A	None
1.IRET-71 France, LLC	North Dakota	100%	Membership Interest	N/A	None

Schedule 8.8

Investments

None.

Exhibit A-1
Loan Disbursement Authorization

[TO BE USED FOR LOAN DISBURSEMENTS ON THE CLOSING DATE]

Loan Fee and
Disbursement Authorization

To:	PNC Bank, National Association	Date: _______________________
500 First Avenue
Pittsburgh, PA 15219

Re:    $100,000,000 loan (the “Loan”) to the undersigned evidenced by the Term Loan Agreement, dated as of [______], 2022, among Centerspace, LP, a North Dakota limited partnership (the “Borrower”), the Guarantors from time to time party thereto, the lenders from time to time party thereto and PNC Bank, National Association, as Administrative Agent

[TO ADVANCE LOAN PROCEEDS: Complete this section only if a disbursement is being made; otherwise delete this section.]
You are hereby authorized to make a disbursement of all or a portion of the proceeds of the Loan as follows (check one):

Credit the undersigned’s demand deposit account with PNC Bank, Account Number ______________________, in the amount of $__________.

Apply $__________ to loan with PNC Bank, in the name of [the undersigned / ____________], Loan Number ______________________.

Wire transfer funds in the amount of $___________ to [include the following bracketed text as needed to describe the wire transfer; otherwise delete][____________________________ insert name of outside lender] to pay [and satisfy in full][down] Loan/Account No. _____________ in the name of [the undersigned][___________________________ insert other account holder if not the undersigned] as follows]:

__________________________________________________    ________________________
Bank                                ABA Transit Number
__________________________________________________    ________________________
Account Title                            Account Number

[Include the following only if additional funds are needed; otherwise delete.]
By signing below, the undersigned acknowledges and agrees that the undersigned shall deliver to you, at or prior to closing, additional good funds in the amount of $______________, in the following manner (check one):

Check in the above amount delivered simultaneously herewith.

Please debit my PNC Bank Account Number .

[TO PAY FEES: Complete only the fees that apply to this transaction. If there are no fees, delete starting with this instruction and continuing up to but not including the last paragraph of this authorization.]
You are hereby authorized and directed to pay the following expenses with respect to the Loan (and any other expenses not listed below that you may incur with respect to the Loan that are authorized pursuant to the loan documents for the Loan) in the manner indicated below:

Loan Closing Fee    $__________
Commitment Fee    $__________
Amendment Fee    $__________
Renewal Fee    $__________
Attorney Fee    $__________
UCC Lien Search Fees    $__________
UCC Recording/Filing Fees    $__________
UCC Recording/Filing Packaging Fee    $__________
Real Estate Title Search    $__________
Title Insurance    $__________
Appraisal Fee    $__________
Mortgage Recording/Filing Fees    $__________
Mortgage Recording/Filing Packaging Fee    $__________
Real Estate Recordation Tax    $__________
Motor Vehicle Title Fee    $__________

Florida Doc Stamp Taxes     $__________
Florida Doc Stamp and Intangible Taxes    $__________
Other……………………    $__________

TOTAL:    $__________

Please pay the above charges in the following manner (check one):

Check in the above amount delivered simultaneously herewith.

Please debit my PNC Bank Account Number .

Please make an additional advance under the Loan in the amount of the above charges.

Other (specify) _____________________________________.

Each person signing below is authorized to make this request, and you are entitled to rely conclusively on the above instructions to make disbursements in the amount and manner specified.
Centerspace, LP
By:    Centerspace, Inc.
Its:    General Partner
By
    Name
    Title

[TO BE USED FOR LOAN DISBURSEMENTS AFTER THE CLOSING DATE]

Loan Fee and
Disbursement Authorization

To:	PNC Bank, National Association	Date: _______________________
500 First Avenue
Pittsburgh, PA 15219

Re:    $100,000,000 loan (the “Loan”) to the undersigned evidenced by the Term Loan Agreement, dated as of November 22, 2022, among Centerspace, LP, a North Dakota limited partnership (the “Borrower”), the Guarantors from time to time party thereto, the lenders from time to time party thereto and PNC Bank, National Association, as Administrative Agent

You are hereby authorized to make a disbursement of all or a portion of the proceeds of the Loan as follows (check one):

Credit the undersigned’s demand deposit account with PNC Bank, Account Number ______________________, in the amount of $__________.

Apply $__________ to loan with PNC Bank, in the name of [the undersigned / ____________], Loan Number ______________________.

Wire transfer funds in the amount of $___________ to [include the following bracketed text as needed to describe the wire transfer; otherwise delete][____________________________ insert name of outside lender] to pay [and satisfy in full][down] Loan/Account No. _____________ in the name of [the undersigned][___________________________ insert other account holder if not the undersigned] as follows]:

__________________________________________________    ________________________
Bank                                ABA Transit Number
__________________________________________________    ________________________
Account Title                            Account Number

Each person signing below is authorized to make this request, and you are entitled to rely conclusively on the above instructions to make disbursements in the amount and manner specified.
Centerspace, LP
By:    Centerspace, Inc.
Its:    General Partner
By
    Name
    Title

Exhibit A-2
Transaction Administration Letter

[______], 2022

PNC Bank, National Association
Firstside Center
500 First Avenue, Fourth Floor
Mail Stop: P7-PF56-04-V
Pittsburgh, PA 15219
Telephone: (412) 807-6421
aimee.ford@pnc.com

RE:    Designation of Administrators

Ladies and Gentlemen:

This Transaction Administration Letter (the “Letter”) is delivered to PNC BANK, NATIONAL ASSOCIATION (“Bank”) and any and all other direct or indirect subsidiaries of The PNC Financial Services Group, Inc. (individually and collectively, together with the Bank, “PNC”) in connection with resolutions adopted by CENTERSPACE, LP (the “Company”) and delivered to PNC from time to time (collectively, and as may have been or may be modified, the “Resolutions”). The undersigned signatory certifies that, he or she is duly authorized and empowered to (a) designate Administrator(s) (as defined below), and (b) execute and deliver this Letter on behalf of the Company. PNC may rely upon this Letter until contrary instructions are received from the Company, and PNC has had a reasonable time to act on the new instructions.

The Company hereby designates any one (1) individual holding one of the titles set forth below (each an “Administrator”):

TITLE

to take Transaction Administration Actions. As used herein, “Transaction Administration Actions” shall mean:

All Administrative Actions - request multiple draws or advances or issuance of letters of credit under an extension of credit, submit interest rate elections and rate reset elections, and perform all other actions and execute all such documents on behalf of the Company as are necessary for the administration of the transactions contemplated by the Resolutions.

The designations made in this Letter are in addition to any previous designations pursuant to the Resolutions and/or any separate Transaction Administration Letter or Delegation and Email Authorization Letter which have not been revoked in writing.

PNC is hereby authorized to communicate with any person purporting to be a person authorized to act hereunder (including communications relating to Transaction Administration Actions) by (i) telephone, (ii) in writing (which includes by means of electronic transmission (i.e., “e-mail”) or facsimile transmission), or (iii) the telex, tested in accordance with such testing procedures as may be established between the Company and PNC from time to time.

Each of the persons named below is a duly appointed, qualified Administrator and holds the office, title or status with the Company specified below:

Title (Required) (must match titles listed above)	Name (Required)	Email Address(es) (Optional)	Telephone Number (Optional)

[Remainder of Page Intentionally Left Blank]

Very truly yours,

Centerspace, LP
By:    Centerspace, Inc.
Its:    General Partner
By
    Name
    Title

Exhibit B
Notice of Borrowing
Date:    , ____
To:    PNC Bank, National Association, as Administrative Agent under the Term Loan Agreement described below
Ladies and Gentlemen:
Reference is made to the Term Loan Agreement, dated as of November 22, 2022, among Centerspace, LP, a North Dakota limited partnership (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and PNC Bank, National Association, as Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Term Loan Agreement. The Borrower hereby gives you notice irrevocably, pursuant to Section 1.6 of the Term Loan Agreement, of the Borrowing specified below:
    1.    The Business Day of the proposed Borrowing is ___________, ____.
    2.    The aggregate amount of the proposed Borrowing is $______________.
    3.    The Borrowing is being advanced under the Credit pursuant to Section 1.1 of the Term Loan Agreement.
    4.    The Borrowing is to be comprised of $___________ of [Base Rate] [Daily Simple SOFR] [Term SOFR] Loans.
    [5.    The duration of the Interest Period for the Term SOFR Loans included in the Borrowing shall be ____________ months.]
[Signature Page to Follow]

The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, immediately before and after giving effect thereto and to the application of the proceeds therefrom:
    (a)    each of the representations and warranties set forth in the Term Loan Agreement and in the other Loan Documents are and will be true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as of said time, except to the extent the same expressly relate to an earlier date, in which case the same shall be true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as of such earlier date; and
    (b)    no Default or Event of Default has occurred and is continuing or would occur as a result of such Credit Event.
Centerspace, LP, a North Dakota limited partnership
By:    Centerspace, Inc.
Its:    General Partner
By
    Name
    Title

Exhibit C
Notice of Continuation/Conversion
Date: ____________, ____
To:    PNC Bank, National Association, as Administrative Agent under the Term Loan Agreement described below
Ladies and Gentlemen:
Reference is made to the Term Loan Agreement, dated as of November 22, 2022, among Centerspace, LP, a North Dakota limited partnership (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and PNC Bank, National Association, as Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Term Loan Agreement. The Borrower hereby gives you notice irrevocably, pursuant to Section 1.6 of the Term Loan Agreement, of the [conversion] [continuation] of the Loans specified herein, that:
    1.    The conversion/continuation Date is __________, ____.
    2.    The aggregate amount of the Loans (the “Applicable Loans”) to be [converted] [continued] is $______________.
    3.    The Applicable Loans are to be [converted into] [continued as] [Daily Simple SOFR] [Term SOFR] [Base Rate] Loans.
    4.    [If applicable:] The duration of the Interest Period for the Applicable Loans included in the [conversion] [continuation] shall be _________ months.
The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the proposed conversion/continuation date, immediately before and after giving effect thereto and to the application of the proceeds therefrom:
    (a)    each of the representations and warranties set forth in the Term Loan Agreement and in the other Loan Documents are and will be true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as of said time, except to the extent the same expressly relate to an earlier date, in which case the same shall be true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as of such earlier date; and

    (b)    no Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].
Centerspace, LP, a North Dakota limited partnership
By:    Centerspace, Inc.
Its:    General Partner
By
    Name
    Title

Exhibit D

Note
U.S. $_______________    __________, 20__
For Value Received, the undersigned, Centerspace, LP, a North Dakota limited partnership (the “Borrower”), hereby promises to pay to ____________________ (the “Lender”) or its permitted assigns on the Termination Date of the hereinafter defined Term Loan Agreement, at the principal office of the Administrative Agent in Pittsburgh, Pennsylvania (or such other location as the Administrative Agent may designate to the Borrower), in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Term Loan Agreement, together with interest on the principal amount of each Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Term Loan Agreement.
This Note (this “Note”) is one of the Notes referred to in the Term Loan Agreement, dated as of November 22, 2022, among the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and PNC Bank, National Association, as Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Term Loan Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Term Loan Agreement. This Note shall be construed and determined in accordance with the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York) without regard to conflicts of law principles that would require application of the laws of another jurisdiction.
Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Term Loan Agreement.
[Signature Page Follows]

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.
Centerspace, LP, a North Dakota limited partnership
By:    Centerspace, Inc.
Its:    General Partner
By
    Name
    Title

Exhibit E
Compliance Certificate
To:    PNC Bank, National Association, as Administrative Agent under the Term Loan Agreement described below
This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to that certain Term Loan Agreement, dated as of November 22, 2022, among Centerspace, LP, a North Dakota limited partnership (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and PNC Bank, National Association, as Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Term Loan Agreement.
The Borrower hereby certifies that:
    1.    I am the duly elected [chief executive officer] / [chief financial officer] / [treasurer] / [controller] of the Borrower;
    2.    I have reviewed the terms of the Term Loan Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Loan Parties and their Subsidiaries during the accounting period covered by the attached financial statements;
    3.    Except to the extent previously disclosed pursuant to the requirements of Section 8.5(e) of the Term Loan Agreement, the examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default as of the date of this Compliance Certificate, except as set forth below;
    4.    The financial statements required by Section 8.5 of the Term Loan Agreement and being furnished to you concurrently with this Compliance Certificate have been prepared in accordance with GAAP [and present fairly in all material respects in accordance with GAAP the consolidated financial condition of the Parent and its Subsidiaries as of the close of such Fiscal Year] OR (subject to the absence of footnote disclosures and year-end audit adjustments) and present fairly in all material respects in accordance with GAAP the consolidated financial condition of the Parent and its Subsidiaries as of the close of such Fiscal Quarter]; and

    5.    The Schedule I hereto sets forth financial data and computations evidencing the Borrower’s compliance with Section 8.20 of the Term Loan Agreement and certain other covenants, all of which data and computations are, to the best of my knowledge, true, complete and correct in all material respects and have been made in accordance with the relevant Sections of the Term Loan Agreement.
    6.    Schedule II hereto sets forth any updates to Schedule 6.2 subsequent to the delivery of the last Compliance Certificate submitted pursuant to the Term Loan Agreement.
Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of __________________ 20__.
Centerspace, LP
By:    Centerspace, Inc.
Its:    General Partner
By
    Name
    Title

Schedule I
to Compliance Certificate
_________________________________________________
Compliance Calculations
for Term Loan Agreement dated as of November 22, 2022
Calculations as of _____________, _______

A. Maximum Consolidated Leverage Ratio (Section 8.20(a))
1. Total Indebtedness as of such date	$___________
2. Total Asset Value as of such date (as calculated on Exhibit A hereto)	___________
3. Ratio of Line A1 to Line A2	____:1.00
4. Line A3 must not exceed	[0.60][0.65]:1.00
5. The Borrower is in compliance (circle yes or no)	yes/no
B. Maximum Consolidated Secured Leverage Ratio (Section 8.20(b))
1. Total Secured Indebtedness as of such date	$___________
2. Total Asset Value as of such date (as calculated on Exhibit A hereto)	___________
3. Ratio of Line B1 to Line B2	____:1.00
4. Line B3 must not exceed	0.40:1.00
5. The Borrower is in compliance (circle yes or no)	yes/no
C. Maximum Total Unsecured Indebtedness to Aggregate Unencumbered Asset Pool Value Ratio (Section 8.20(c))
1. Total Indebtedness	$___________
2. Total Secured Indebtedness	$___________
3. Line C1 minus Line C2 (“Total Unsecured Indebtedness”) as of such date	$___________

4. Unencumbered Asset Pool Value of all Unencumbered Asset Pool Properties (as calculated on Exhibit C hereto)	___________
5. Ratio of Line C3 to Line C4	____:1.00
6. Line C5 must not exceed	[0.60] [0.65]:1.00
7. The Borrower is in compliance (circle yes or no)	yes/no
D. Maximum Other Recourse Debt to Total Asset Value Ratio (Section 8.20(d))
1. Other Recourse Debt as of such date	$___________
2. Total Asset Value as of such date (as calculated on Exhibit A hereto)	___________
3. Ratio of Line D1 to Line D2	____:1.00
4. Line D3 shall not exceed	0.15:1.00
5. The Borrower is in compliance (circle yes or no)	yes/no
E. Minimum Fixed Charge Coverage Ratio (Section 8.20(e))
1. Net income (or loss) for such period	$___________
To the extent included as an expense in the calculation of net income (or loss)
2. Depreciation and amortization expense for such period	___________
3. Interest Expense for such period	___________
4. Income tax expense (including any interest or penalties related to the foregoing) for such period	___________
5. Extraordinary, unrealized, or non-recurring losses, including impairment charges and reserves for such period	___________
6. Sum of Lines E2 through E5	___________
7. Funds received by the Borrower or a Subsidiary as rent but which are reserved for capital expenses for such period	___________

8. Extraordinary or unrealized gains on the sale of assets for such period	___________
9. Income tax benefits for such period	___________
10. Interest income for such period
11. Sum of Lines E7 through E10	___________
12. Line E1 plus Line E6 minus Line E11 (“EBITDA”)	___________
13. Aggregate Annual Capital Expenditure Reserves	___________
14. Line E12 minus Line E13 (“Adjusted EBITDA”)	___________
15. Interest Expense for such period	___________
16.    Scheduled principal amortization paid on Total Indebtedness for such period (exclusive of (x) any balloon payments or prepayments of principal paid on such Total Indebtedness, (y) principal amortization paid on any Total Indebtedness paid in full with proceeds of the initial Loans on or about the Closing Date, and (z) principal amortization paid on any Total Indebtedness paid in full on or about the date on which the Borrower complies with Section 8.25 of the Term Loan Agreement)
___________
17. Line E15 plus Line E16 (“Debt Service”)	___________
18. Cash income taxes paid during such period	___________
19. Dividends on preferred equity made during such period (exclusive of dividends paid on preferred equity that is redeemed on or about the Closing Date)	___________
20. Payments of base rent under Ground Leases made during such period, unless such payments are deducted from Property NOI and EBITDA	___________
21. Sum of Lines E17 through E20 (“Fixed Charges”)	___________
22. Ratio of Line E14 to Line E21	____:1.00
23. Line E22 shall not be less than	1.50:1.00

24. The Borrower is in compliance (circle yes or no)	yes/no
F. Minimum Tangible Net Worth (Section 8.20(f))
1. Total stockholders’ equity reflected on the Parent’s consolidated balance sheet for such period	$___________
2. Accumulated depreciations and amortization expense for such period	___________
3. All amounts appearing on the assets side of the Parent’s consolidated balance sheet for assets representing an intangible asset under GAAP for such period	___________
4. Line F1 plus Line F2 minus Line F3 (“Tangible Net Worth”)	___________
5. Aggregate net proceeds received by the Parent or any of its Subsidiaries after the Closing Date in connection with any offering of Stock or Stock Equivalents	___________
6. 75% of Line F5	___________
7. Required Tangible Net Worth ($952,621,000 plus Line F6)	___________
8. Line F4 shall not be less than Line F7	___________
9. The Borrower is in compliance (circle yes or no)	yes/no
G. Minimum Unencumbered Property NOI to Unsecured Interest Expense Ratio (Section 8.20(g))
1. Aggregate Property NOI attributable to the Unencumbered Asset Pool Properties for the last 4 quarters	$___________
2. Unsecured Interest Expense for the last 4 quarters	$___________
3. Ratio of Line G1 to G2	____:1.00
4. Line G3 ratio shall not be less than	1.75:1.00
5. The Borrower is in compliance (circle yes or no)	yes/no

H. Ordinary Dividends (Section 8.24(a))
1.    Aggregate amount of Restricted Payments made by the Borrower to its equity holders during such period (which for the sake of clarity shall exclude those Restricted Payments otherwise permitted under Section 8.24(c))
$___________
2. MFFO for such period	___________
3. ____% of Line H2 (refer to Section 8.24(a))	___________
4. Amount necessary for the Parent to be able to make distributions required to maintain its status as a REIT (i.e., to satisfy the distribution requirements set forth in Section 857(a) of the Code)	___________
5. Greater of Line H3 and Line H4	___________
6. Line H1 shall not exceed Line H5
7. The Borrower is in compliance (circle yes or no)	yes/no
I. Special Dividends (Section 8.24(c))
1. Aggregate amount of Restricted Payments made by the Borrower to its equity holders from capital gains from the sale, transfer, lease or other disposition of its Property during such period	$___________
J. Stock Buy-Back (Section 8.24(f))
1. Aggregate amount of Restricted Payments for the direct or indirect purchase, redemption or other acquisition or retirement of any of the Parent’s Stock since the Closing Date	$___________
2. Line J1 shall not exceed	$50,000,000
3. The Borrower is in compliance (circle yes or no)	yes/no

Exhibit A
to
Schedule I
to Compliance Certificate
of Centerspace, LP
This Exhibit A is attached to Schedule I to the Compliance Certificate of Centerspace, LP, a North Dakota limited partnership, dated ___________, 20___ and delivered to PNC Bank, National Association, as Administrative Agent, and the Lenders party to the Term Loan Agreement referred to therein.
A.    Real Properties (other than Development Assets or Land Assets) owned for less than Four (4) full Fiscal Quarters:

Property	A. Purchase Price	B. Ownership Share	C. A multiplied by B
	$ _________.__	______%	$ _________.__
	$ _________.__	______%	$ _________.__
	$ _________.__	______%	$ _________.__
	$ _________.__	______%	$ _________.__
Total:	$ _________.__	______%	$ _________.__
B.    Real Properties owned for four (4) full fiscal quarters or more and Included Development Assets (other than Development Assets or Land Assets):

Property	A. Property NOI (as calculated on Exhibit B)	B. Capitalization Rate	C. A divided by B
	$ _________.__	____%	$ _________.__
	$ _________.__	____%	$ _________.__
	$ _________.__	____%	$ _________.__
	$ _________.__	____%	$ _________.__
Total:			$ _________.__

C.    Joint Ventures1:

Property	A. Property NOI (as calculated on Exhibit B)	B. Capitalization Rate	C. A divided by B
	$ _________.__	____%	$ _________.__
	$ _________.__	____%	$ _________.__
	$ _________.__	____%	$ _________.__
	$ _________.__	____%	$ _________.__
Total:			$ _________.__
D.    Development Assets (other than Included Development Assets) 2:

Property	A. Undepreciated Book Value	B. Ownership Share	C. A multiplied by B
	$ _________.__	______%	$ _________.__
	$ _________.__	______%	$ _________.__
	$ _________.__	______%	$ _________.__
	$ _________.__	______%	$ _________.__
Total:	$ _________.__	______%	$ _________.__
1 Not to exceed 10% of Total Asset Value.
2 Not to exceed 10% of Total Asset Value.

E.    Land Assets3:

Property	Undepreciated Book Value	B. Ownership Share	C. A multiplied by B
	$ _________.__	______%	$ _________.__
	$ _________.__	______%	$ _________.__
	$ _________.__	______%	$ _________.__
	$ _________.__	______%	$ _________.__
Total:	$ _________.__	______%	$ _________.__
F.    Mortgage Receivables4:

Property	Undepreciated Book Value	B. Ownership Share	C. A multiplied by B
	$ _________.__	______%	$ _________.__
	$ _________.__	______%	$ _________.__
	$ _________.__	______%	$ _________.__
	$ _________.__	______%	$ _________.__
Total:	$ _________.__	______%	$ _________.__
3 Not to exceed 5% of Total Asset Value.
4 Not to exceed 10% of Total Asset Value.

G.    Notes Receivable (other than Mortgage Receivables)5,6:

Property	Lower of Cost or Undepreciated Book Value	B. Ownership Share	C. A multiplied by B
	$ _________.__	______%	$ _________.__
	$ _________.__	______%	$ _________.__
	$ _________.__	______%	$ _________.__
	$ _________.__	______%	$ _________.__
Total:	$ _________.__	______%	$ _________.__
H.    Aggregate Amount of all 1031 Cash Proceeds and all Unrestricted Cash and Cash Equivalents equals7:     $________________.
Total Asset Value (sum of A through H) equals:     $________________.

5 Not to exceed 5% of Total Asset Value.
6 Sum of Joint Ventures (C), Development Assets (D), Land Assets (E), Mortgage Receivables (F) and other notes receivables not to exceed 25% of Total Asset Value.
7 Not to exceed 10% of Total Asset Value to the extent such amounts over 5% are attributable to 1031 Cash Proceeds.

Exhibit B
to
Schedule I
to Compliance Certificate
of Centerspace, LP
This Exhibit B is attached to Schedule I to the Compliance Certificate of Centerspace, LP, a North Dakota limited partnership, dated _____________, 20___ and delivered to PNC Bank, National Association, as Administrative Agent, and the Lenders party to the Term Loan Agreement referred to therein.

Property	Property Income for the Rolling Period	Minus	Property Expenses for the Rolling Period
	$ ________.__	—	$ ________.__
	$ ________.__	—	$ ________.__
	$ ________.__	—	$ ________.__
	$ ________.__	—	$ ________.__

Minus	Annual Capital Expenditure Reserve for the Rolling Period	equals	100% of Property NOI for the Rolling Period	Multiplied by	Ownership Share
—	$ ________.__	=		—
—	$ ________.__	=		—
—	$ ________.__	=		—
—	$ ________.__	=		—

equals	Ownership Share of Property NOI for the Rolling Period
=
=
=
=
Total Property NOI for all Properties:    $_____________

Exhibit C
to
Schedule I
to Compliance Certificate
of Centerspace, LP
This Exhibit C to Schedule I is attached to the Compliance Certificate of Centerspace, LP, a North Dakota limited partnership, for the Unencumbered Asset Pool Determination Date of _____________, 20____ and delivered to PNC Bank, National Association, as Administrative Agent, and the Lenders party to the Term Loan Agreement referred to therein.
Unencumbered Asset Pool Value:

A. Unencumbered Asset Pool Value[8]
1.    With respect to all Unencumbered Asset Pool Properties owned by any Loan Party for less than or equal to twelve (12) months (excluding Included Development Assets), the purchase price of such Unencumbered Asset Pool Properties
$___________
2.    With respect to each other Unencumbered Asset Pool Property (including Included Development Assets), the quotient of (x) the consolidated Property NOI (as set forth on Exhibit B to Schedule I to Compliance Certificate) of such Unencumbered Asset Pool Property for the most recent Rolling Period divided by (y) the Capitalization Rate applicable for such Unencumbered Asset Pool Property
$___________
3. Line A1 plus Line A2 (“Unencumbered Asset Pool Value”)	$___________
Unencumbered Asset Pool Requirements:
8 Unencumbered Asset Pool Value attributable to any Non-Wholly Owned Unencumbered Asset Pool Properties shall be adjusted to be limited to (i) the Borrower or any Guarantor’s Ownership Share of such Non-Wholly Owned Unencumbered Asset Pool Properties as of such date multiplied by (ii) the applicable purchase price or Property NOI.

A. Minimum Eligible Properties
1. Number of Eligible Properties in Unencumbered Asset Pool	___________
2. Line A1 shall not be less than	25
3. The Borrower is in compliance (circle yes or no)	yes/no
B. Minimum Weighted Average Occupancy Rate
1. Weighted average (based on Unencumbered Asset Pool Value) Occupancy Rate of all Unencumbered Asset Pool Properties	___________%
2. Line B1 shall not be less than	90%
3. The Borrower is in compliance (circle yes or no)	yes/no
C. Concentration Limits
1. No individual Unencumbered Asset Pool Property may represent more than 20% of the Unencumbered Asset Pool Value
2. The Borrower is in compliance (circle yes or no)	yes/no
3. Percentage of Unencumbered Asset Pool Properties that are Non-Wholly Owned Unencumbered Asset Pool Properties	___%
4. Line C3 shall not be more than	20%
5. The Borrower is in compliance (circle yes or no)	yes/no

Attached to this Exhibit C is a schedule showing reasonably detailed calculations for the Concentration Limits certifications set forth above.

Exhibit F

Assignment and Acceptance
Dated _____________, _______
Reference is made to the Term Loan Agreement, dated as of November 22, 2022, among Centerspace, LP, a North Dakota limited partnership (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and PNC Bank, National Association, as Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Term Loan Agreement.
______________________________________________________ (the “Assignor”) and _________________________ (the “Assignee”) agree as follows:
    1.    The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the amount and specified percentage interest shown on Annex I hereto of the Assignor’s rights and obligations under the Term Loan Agreement as of the Effective Date (as defined below), including, without limitation, the Assignor’s Commitments, if any, as in effect on the Effective Date and the Loans owing to the Assignor on the Effective Date.
    2.    The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien, or encumbrance of any kind; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Term Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Term Loan Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of their respective obligations under the Term Loan Agreement or any other instrument or document furnished pursuant thereto.
    3.    The Assignee (i) confirms that it has received a copy of the Term Loan Agreement, together with copies of the most recent financial statements delivered to the Lenders pursuant to Section 8.5(a) and (c) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Term Loan Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Term

Loan Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Term Loan Agreement are required to be performed by it as a Lender; and (v) specifies as its lending office (and address for notices) the offices set forth on its Administrative Questionnaire.
    4.    As consideration for the assignment and sale contemplated in Annex I hereof, the Assignee shall pay to the Assignor on the Effective Date in Federal funds the amount agreed upon between them. It is understood that commitment and/or letter of credit fees accrued to the Effective Date with respect to the interest assigned hereby are for the account of the Assignor and such fees accruing from and including the Effective Date are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Term Loan Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party’s interest therein and shall promptly pay the same to such other party.
    5.    The effective date for this Assignment and Acceptance shall be ___________ (the “Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent and, if required, the Borrower.
    6.    Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Term Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Term Loan Agreement.
    7.    Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments under the Term Loan Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Term Loan Agreement for periods prior to the Effective Date directly between themselves.
[Signature Page to Follow]
8.    This Assignment and Acceptance shall be governed by, and construed in accordance with, the internal laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York).
[Assignor Lender]

By
    Name
    Title
[Assignee Lender]
By
    Name
    Title
[Accepted and consented this ____ day of _____________]
Centerspace, LP, a North Dakota limited partnership
By:    Centerspace, Inc.
Its:    General Partner
By
    Name
    Title
Accepted and consented to by the Administrative
Agent this ___ day of ________
PNC Bank, National Association, as Administrative Agent
By
    Name
    Title

Annex I
to Assignment and Acceptance
The Assignee hereby purchases and assumes from the Assignor the following interest in and to all of the Assignor’s rights and obligations under the Term Loan Agreement as of the effective date.

Facility Assigned	Aggregate Applicable Commitment/Loans for All Lenders	Amount of Applicable Commitment/Loans Assigned	Percentage Assigned of Applicable Commitment/Loans
Credit	$ _________.__	$ _________.__	_____%

Exhibit G
Additional Guarantor Supplement
______________, ___
To:    PNC Bank, National Association, as Administrative Agent under the Term Loan Agreement described below
Ladies and Gentlemen:
Reference is made to the Term Loan Agreement, dated as of November 22, 2022, among Centerspace, LP, a North Dakota limited partnership (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and PNC Bank, National Association, as Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Term Loan Agreement.
The undersigned, [name of Subsidiary Guarantor], a [jurisdiction of incorporation or organization] hereby elects to be a “Guarantor” for all purposes of the Term Loan Agreement, effective from the date hereof. The undersigned confirms that each of the representations and warranties set forth in Section 6 of the Term Loan Agreement in respect of a Guarantor are true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as to the undersigned as of the date hereof and the undersigned shall comply with and perform each of the covenants and obligations set forth in, and to be bound in all respects by the terms of, the Term Loan Agreement that are applicable to a Guarantor, including, without limitation, the provisions of Sections 8 and 13 of the Term Loan Agreement that are applicable to a Guarantor, in each case, to the same extent and with the same force and effect as if the undersigned were a signatory party thereto.
The undersigned acknowledges that this Agreement shall be effective upon its execution and delivery by the undersigned to the Administrative Agent, and it shall not be necessary for the Administrative Agent or any Lender, or any of their Affiliates entitled to the benefits hereof, to execute this Agreement or any other acceptance hereof. This Agreement shall be construed and determined in accordance with the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York) without regard to conflicts of law principles that would require application of the laws of another jurisdiction.

Very truly yours,
[Name of Subsidiary Guarantor]
By
    Name
    Title

Exhibit H
[Reserved]

Exhibit I-1
[Form of]
U.S. Tax Compliance Certificate
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Term Loan Agreement dated as of November 22, 2022 (as extended, renewed, amended or restated from time to time, the “Term Loan Agreement”) among Centerspace, LP, a North Dakota limited partnership, the Lenders party thereto, and PNC Bank, National Association, as Administrative Agent (the “Administrative Agent”). Terms defined in the Term Loan Agreement are used herein with the same meaning.
Pursuant to the provisions of Section 12.1 of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[Name of Lender]
By:
    Name:
    Title:
Date:        , 20[_]

Exhibit I-2
[Form of]
U.S. Tax Compliance Certificate
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Term Loan Agreement dated as of November 22, 2022 (as extended, renewed, amended or restated from time to time, the “Term Loan Agreement”) among Centerspace, LP, a North Dakota limited partnership, the Lenders party thereto, and PNC Bank, National Association, as Administrative Agent (the “Administrative Agent”). Terms defined in the Term Loan Agreement are used herein with the same meaning.
Pursuant to the provisions of Section 12.1 of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[Name of Participant]
By:
    Name:
    Title:
Date:        , 20[_]

Exhibit I-3
[Form of]
U.S. Tax Compliance Certificate
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Term Loan Agreement dated as of November 22, 2022 (as extended, renewed, amended or restated from time to time, the “Term Loan Agreement”) among Centerspace, LP, a North Dakota limited partnership, the Lenders party thereto, and PNC Bank, National Association, as Administrative Agent (the “Administrative Agent”). Terms defined in the Term Loan Agreement are used herein with the same meaning.
Pursuant to the provisions of Section 12.1 of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[Name of Participant]
By:
    Name:
    Title:
Date:        , 20[_]

Exhibit I-4
[Form of]
U.S. Tax Compliance Certificate
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Term Loan Agreement dated as of November 22, 2022 (as extended, renewed, amended or restated from time to time, the “Term Loan Agreement”) among Centerspace, LP, a North Dakota limited partnership, the Lenders party thereto, and PNC Bank, National Association, as Administrative Agent (the “Administrative Agent”). Terms defined in the Term Loan Agreement are used herein with the same meaning.
Pursuant to the provisions of Section 12.1 of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Term Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[Name of Lender]
By:
    Name:
    Title: